RESTATED SALE AND PURCHASE AGREEMENT

                                     among

                     AVECIA INVESTMENTS LIMITED AND OTHERS

                                      and

                             ARCH CHEMICALS, INC.

                 relating to the Avecia Pool and Spa Business
                      and Protection and Hygiene Business



               dated 8th March 2004, restating an agreement made

                     between the parties on 4th March 2004
                    ---------------------------------------

                                   CONTENTS

1.  DEFINITIONS AND INTERPRETATION/SCHEDULES..........................1

2.  AGREEMENT TO SELL AND PURCHASE/ASSUMPTION OF LIABILITIES..........1

3.  CONDITIONS PRECEDENT/TERMINATION RIGHTS...........................4

4.  CONSIDERATION.....................................................9

5.  GAP PERIOD UNDERTAKINGS..........................................17

6.  COMPLETION/STATUS OF LOCAL AGREEMENTS............................22

7.  WARRANTIES AND LIMITATIONS.......................................24

8.  CLAIMS PROCEDURE.................................................28

9.  REGISTRATION RIGHTS..............................................30

10. CONTRACTS........................................................35

11. EMPLOYEES........................................................36

12. EMPLOYEE BENEFIT ARRANGEMENTS....................................36

13. POST-COMPLETION OBLIGATIONS......................................36

14. GUARANTEES.......................................................41

15. VAT..............................................................42

16. THIRD PARTY RIGHTS...............................................44

17. COSTS............................................................44

18. ANNOUNCEMENTS/CONFIDENTIALITY....................................44

19. GENERAL..........................................................46

20. GOVERNING LAW/PROCESS AGENT......................................51

SCHEDULE 1 - Vendors, Shares and Target Businesses...................52

SCHEDULE 2 - The Target Companies....................................53

SCHEDULE 3 - Purchase Price Adjustment...............................55

SCHEDULE 4 - Warranties..............................................56

SCHEDULE 5 - Limitations.............................................85

SCHEDULE 6 - Ancillary Agreements....................................89

SCHEDULE 7 - Employment Matters......................................92

SCHEDULE 8 - Employee Benefit Matters................................93

SCHEDULE 9 - Completion..............................................94

SCHEDULE 10 - Definitions And Interpretation.........................97


AGREED FORM DOCUMENTS

AF1      Financial Statements

         1A       2002 Accounts

         1B       2003 Accounts

AF2      Fixed Assets List

         2A       UK Fixed Assets List

         2B       US Fixed Assets List

AF3      Employee List

AF4      Intellectual Property List

AF5      Property List

AF6      Transaction Breakdown

AF7      Tax Deed

AF8      Environmental Deed of Assignment

AF9      Environmental Pooling Agreement

AF10     Transitional Services Agreements

         10A  Transitional Services Agreement (Spain, Singapore)

         10B  Reverse Transitional Services Agreement (Japan)

         10C  USA Transitional Services Agreement

         10D  UK Transitional Services Agreement

AF11     Ongoing Services/Supplies

         11A      Site Services Agreement for Huddersfield

         11B      Site Services Agreement for Blackley

         11C  Manufacturing Services Agreement for Grangemouth Biocides Plant

         11D  Analytical Sciences Group Services Agreement

         11E  Site Services Agreement for New Castle

         11F  Site Services Agreement for Wilmington

         11G  Supply Agreement re Proxel GXL Antimicrobial and Vantocil IB
              (USA)

         11H  Supply Agreement re Proxel GXL Antimicrobial (UK)

AF12 Assignment and Assumption Agreement re the PHMB Manufacturing Services Agreement with Cytec Industries Inc.

AF13     Intellectual Property Agreements:

         13A  Know-how Assignment and Licence Agreement

         13B  Regulatory Data Transfer and Access Agreement

         13C  Patent Assignment (Avecia Limited)

         13D  Patent Assignment (Avecia Inc.)

         13E  Trade Mark Assignment (Avecia Limited)

         13F  Software Assignment Agreement (RABIT)

         13G  Trade Mark Assignment (Avecia Inc.)

         13H  Domain Name Assignment

         13I  Dainippon Inc. Contract Assignment

         13J  Eastman Kodak Contract Assignment

         13K  Syngenta Partial Contract Assignment

AF14     Property Documents

         14A Underlease agreement relating to part of the North Laboratory at Huddersfield

         14B Court claims form relating to part of the North Laboratory at Huddersfield

         14C1 Deed of Covenant relating to part of the North Laboratory at Huddersfield

         14C2 Deed of Indemnity relating to part of the North Laboratory at Huddersfield

         14D Transfer of the lease for the Specialities East Plant at Huddersfield

         14E Assignment of beneficial interest in the Seal Sands land and buildings

         14F  Form TR1 re transfer of legal title to Seal Sands

         14G  Lease of Biocides 1 and 2 Buildings, Blackley

         14H  Court Claim Form re Biocides 1 and 2 Buildings, Blackley

         14I  Lease of Part of Hexagon House, Blackley

         14J  Court Claim Form re Part of Hexagon House, Blackley

         14K  Lease Agreement for the Biocides Pool, New Castle

         14L  Lease Agreement for the Lab Parcel, New Castle

         14M  Assignment of Mt Pleasant Ground Lease

AF15     Other Transaction Agreements/Documents

         15A  Non-Competition Agreement

         15B  Deed of Covenant re Stahl

         15C  Actuary's Letter

         15D  Required Third Party Consents

         15E  Spanish Distribution Agreement

THIS AGREEMENT is made on 8th March 2004 among:

(1) AVECIA INVESTMENTS LIMITED a company incorporated in England and Wales (company number 3768296) whose registered office is at Hexagon House, Blackley, Manchester M9 8ZS (the "Principal Vendor");

(2)  THE COMPANIES identified in Part 1 of Schedule 1 (the "Share Vendors");

(3)  THE COMPANIES identified in Part 2 of Schedule 1 (the "Business
     Vendors"); and

(4) ARCH CHEMICALS, INC. a company incorporated under the laws of the Commonwealth of Virginia whose principal place of business is at 501 Merritt 7, P.O. Box 5204, Norwalk, CT 06856 - 5204, USA (the
     "Purchaser").

BACKGROUND

(A) The Business Vendors and the Target Companies carry on the Business and/or own assets relevant to the Business.

(B)  The Share Vendors own the entire issued share capital of the Target
     Companies.

(C) The Principal Vendor is an indirect parent company of the Business Vendors and the Share Vendors.

(D) On 4th March 2004 the Vendors agreed to sell and the Purchaser agreed to purchase the Operations (by way of acquisition of the Shares and the Business Assets and the assumption of the Business Liabilities) as a going concern on and subject to the terms and conditions set out in this Agreement.

(E) On 4th March 2004 the Principal Vendor agreed to provide warranties, covenants, indemnities and undertakings on and subject to the terms and conditions set out in this Agreement.

(F) This Agreement restates the agreement reached between the parties on 4th March 2004.

IT IS AGREED AS FOLLOWS

1.        DEFINITIONS AND INTERPRETATION/SCHEDULES

1.1. Unless the context shall otherwise require, words and expressions in this Agreement shall be given the meanings ascribed to them and shall be interpreted in accordance with Schedule 10 and, if applicable, Part 5 of
     Schedule 3.

1.2. The Schedules form part of and shall be construed as one with this Agreement.

2.        AGREEMENT TO SELL AND PURCHASE/ASSUMPTION OF LIABILITIES

2.1. On the terms and subject to the conditions of this Agreement (including in particular the Conditions Precedent), on the Completion Date, the Share Vendors shall sell and the Purchaser (or a Local Purchaser) shall purchase the Shares and the Business Vendors shall sell and the Purchaser (or a Local Purchaser) shall purchase the Target Businesses and Business Assets as a going concern, with the benefit of the warranties and undertakings contained in this


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                                      2


          Agreement and together with all rights and advantages attaching thereto at Completion. The Purchaser and the Local Purchasers shall acquire no interest under this Agreement in the Excluded Assets.

2.2. The Purchaser or a Local Purchaser shall with effect from Completion assume, duly and punctually pay, satisfy, discharge, perform or fulfil all of the applicable Business Liabilities, provided that, in the case of the Creditors, the assumption provided for in this Clause 2.2 shall be satisfied by:

          2.2.1. the Purchaser paying to the Principal Vendor no later than the day falling 60 days after the Completion Date (or, if that is not a Business Day, on the first succeeding Business Day, and provided that the Principal Vendor shall have complied with paragraph 1 of Part 2 of Schedule 3) an amount (the "Interim Creditors Amount") equal to the amount of the Avecia Payment Creditors shown in the Draft Statements (as defined in Part 2 of Schedule 3) prepared by the Principal Vendor;

          2.2.2. if the actual amount of Creditors shown by the Completion Working Capital Statement exceeds the Interim Creditors Amount, the Purchaser paying an amount equal to such excess on the Settlement Date; and

          2.2.3. if the actual amount of Creditors shown by the Completion Working Capital Statement is less than the Interim Creditors Amount, the Principal Vendor repaying an amount equal to such shortfall to the Purchaser on the Settlement Date.

2.3. Except as otherwise expressly contemplated by this Agreement, the Principal Vendor agrees with the Purchaser (for itself and in trust for each member of the Purchaser's Group) that the Principal Vendor shall, or shall procure that another Vendor shall, indemnify and keep indemnified the Purchaser and each member of the Purchaser's Group against:

          2.3.1. any Excluded Liability, any Insured Liability and any other Liability of the Business Vendors which is not a Business Liability and which is not otherwise expressly assumed by the Purchaser or a Local Purchaser under this Agreement, including for the avoidance of doubt any such Liability which is or is deemed to be or becomes a Liability of a member of the Purchaser's Group by virtue of applicable law, other than a Liability for which the Purchaser would be obliged to indemnify the Principal Vendor pursuant to the Tax Deed;

          2.3.2. any Liability (other than a Business Liability) incurred by any member of the Vendors' Group on its own behalf which is or is deemed to be or becomes a Liability of any Target Company by virtue of applicable law; and

          2.3.3. any Losses which the Purchaser or a Local Purchaser may suffer by reason of taking any reasonable action to avoid, resist or defend against any Liability referred to in Clause 2.3.1 or 2.3.2.

          2.4. Except as otherwise expressly contemplated by this Agreement, the Purchaser agrees with the Vendors (for themselves and in trust for each member of the

                    Vendors' Group) that the Purchaser shall, or shall procure that a Local Purchaser shall, indemnify and keep indemnified the Vendors and each member of the Vendors' Group against:

          2.4.1. all Business Liabilities and any other Liability (other than any Excluded Liability), to the extent such other Liability is incurred by the Purchaser's Group in carrying on the Operations after Completion, including for the avoidance of doubt, (i) any liability arising from the use of the Avecia name as contemplated by Clause 13.7 and (ii) any such Liability which is or is deemed to be or becomes a Liability of a member of the Vendors' Group by virtue of any applicable law, other than a Liability for which the Principal Vendor would be obliged to indemnify the Purchaser pursuant to the Tax Deed;

          2.4.2. any Liability incurred by a Target Company on its own behalf which is or is deemed to be or becomes a Liability of any member of the Vendors' Group by virtue of applicable law, other than a Liability for which the Principal Vendor would be obliged to indemnify the Purchaser pursuant to the Tax Deed;

          2.4.3. any other Liability to the extent it has been provided for, included as a Liability or reduced the value of an asset in the Completion Working Capital Statement; and

          2.4.4. any Losses which the Vendors may suffer by reason of the Vendors taking any reasonable action to avoid, resist or defend against any Liability referred to in Clause 2.4.1,
                    2.4.2 or 2.4.3.

2.5. The Purchaser shall be entitled to nominate by notice in writing to the Principal Vendor at any time up to the date falling 20 days after the date of this Agreement, one or more Local Purchasers (being in each case a wholly-owned member of the Purchaser's Group whose obligation to any Vendor under any Local Agreement or other Ancillary Agreement shall be guaranteed by the Purchaser in the terms set out in Clause 14) to purchase any of the relevant Shares or Business Assets (and assume the relevant Business Liabilities) provided that (i) the status or location of incorporation of any such Local Purchaser does not necessitate further conditions to completion other than those set out in Clause 3 and (ii) any such nomination shall not increase any Liability of any member of the Vendors' Group under this Agreement or restrict any of the rights of any member of the Vendors' Group under this Agreement.

2.6. The Principal Vendor and the Purchaser shall after the date of this Agreement continue to negotiate in good faith and investigate a possible alternative structure in relation to the sale of the Target Business of Avecia Comercial e Importada Limitada (by which such Target Business would be transferred to a new company and the shares in such new company sold to the Purchaser or a Local Purchaser at Completion). If it is reasonably practicable to give effect to such alternative structure without delaying Completion and without otherwise prejudicing the parties, the Purchaser and the Principal Vendor shall in good faith seek to agree changes to this Agreement to give effect to such alternative structure.

3.        CONDITIONS PRECEDENT/TERMINATION RIGHTS

CONDITIONS

3.1. Completion is conditional upon satisfaction (or, with respect to the conditions described in Clauses 3.1.1 and 3.1.2, waiver by the Purchaser and the Principal Vendor together or, with respect to the conditions described in Clause 3.1.3, 3.1.4 and 3.1.5, waiver by the Purchaser) of the following conditions, or their satisfaction subject only to Completion:

          3.1.1. any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the proposed acquisition of the Operations has expired or been terminated provided always that:

                    (a) the US Business Vendor and the Purchaser or the relevant Local Purchaser shall each make, on the first Business Day after the date of this Agreement, an appropriate filing of notification and report form pursuant to the HSR Act in relation to the proposed acquisition of the Operations;

                    (b) the US Business Vendor and the Purchaser or the relevant Local Purchaser shall each supply promptly any additional information and documentary material that may be requested by any United States antitrust authority pursuant to the HSR Act (including, for the avoidance of doubt, upon a "second request" being made); and

                    (c) the Principal Vendor, the Purchaser and the relevant Local Purchaser shall use all commercially reasonable endeavours to eliminate each and every impediment that may be asserted under any United States Federal or state statute, law, ordinance, rule or regulation by any government, governmental, supranational or trade agency, court or regulatory body or any other party so as to enable the parties to complete expeditiously the proposed acquisition of the Operations (provided that the Purchaser and such Local Purchaser shall not be obliged to negotiate, commit to and/or effect, by consent decree, hold separate order or otherwise, the sale or disposition of any portion of the Operations or any portion of the business or assets of the Purchaser or any member of the Purchaser's Group in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding that would otherwise have the effect of delaying or preventing the consummation of the Purchaser's or the relevant Local Purchaser's acquisition of the Operations);

          3.1.2. no applicable law or injunction enacted, entered, promulgated, enforced or issued by any government, governmental, supranational or trade agency, court or regulatory body or other legal restraint or prohibition preventing the proposed acquisition of any portion of the Operations shall be in effect;

          3.1.3. no action, suit or proceedings being (i) pending before any court or (ii) threatened by any government, governmental authority, supranational or trade agency or regulatory body which:

                    (a) seeks to restrain, prohibit or otherwise challenge the proposed acquisition of any portion of the Operations or any other material transaction contemplated by the Ancillary Agreements; or

                    (b) seeks to obtain from the Purchaser or any member of the Purchaser's Group damages in connection with the acquisition of any portion of the Operations as the result of or by reference to any breach of any obligation entered into by a member of the Vendors' Group;

          3.1.4. no action, suit or proceedings having been brought or threatened by any government, governmental authority, supranational or trade agency or regulatory body (i) seeking to prohibit or limit the ownership or operation by the Purchaser or any member of the Purchaser's Group of any portion of the Operations or any portion of the business and assets of the Purchaser or any member of the Purchaser's Group, or (ii) seeking to compel the Purchaser or any member of the Purchaser's Group to dispose of or hold separate any portion of the Operations or any portion of the business or assets of the Purchaser or any member of the Purchaser's Group, in each case as a result of the proposed acquisition of any portion of the Operations or any other material transaction contemplated by the Ancillary Agreements; and

          3.1.5. the consents described in the document in the Agreed Form AF15D shall have been obtained.

RESPONSIBILITY FOR SATISFACTION

3.2. The Principal Vendor and the Purchaser hereby undertake (i) not to take (and the Principal Vendor shall procure that no member of the Vendors' Group shall take and the Purchaser shall procure that no member of the Purchaser's Group shall take) any action that would reasonably be expected to result in any of the conditions set out in Clause 3.1 or the Spanish Condition not being satisfied and (ii) at their own expense to use all reasonable endeavours to ensure the satisfaction of the conditions set out in Clause 3.1 (save as provided therein) and the Spanish Condition and the parties shall each bear their own respective filing fees and other costs incurred in relation to any anti-trust or similar filing required to be made in any jurisdiction in connection with the acquisition of the Operations by the Purchaser's Group. Without prejudice to the foregoing, it is agreed that the Purchaser and the Principal Vendor shall promptly notify each other of all requests and enquiries from any government, governmental, supranational or trade agency, court or regulatory body and those requests and enquiries shall be dealt with by the Principal Vendor and the Purchaser in consultation with each other and the Principal Vendor and the Purchaser shall promptly co-operate with and provide all necessary information and assistance reasonably required by such government, agency, court or body upon being requested to do so by the other.

NOTICES REGARDING SATISFACTION

3.3. Each of the Purchaser and the Principal Vendor shall give notice to the other of the satisfaction of the Condition Precedent set out in Clause 3.1.1 or 3.1.5 promptly upon becoming aware of the same.

LONG STOP DATE

3.4. If the conditions in Clause 3.1 are not satisfied or waived on or before the Long Stop Date otherwise than as a result of a breach by a party of its obligations under Clause 3.1 or Clause 3.2 this Agreement shall lapse and no party shall have any claim against any other under it. If the Conditions in Clause 3.1 are not satisfied or waived on or before the Long Stop Date as a result of a breach by a party of its obligations under Clause 3.1 or Clause 3.2 then the party not in breach of such obligations shall be entitled by notice in writing to the other to terminate this Agreement without prejudice to any claim arising from breach of the undertakings contained in Clauses 3.1 and 3.2.

RIGHTS OF TERMINATION

3.5.      If at any time after the date of this Agreement and before
          Completion:

          3.5.1.    a Material Breach of Undertaking occurs;

          3.5.2.    a Material Breach of Warranty occurs;

          3.5.3.    a Material Adverse Change occurs; or

          3.5.4. any of the conditions set out in Clause 3.1 shall have become incapable of fulfilment on or before the Long Stop Date otherwise than as a result of a breach by the Purchaser of its obligations under Clause 3.1 or Clause
                    3.2 and shall not have been waived by the applicable party or parties as set out in Clause 3.1,

          the Purchaser shall be entitled, subject to the provisions of Clauses 3.7 to 3.15, to terminate this Agreement before Completion, by notice in writing to the Principal Vendor, without liability on its part. If the Purchaser duly exercises its right of termination hereunder it shall have no claim against any Vendor except as set out in Clause 3.13 or Clause 3.14 (as appropriate). If the Purchaser, having received notice of the relevant facts or matters in accordance with Clause 5.4.4 and in the knowledge of its right to terminate this Agreement as described in paragraph (ii)(B) of the definition of the term "Material Breach of Warranty", elects not to so terminate this Agreement (other than in respect of a breach arising from facts or matters within the reasonable control of the Vendors' Group), it shall thereafter have no claim against the Principal Vendor in respect of the facts and circumstances giving rise to such Material Breach of Warranty.

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                                      7

3.6. If at any time after the date of this Agreement and before Completion any of the conditions set out in Clause 3.1 shall have become incapable of fulfilment on or before the Long Stop Date otherwise than as a result of a breach by the Principal Vendor of its obligations under Clause 3.1 or Clause 3.2 and shall not have been waived by the applicable party or parties as set out in Clause 3.1, the Principal Vendor shall be entitled, subject to the provisions of Clauses 3.7 to 3.15, to terminate this Agreement before Completion, by notice in writing to the Purchaser, without liability on its part. If the Principal Vendor duly exercises its right of termination hereunder, it shall have no claim against the Purchaser or any Local Purchaser except as set out in Clause 3.14.

3.7. If the Purchaser wishes to terminate this Agreement in accordance with Clause 3.5 or the Principal Vendor wishes to terminate this Agreement in accordance with Clause 3.6, the terminating party shall forthwith give notice of its intention to do so (a "Termination Notice") to the other by facsimile or by personal delivery in accordance with Clause 19.20.

3.8. If the Purchaser serves a Termination Notice in accordance with Clause 3.7 alleging that a Material Breach of Undertaking, Material Breach of Warranty or Material Adverse Change has occurred, the Principal Vendor may contest the validity of the Purchaser's right to terminate by giving notice in writing to the Purchaser not later than 5 pm on the date being three Business Days after the date of receipt of such Termination Notice.

3.9. If the Principal Vendor gives valid notice to the Purchaser under Clause 3.8, in respect of an alleged Material Breach of Undertaking or Material Breach of Warranty then the parties shall seek the advice of a leading commercial Queens Counsel (the "Legal Expert"). If the parties cannot agree on the Legal Expert within two Business Days of the valid service by the Principal Vendor of a notice under Clause 3.8, the Legal Expert shall be chosen by lot. The Legal Expert shall give due weight to any representations put forward by either party received by him and shall as a matter of urgency (and in any event no later than three Business Days after the date of appointment) advise the parties in writing if in his opinion, on the basis of the information available, a Material Breach of Undertaking or Material Breach of Warranty has occurred. If the Legal Expert's opinion is that a Material Breach of Undertaking or Material Breach of Warranty has occurred or if no opinion is issued by the Legal Expert on or before the Long Stop Date, then the Purchaser shall not be obliged to proceed to complete this Agreement. If the Legal Expert opines on or before the Long Stop Date that no such Material Breach of Undertaking or Material Breach of Warranty has occurred, then the parties shall complete this Agreement in accordance with its terms.

3.10. If the Principal Vendor gives valid notice to the Purchaser under Clause 3.8 in respect of an alleged Material Adverse Change, then the parties shall seek the advise of a senior investment banker in London of an investment bank of international standing (not being Goldman Sachs or JP Morgan) (the "IB Expert"). If the parties cannot agree on the IB Expert within two Business Days of the valid service by the Principal Vendor of a notice under Clause 3.12, the IB Expert shall be chosen by lot. The IB Expert shall give due weight to any representation put forward by either party received by him and shall as a

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                                      8

          matter of urgency (and in any event no later than three Business Days after the date of appointment) advise the parties in writing if in his opinion a Material Adverse Change has occurred. If the IB Expert's opinion is that a Material Adverse Change has occurred or if no opinion is issued by the IB Expert on or before the Long Stop Date, then the Purchaser shall not be obliged to proceed to complete this Agreement. If the IB Expert opines on or before the Long Stop Date that no such Material Adverse Change has occurred then the parties shall complete this Agreement in accordance with its terms.

3.11. In giving such advice the Legal Expert and the IB Expert shall each act as an expert and not as an arbitrator. His or her fees shall be payable by the unsuccessful party.

3.12. If the Purchaser serves a Termination Notice in respect of a Material Breach of Undertaking, a Material Breach of Warranty or Material Adverse Change and the validity of such Termination Notice has not been resolved on or before the date falling five Business Days before the date on which Completion would otherwise be due to occur under Clause 6.1, then the date on which Completion shall occur shall be the date falling five Business Days after such validity has been resolved. This Clause is subject to Clauses 3.9 and 3.10 where the Legal Expert or IB Expert (as appropriate) has not issued an opinion on or before the Long Stop Date.

EFFECT OF TERMINATION

3.13. If the Purchaser validly terminates this Agreement in accordance with Clause 3.5.1 (Material Breach of Undertaking), Clause 3.5.2 (Material Breach of Warranty) (but only in respect of a Material Breach of Warranty falling within paragraph (i) or (ii)(A) of the definition of that term or a Material Breach of Warranty falling within paragraph (ii)(B) of such definition arising by reason of facts or matters within the reasonable control of the Vendors' Group), or Clause 3.5.3 (Material Adverse Change) (but only in respect of a Material Adverse Change arising by reason of facts or matters within the reasonable control of the Vendors' Group) then
          (i) the Principal Vendor shall pay to the Purchaser an amount equal to all reasonable professional fees and out of pocket expenses (but excluding any financing arrangement or commitment fees) together with any amounts in respect of irrecoverable VAT on such fees and expenses incurred by each member of the Purchaser's Group directly in connection with the transactions contemplated by this Agreement up to a maximum of US$2,500,000 and (ii) this Agreement shall lapse without obligation or liability on the part of any party to this Agreement except for any liability for any wilful breach by the Principal Vendor of the terms and conditions of this Agreement.

3.14. If the Purchaser validly terminates this Agreement in accordance with Clause 3.5.2 (Material Breach of Warranty) or 3.5.3 (Material Adverse Change) (in each case except as provided for in Clause 3.13) or 3.5.4 (conditions incapable of fulfilment) or the Principal Vendor validly terminates this Agreement in accordance with Clause
          3.6 (conditions incapable of fulfilment), then this Agreement shall lapse without obligation or liability on the part of any party to this Agreement except for any liability for any prior breach by such party of the terms and conditions of this Agreement. Nothing in this Clause shall be deemed to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

3.15. The provisions of Clauses 18.3 and 18.5 (and Clause 18.6 insofar as such Clause relates to Clauses 18.3 and 18.5) relating to confidentiality and the provisions of Clause 17 relating to certain costs shall survive any termination of this Agreement.

4.       CONSIDERATION

PURCHASE PRICE

4.1. Subject to Clauses 4.3 to 4.8, the aggregate consideration for the purchase of the Operations (by way of acquisition of the Shares and the Business Assets and the Target Businesses) shall (in addition to the assumption of the Business Liabilities) be:

          4.1.1.    the payment of US$200,258,000 (being US$200,000,000 (i)
                    minus the aggregate of the Estimated Intra-Group Indebtedness and the Estimated Third Party Indebtedness and (ii) plus the Estimated Cash);

          4.1.2.    the issue of the Consideration Shares; and

          4.1.3. the payment of the Deferred Consideration (as defined in Part 5 of Schedule 3), if any.

          The relevant amounts of the Purchase Price (other than the Deferred Consideration, the Delayed Consideration Shares and, if the New Castle Release Condition is not satisfied on or prior to the Completion Date, the New Castle Consideration Shares) and Estimated Intra-Group Indebtedness shall be discharged at Completion in accordance with Schedule 9. The issue of the New Castle Consideration Shares (if not issued at Completion), the Delayed Consideration Shares, if any, the Spanish Consideration Shares (if a Delayed Completion is required under Clause 4.23) and the payment of the Deferred Consideration, if any, shall occur in accordance with the relevant provisions of this Clause 4.

4.2. The Principal Vendor is authorised to receive the Purchase Price on behalf of the other Vendors and payment to the Principal Vendor (or as it may direct) shall constitute an absolute discharge for the Purchaser.

AMENDMENTS TO INITIAL CONSIDERATION

4.3. If the Intra-Group Indebtedness Statement shows that the relevant Intra-Group Indebtedness exceeds the relevant Estimated Intra-Group Indebtedness, then on the Settlement Date the Principal Vendor shall pay to the Purchaser an amount equal to such excess by way of reduction in the cash component of the Purchase Price; and the Purchaser shall (on behalf of the relevant Target Company) pay to the Principal Vendor (on behalf of the relevant member of the Vendors' Group) an equal amount by way of satisfaction of such additional Intra-Group Indebtedness.

4.4. If the Intra-Group Indebtedness Statement shows that the Estimated Intra-Group Indebtedness exceeds the Intra-Group Indebtedness, then on the Settlement Date:

          4.4.1. the Purchaser shall pay to the Principal Vendor an amount equal to such excess by way of increase in the cash component of the Purchase Price; and

          4.4.2. the Principal Vendor shall (on behalf of the relevant member of the Vendors' Group) repay to the Purchaser on behalf of the relevant Target Company an equal amount by way of repayment of the excess amount paid by or on behalf of the relevant Target Company on account of the Intra-Group Indebtedness at Completion.

4.5. If the Completion Working Capital and/or Target Companies Cash is less than the Base Working Capital or Estimated Cash respectively, the Principal Vendor shall on the Settlement Date pay to the Purchaser an amount equal to such shortfall (or, if there is a shortfall on both, the aggregate of them) by way of reduction in the cash component of the Purchase Price.

4.6. If the Completion Working Capital and/or Target Companies Cash exceeds the Base Working Capital or Estimated Cash respectively, the Purchaser shall on the Settlement Date pay to the Principal Vendor an amount equal to such excess (or if there is a excess on both, the aggregate of them) by way of increase in the cash component of the Purchase Price.

4.7. If the Third Party Indebtedness exceeds the Estimated Third Party Indebtedness, the Principal Vendor shall on the Settlement Date pay to the Purchaser an amount equal to the excess by way of reduction in the cash component of the Purchase Price.

4.8. If the Third Party Indebtedness is less than the relevant Estimated Third Party Indebtedness, the Purchaser shall on the Settlement Date pay to the Principal Vendor an amount equal to the shortfall by way of increase in the cash component of the Purchase Price.

4.9. The provisions of Schedule 3 shall apply in relation to the preparation and agreement (or determination) of the Actual Cash/Indebtedness Statement and the Completion Working Capital Statement.

4.10. The Purchaser and the Principal Vendor shall off-set amounts due between them under Clauses 4.3 to 4.8 and under Clause 2.2.2 or Clause 2.2.3 so as to result in a single net payment being made in relation to Completion. Such off-set does not relieve the Principal Vendor (where it would have received a payment on behalf of another member of the Vendors' Group) or the Purchaser (where it would have received a payment on behalf of a Target Company) of its obligation to account to such member of the Vendors' Group or the relevant Target Company for the sum in question.

DEFERRED CONSIDERATION

4.11. The provisions of Part 5 of Schedule 3 shall apply in relation to (and certain capitalised terms used in this Clause 4.11, and Clauses 4.12 and 4.13 are defined in Part 5 of Schedule 3):

        4.11.1. the determination of the Product Deferred Consideration and Effects Deferred Consideration;

        4.11.2. certain warranties and undertakings by the Principal Vendor regarding the conduct of the Operations between 1st January 2004 and Completion insofar as such conduct may affect the Deferred Consideration; and

        4.11.3. certain undertakings by the Purchaser regarding the conduct of the Operations during the Earn-Out Period insofar as such conduct may affect the Deferred Consideration.

4.12. The Purchaser shall on each Product Deferred Consideration Payment Date pay to the Principal Vendor an amount equal to the Product Interim Deferred Consideration or the Product Final Deferred Consideration as applicable, payable on such date.

4.13.   The Purchaser shall on each Effects Deferred Consideration Payment
        Date pay to the Principal Vendor an amount equal to the Effects Interim Deferred Consideration or the Effects Final Deferred Consideration, as applicable, payable on such date.

PENSION DEFICIT ADJUSTMENT

4.14. After Completion and until the date on which the Adjusted Transfer Value (as defined in Part 2 of Schedule 8) is agreed or determined, the Principal Vendor and the Purchaser shall co-operate to perform the calculations and all other actions contemplated by Part 2 of Schedule 8 in order to determine the Pension Deficit Reduction Adjustment Amount and enable the issuance of the Delayed Consideration Shares, if any, by the Purchaser.

CERTIFICATES IN RESPECT OF CONSIDERATION SHARES

4.15. So long as applicable, each certificate representing any portion of the Consideration Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable U.S. state securities laws):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

        After the above requirement for a legend is no longer applicable because the Consideration Shares are freely transferable under the Securities Act, the Purchaser shall remove such legend upon request from a holder of such Consideration Shares, if outside counsel for such holder reasonably determines that the transfer of such Consideration Shares is no longer restricted by the Securities Act and
        (i) outside counsel for the Purchaser reasonably concurs in such determination or (ii) at such holder's option such holder's outside counsel provides an opinion addressed to the Purchaser in form and substance satisfactory to the Purchaser to the effect that the transfer of the Consideration Shares is no longer restricted by the Securities Act.

REGISTRATION RIGHTS

4.16. The Principal Vendor or any member of the Vendors' Group which from time to time holds the Consideration Shares shall, after the issue of any Consideration Shares in accordance with this Clause 4, be entitled to the registration rights with respect to such Consideration Shares set out in Clause 9.

DELAYED CONSIDERATION SHARES

4.17. No later than the Delayed Share Issue Date, the Purchaser shall deliver to the US Business Vendor a certificate or certificates representing the Delayed Consideration Shares, if any, which shall be in definitive form and registered in the name of the US Business Vendor and in a single certificate or in such denominations as the US Business Vendor shall request not later than the fifth Business Day after the Pension Transfer Determination Date.

PAYMENTS/INTEREST

4.18. All payments under this Clause shall (unless the parties agree otherwise or the recipient notifies by at least five Business Days' prior notice a suitable alternative bank account) be paid by electronic transfer of cleared funds for same day value to:

        4.18.1. in the case of the Principal Vendor, the Principal Vendor's Bank Account; and

        4.18.2. in the case of the Purchaser, the bank account of the Purchaser in the US notified by the Purchaser to the Principal Vendor at least five Business Days before the first payment is to be made to the Purchaser.

4.19. All payments made under Clauses 4.3 to 4.8 shall bear interest from the Completion Date to the date of actual payment at the Interest Rate.

ALLOCATION OF THE PURCHASE PRICE

4.20. The parties have agreed a provisional allocation of the Purchase Price which is as shown by the Transaction Breakdown. As soon as practicable after all adjustments required to be made under this Clause 4 have been determined, the Principal Vendor and the Purchaser shall seek to agree (i) a revised allocation of the Purchase Price by allocating each adjustment to the Business

        Assets or Shares to which it most closely relates and (ii) an allocation of the Purchase Price among individual asset categories within each jurisdiction on an equitable basis. If they are unable to do so within 30 days of the Settlement Date, either party may refer the matter for determination to an independent expert and the provisions of paragraphs 5 to 11 of Part 2 of Schedule 3 shall (with such modifications as may be necessary) apply to such determination. The parties agree to adopt the allocation agreed by them or determined by the independent expert for all Taxation purposes and shall within 30 days of such agreement or determination execute a document between them adopting such allocation.

4.21. The parties agree that any changes, pursuant to Clause 4.20 above, to be made to the provisional allocation set out in the Transaction
        Breakdown:

        4.21.1. will reflect only the underlying differences between the Intra-Group Indebtedness, Third Party Indebtedness, Completion Working Capital and Target Companies Cash as compared with the Estimated Intra-Group Indebtedness, Estimated Third Party Indebtedness, Base Working Capital and Estimated Cash; and

        4.21.2. will adopt the same methodology and practices as were used in preparing such provisional allocation.

        If the aggregate amount of the Deferred Consideration payable to the Principal Vendor is different from that assumed by the Transaction Breakdown, the difference will be allocated wholly as to goodwill in the United Kingdom. If the aggregate amount of Consideration Shares issued to the Principal Vendor or its nominee or designee is different from that assumed by the Transaction Breakdown, the difference will be allocated wholly to goodwill in the United States.

4.22. If any further payment (other than interest under Clause 19.17) is made by a party to another party under this Agreement (whether as damages for breach or under an indemnity or covenant to pay or as Deferred Consideration), such payment shall so far as possible be made by way of further adjustment to the Purchase Price and such further adjustment shall be allocated as the parties may agree (or as determined by an independent expert) on the same basis as is set out in Clause 4.20 and Clause 4.21.

DELAYED COMPLETION

4.23.   The parties agree that in the event that prior to the Completion Date:

        4.23.1. clearance from the Spanish Servicio de Defensa de la Competencia (the "Spanish Authority") is not obtained; and

        4.23.2. a waiver from suspension by the Spanish Authority is not granted,

        (the satisfaction of Clause 4.23.1 or 4.23.2, the "Spanish Condition"), all references in this Agreement to "Completion" shall be deemed to exclude the transfer of any Business Assets and any portion of the Target Businesses, and the assumption of any Business Liabilities, attributable primarily to the Operations located in Spain or otherwise constituting the Operations in Spain (together, the "Spanish Operations"). In such event, Completion shall occur on the Completion Date as otherwise contemplated by this Agreement, except that:

        4.23.3. the number of Completion Consideration Shares issuable at Completion under Clause 4.1.2 shall be reduced by the number of Spanish Consideration Shares; and

        4.23.4. a delayed completion (the "Delayed Completion") shall take place at the offices of the Vendors' Solicitors on the date which is five Business Days after the date on which the Spanish Condition is satisfied, or at such other place or date as may be agreed in writing between the Purchaser and the Principal Vendor (such date, the "Delayed Completion Date").

4.24. In the event that a Delayed Completion is required under Clause 4.23, for purposes of determining the amount payable under Clause 4.5 or Clause 4.6, as applicable, the Base Working Capital shall exclude the Base Spanish Working Capital and the Completion Working Capital shall exclude the Completion Spanish Working Capital. The provisions of
        Schedule 3 shall apply to the determination of the Completion Spanish Working Capital Statement, mutatis mutandis.

4.25. On the Delayed Completion Date, the Purchaser shall deliver to the US Business Vendor a certificate or certificates representing the Spanish Consideration Shares, which shall be in definitive form and registered in the name of the US Business Vendor and in a single certificate or in such other denominations as the US Business Vendor shall request not later than five Business Days prior to the Delayed Completion Date.

4.26. If the Completion Spanish Working Capital is less than the Base Spanish Working Capital, the Principal Vendor shall on the Spanish Settlement Date pay to the Purchaser an amount equal to such shortfall by way of reduction in the cash component of the Purchase Price.

4.27. If the Completion Spanish Working Capital exceeds the Base Spanish Working Capital, the Purchaser shall on the Spanish Settlement Date pay to the Principal Vendor an amount equal to such excess by way of increase in the cash component of the Purchase Price.

4.28.   In the event that a Delayed Completion is required under Clause 4.23:

        4.28.1. during the period between the Completion Date and the Delayed Completion Date, the Principal Vendor shall and, so far as it is able to do so, shall procure that the Business Vendors in relation to the Spanish Operations shall, allow the Purchaser and its agents access pursuant to Clause 5.1 as though all references therein to the Operations were references to the Spanish Operations, and shall and, so far as it is able to do so, procure that the Business Vendors in relation to the Spanish Operations shall, comply with Clause 5.2 as though all references therein to Operations were references to the Spanish Operations and all references therein to Business Assets (or components thereof) were references to Business Assets of the Spanish Operations; provided that the Principal Vendor shall not be liable to the Purchaser for breach of this Clause 4.28.1 between the Completion Date and the Delayed Completion Date if and to the extent the breach arose from:

                (a) the failure by the Purchaser or a member of the Purchaser's Group to manage the Operations sold at Completion (the "Sold Operations") in a manner consistent with Clause 4.28.4;

                (b) any act or omission of any member of the management of the Sold Operations taken after the Completion Date with respect to the Sold Operations;

                (c) any member of the management of the Spanish Operations complying with an instruction given by management of the Sold Operations after the Completion Date; or

                (d) any member of the management of the Spanish Operations disregarding any specific instruction of the Principal Vendor as a result of complying with a specific instruction given by management of the Sold Operations or the Purchaser's Group after the Completion Date;

        4.28.2. the Purchaser or a Local Purchaser will enter into the Supply and Distribution Agreement identified as Agreed Form AF15E (the "Spanish Distribution Agreement") on the Completion Date;

        4.28.3. the Principal Vendor and the Purchaser will agree upon and put in place such financial controls and procedures to ensure that the assets, liabilities and operations of the Spanish Operations are identifiable;

        4.28.4. the Purchaser and the Principal Vendor shall procure that any management services or management support which are required for the carrying on of the business of the Spanish Operations or the Sold Operations in the manner in which such business was carried on immediately prior to Completion and which immediately before Completion were provided by the Sold Operations or the Spanish Operations is provided on the same basis and at the same cost (if any) as immediately prior to Completion;

        4.28.5. in respect of any Intellectual Property which has been sold at Completion to the Purchaser or a Local Purchaser or is held by a Target Company sold at Completion and is required by the Spanish Operations in order to carry on the business of the Spanish Operations in the manner in which the Spanish Operations carried on its business immediately prior to Completion, the Purchaser shall make available or shall procure that such Intellectual Property is made available to the Spanish Operations (whether by way of licence or otherwise) on the same terms and at the same cost (if any) as such Intellectual Property was made available immediately prior to Completion; and

        4.28.6. subject to Clause 13.15, in respect of any Intellectual Property, except for the Excluded IP, of the Spanish Operations that is required by any of the Sold Operations in order to carry on the business of the Sold Operations in the manner in which the Sold Operations carried on its business immediately prior to Completion, the Principal Vendor shall make available or shall procure that such Intellectual Property is made available to the Sold Operations (whether by way of licence or otherwise) on the same terms and at the same cost (if any) as such Intellectual Property was made available immediately prior to Completion.

4.29. If the Spanish Condition is not satisfied on or before the Second Long Stop Date, or if the Spanish Condition shall have become incapable of fulfilment, then:

        4.29.1. the Spanish Operations shall not be sold hereunder and the terms of this Agreement (other than Clause 3.15) and any Local Agreement relating to the Spanish Operations shall cease to apply with respect to the Spanish Operations and neither party shall have a claim (whether under the Warranties or otherwise) against the other in relation to the Spanish Operations; and

        4.29.2. the Purchaser shall be entitled, in its sole discretion, to either:

                (a) issue the Spanish Consideration Shares to the US Business Vendor as contemplated by Clause 4.25, in which case the Spanish Distribution Agreement shall automatically be extended and continue in effect until the tenth anniversary of the Completion Date; or

                (b) terminate the Spanish Distribution Agreement, in which case the Purchaser shall pay to the UK Business Vendor an amount equal to 50% of the Cumulative Gross (Variable) Margins earned by the Purchaser under the Spanish Distribution Agreement from the Completion Date to the date of such termination.

NEW CASTLE MATTERS

4.30. If the New Castle Release Condition is not satisfied on or before the Completion Date but, subject to Clause 4.31, is subsequently satisfied, the Purchaser shall within ten Business days of such satisfaction:

        4.30.1. deliver to the US Business Vendor a certificate or certificates representing the New Castle Consideration Shares, which shall be in definitive form and registered in the name of the US Business Vendor and in a single certificate or in such denominations as the US Business Vendor shall request not later than five Business Days prior to such delivery; and

        4.30.2. pay to the US Business Vendor an amount equal to any dividends or other sums which would have been received by the US Business Vendor in respect of the New Castle Consideration Shares had they been issued to it on the Completion Date.

4.31.   If:

        4.31.1. at any time after the date falling two years after the Completion Date the New Castle Release Condition has not been satisfied and written notice of termination of the New Castle Release Condition is delivered by either of the Principal Vendor or the Purchaser to the other; or

        4.31.2. the Purchaser and the Principal Vendor, acting reasonably, mutually agree in writing at any time prior to the end of such two year period that the New Castle Release Condition will not be satisfied before such date, then:

        4.31.3. as at the date of such notice or written agreement the Purchaser shall be released from its obligation to issue the New Castle Consideration Shares and the Principal Vendor and the US Business Vendor shall be released from any obligation under this Agreement or the New Castle Lab Lease to seek the satisfaction of the New Castle Release Condition;

        4.31.4. the New Castle Lab Lease shall automatically terminate on the date which is six months after the date of such notice or written agreement (the "Lab Lease Termination Date"); and

        4.31.5. the US Business Vendor and the Purchaser or the relevant Local Purchaser shall negotiate in good faith a fair market rent to be paid to the US Business Vendor in respect of the period of occupation of the New Castle Lab Property by the Purchaser or the relevant Local Purchaser between the Completion Date and the Lab Lease Termination Date. If the parties cannot agree on a fair market rent for such period of occupation, the matter shall be submitted for arbitration as provided in section
                11.07 of the New Castle Lab Lease.

5.      GAP PERIOD UNDERTAKINGS

5.1. The Principal Vendor undertakes to procure that, pending Completion the Business Vendors in relation to the Operations and the Target Companies shall, subject to their right to refuse access on the grounds that access would be contrary to any applicable laws or regulations, allow the Purchaser and its agents such access during normal working hours to the books and records of or relating in whole or in part to the Operations which are in the possession or otherwise under the control of the Vendors' Group as the Purchaser may reasonably request (upon reasonable notice in writing to the Principal Vendor at such times and at such locations as the Purchaser may reasonably request) in order to ensure the transfer of the management and operation of the Operations in their current form in a smooth and timely manner on and with effect from the Completion Date without undue or unnecessary interference or interruption. As soon as practicable after the date of this Agreement, the Principal Vendor shall procure that each relevant member of the Vendors'

          Group shall provide to the relevant members of the Purchaser's Group or any designated payroll processor of any member of the Purchaser's Group all Employee related data and information in possession or otherwise under the control of such member of the Vendors' Group that such members of the Purchaser's Group or any designated payroll processor of any member of the Purchaser's Group may require in order to process payroll in a timely manner as of Completion.

5.2. During the period from the date of this Agreement to Completion the Principal Vendor shall procure that the Business Vendors in relation to the Operations and the Target Companies shall (unless the Purchaser otherwise provides prior written consent thereto) carry on the Operations as a going concern in the ordinary course consistent with past practice and use all reasonable endeavours to keep intact the Operations, keep available the services of the Senior Employees and preserve the relationship of the Operations with Employees, customers, suppliers, licensors, licensees, distributors, governmental authorities, regulatory bodies and others with whom the Operations deal, in each case subject to any restrictions on so doing imposed by this Agreement and the sale and purchase of the Operations. In addition (and without limiting the generality of the foregoing) except as expressly permitted or required by the terms of this Agreement during the period from the date of this Agreement to Completion, the Principal Vendor shall procure that the Business Vendors (in relation to the Operations) and the Target Companies shall not take any of the following actions (unless the Purchaser otherwise provides prior written consent:

          5.2.1. adopt, enter into, terminate or amend any Employee Benefit Arrangement (or any arrangement that would be an Employee Benefit Arrangement if adopted) except as required by applicable law;

          5.2.2. adopt, enter into, terminate or materially amend (or renew on materially different terms) any collective bargaining agreement or trade union recognition agreement or other contract or arrangement with any labour organisation, union or association except in each case as required by applicable law;

          5.2.3. grant to any Employee any increase in remuneration or benefits (including the payment of any bonus, the grant or improvement of any severance pay entitlement and the acceleration of the vesting or payment of any compensation or benefit under any Employee Benefit Arrangement) except
                    (i) in the ordinary course of trading consistent with past practice, (ii) as required under existing agreements or
                    (iii) for increases for which the Vendors' Group will be solely liable;

          5.2.4. incur or enter into any agreement or commitment involving any capital expenditure above US$100,000 (exclusive of VAT) per item;

          5.2.5. incur, enter into or permit, allow or suffer the creation of any Encumbrances over the Assets other than (i) Permitted Encumbrances and (ii) Encumbrances (other than any Encumbrances securing

                    Indebtedness) arising by operation of law or in the ordinary course of trading;

          5.2.6. in respect of the Target Companies, incur any Indebtedness otherwise than on arm's length commercial terms and as is reasonably necessary to meet working capital requirements of the Operations in the ordinary course of business in the aggregate amount of no more than US$150,000;

          5.2.7. waive any claims or rights otherwise than in the ordinary course of trading or, in respect of the Target Companies, cancel any material Indebtedness (individually or in the aggregate);

          5.2.8. create, allot or issue or redeem, repurchase or repay any share or loan capital of any Target Company or create any right to call for the allotment, issue or transfer of any share or loan capital of any Target Company;

          5.2.9. amend or waive in any respect or terminate the Product Contract (as defined in Part 5 of Schedule 3) or enter into, terminate prematurely (or permit other than in accordance with the terms thereof as in effect on the date of this Agreement the premature termination of) or vary materially the terms of any other Material Contract other than any Material Contract subject to Clause 5.2.2; provided that (i) amendments to Material Contracts falling within paragraph 5.2.1(n) of Schedule 4 shall be permitted if such amendments would not be restricted by Clause
                    5.2.14 and (ii) in respect of any Material Contract referred to in paragraphs (k), (l), and (m) of paragraph
                    5.2.1 of Schedule 4 with respect to which the aggregate future liability, payment or receipt is less than US$500,000, the Purchaser's consent required by this Clause 5.2 shall not be withheld or delayed unreasonably;

          5.2.10. (in respect of the Target Companies only) declare, make or pay any dividends, bonus issues or other distributions;

          5.2.11. make payments or transfer or lease assets to any member of Vendors' Group or (in respect of the Target Companies only) assume, incur or indemnify any liability for the benefit of any member of the Vendors' Group (in each case other than in the ordinary course of trading consistent with past practice on arm's length commercial terms);

          5.2.12. (in respect of the Target Companies only) change any accounting reference date, method of accounting or accounting practice or policy, other than those required by the generally accepted accounting principles applicable to such Target Company;

          5.2.13. dismiss or give notice of termination to any Senior Employee (unless circumstances exist justifying summary dismissal or termination for cause) nor transfer any Senior Employee out of the Operations;

          5.2.14. employ or hire any person at Grade 33 or above (or with a basic annual salary in excess of US$75,000) nor vary the terms of any existing employment contracts such that they would fall within this sub-clause unless such variation represents an increase in the anticipated value of remuneration currently payable of 3% or less (or, in the case of such events occurring more than one month after the date of this Agreement, 3% plus 0.5% for every such completed month);

          5.2.15. acquire or dispose of any business or activity as a going concern or discontinue or cease to operate all or any material part of the Operations;

          5.2.16. sell, lease, assign, license or otherwise dispose of any Assets (other than Business IP and Intellectual Property owned by a Target Company, each of which is subject to Clause 5.2.18) whether or not ascribed a value in the 2003 Accounts, or any interest in any such Asset, other than
                    (i) finished goods and other inventories in the ordinary course of trading on arm's length commercial terms consistent with past practice and (ii) disposals of assets no longer necessary or desirable for the conduct or development of the Operations:

                    (a) made in the ordinary course of trading consistent with past practice on arm's length commercial terms;

                    (b) having an individual book or fair value not exceeding US$100,000; and

                    (c) having an aggregate book or fair value not exceeding US$250,000;

          5.2.17. vary or permit to lapse or fail to renew their respective policies of insurance which were in place immediately prior to the date hereof;

          5.2.18. sell, assign or otherwise dispose of, or grant any licences or other rights to, the Business IP or any Intellectual Property owned by a Target Company other than:

                    (a) licences on arm's length commercial terms consistent with past practice and in the ordinary course of trading which provide for payments by the licensee to accrue either by reference to usage or to accrue evenly over the term of the licence; or

                    (b)       licences to a Target Company;

          5.2.19. enter into any lease of real property or material personal property except renewals of existing leases in the ordinary course of business and consistent with past practice;

          5.2.20. dispose of or agree to dispose of or grant or agree to grant any option to acquire any Property or any interest therein;

          5.2.21. (in respect of the Target Companies and, to the extent capable of affecting the Purchaser or a Local Purchaser, the Business Vendor Avecia Comercial e Importada Limitada
                    only) make any election for Tax purposes or for the purposes of any Tax Return or enter into any agreement, arrangement or settlement with a Tax Authority, other than any such election, agreement, arrangement or settlement that is made in the ordinary course consistent with past practice;

          5.2.22. fail to take any necessary steps to obtain and maintain any and all registrations, and applications for registration of Business Intellectual Property and Intellectual Property of the Target Companies including, without limitation, paying all application, renewal and official fees on or before the due date for payment; or

          5.2.23. commit, agree to take or specifically authorise, whether in writing or otherwise, any of the actions set out in above in this Clause 5.2.

5.3. As soon as available and in any event within 15 calendar days after the last day of each calendar month between the Accounts Date and Completion (other than the calendar month in which Completion occurs and except as previously delivered to the Purchaser), the Principal Vendor shall deliver to the Purchaser the unaudited proforma financial statements of the Operations as at the last day of and for such calendar month and for the year 2004 to the last day of such calendar month, in each case prepared based on accounting practices and accounting principles consistent with monthly management accounts of the Operations produced during 2003.

5.4. Each of the Purchaser and the Principal Vendor shall between the date of this Agreement and Completion promptly notify the other of and furnish to the other any information it may reasonably request with respect to:

          5.4.1. any event or condition or the existence to the Purchaser's or the Principal Vendor's awareness, as applicable, of any fact that would cause any of the Conditions Precedent not to be fulfilled;

          5.4.2. any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          5.4.3. any commencement of any litigation against such party in respect of the transactions contemplated by this Agreement; and

          5.4.4. (i) it becoming aware of any facts or circumstances indicating that any warranty in this Agreement was untrue or inaccurate in any material respect on the date of this Agreement or will be untrue or inaccurate in any material respect at Completion or (ii) the failure of such party to perform in any material respect any undertaking to be performed by such party under this Agreement, provided that no such notification shall affect the warranties or undertakings of the parties or the Conditions Precedent under this Agreement.

5.5. Prior to Completion, the Principal Vendor shall cause the Vendors and the Target Companies to fulfil their legal obligations to inform and consult employee representatives about the sale and purchase of the Operations.

5.6. During the period from the date of this Agreement to Completion, the Principal Vendor shall use commercially reasonable endeavours to obtain a written, recordable easement by and between ICI Uniqema Inc., as grantor, and the US Business Vendor, as grantee, granting to the US Business Vendor a non-exclusive right of vehicular and pedestrian ingress and egress across and through the area, including any roadways, between what is commonly known as the laboratory facility and the pool site located at New Castle, Delaware, USA.

5.7. The Principal Vendor and the Purchaser shall before Completion agree the form of supply agreements to be entered into at Completion between the relevant Local Purchasers (as suppliers) and Avecia BV and NeoResins Inc. (as customers) on the same arm's length terms as are in place for the relevant supplies as at the date of this Agreement (it being acknowledged that such terms do not include any minimum period or commitment to purchase).

HUDDERSFIELD SITE COSTS

5.8. The Purchaser shall be entitled to confirm before Completion the charges payable in relation to the document in the Agreed Form AF11A (the "Huddersfield Site Services Agreement") on the basis of actual costs for 2003 (indexed) in a manner consistent with the method previously used by such parties to produce and agree the 2003 budget costs as previously shown in the Huddersfield Site Services Agreement, but for the avoidance of doubt the form, categories of charges, the period of charge and the methodology of calculation used for the purpose of the 2003 budget costs as previously shown in the Huddersfield Site Services Agreement shall not be open to review. If the Purchaser and the Principal Vendor have not on or before the Completion Date agreed and confirmed any proposed changes to such charges as attached to the form of the Huddersfield Site Services Agreement as at the date of this Agreement:

          5.8.1. either of them may refer the matter to an independent expert for determination and the provisions of paragraphs 5 to 11 of Part 2 of Schedule 3 shall (with such modifications as may be necessary) apply to such determination;

          5.8.2. from the Completion Date until such time as such charges are agreed or determined, the charges based on 2003 actual costs (indexed) set out in the current form of the Huddersfield Site Services Agreement shall apply; and

          5.8.3. the charges as agreed between the Purchaser and the Principal Vendor or as determined shall be applied under the Huddersfield Site Services Agreement with effect from the Completion Date and the parties to the Huddersfield Site Services Agreement shall make such further payment or repayment of charges as is necessary to give effect to this.

6.       COMPLETION/STATUS OF LOCAL AGREEMENTS

6.1. Subject to Clause 3 and subject as hereinafter provided, Completion shall take place at the offices of the Vendors' Solicitors on the Scheduled

          Completion Date or at such other place or time as may be agreed in writing between the Purchaser and the Principal Vendor.

6.2. On Completion, the parties will comply with their respective obligations set out in Schedule 9. Neither party (treating for this purpose the Vendors as a single party and the Purchaser and Local Purchasers as a single party) shall be obliged to proceed to Completion unless the other party is (save as set out below) simultaneously ready and able to proceed to Completion. Except as required by Clause 4.23, neither party shall be obliged to purchase or sell only some of the Shares or the Business Assets.

6.3. If the provisions of Schedule 9 are not complied with by the Principal Vendor or the Vendors or the Purchaser or a Local Purchaser in all material respects by or on the date set for Completion, the Purchaser, in the case of non-compliance by any Vendor, or the Principal Vendor, in the case of non-compliance by the Purchaser or a Local Purchaser, shall be entitled (in addition to and without prejudice to all other rights or remedies available to it including any applicable right to terminate this Agreement in its entirety in accordance with Clauses 3.5 and 3.6 and the right to claim damages) by written notice to the Principal Vendor or, as the case may be, to the Purchaser served on such date:

          6.3.1.    to elect to terminate this Agreement;

          6.3.2. to effect Completion so far as practicable having regard to the defaults which have occurred; or

          6.3.3. to fix a new date for Completion (not being less than three nor more than ten Business Days after the agreed date for Completion) in which case the provisions of
                    Schedule 9 shall apply to Completion as so deferred but provided such deferral may only occur once unless otherwise agreed in writing between the Principal Vendor and the Purchaser.

6.4. The Principal Vendor shall procure that the relevant Vendors, and the Purchaser shall enter into or shall procure that the relevant Local Purchasers, enter into the relevant Local Agreements at Completion. To the extent that the provisions of this Agreement are inconsistent with or additional to the provisions of any Local Agreement, the provisions of this Agreement shall prevail and the Principal Vendor and the Purchaser shall procure that the provisions of the relevant Local Agreement are adjusted, so far as permissible under the laws of the relevant jurisdiction, to the extent necessary to give effect to the provisions of this Agreement and/or that the relevant Vendor and the Purchaser or the relevant Local Purchaser comply with the provisions of this Agreement as though they were bound by such provisions in place of the provisions of the relevant Local Agreement.

6.5. If there is an adjustment to the Purchase Price (or the payments made on account of the Purchase Price at Completion) under Clause 4 which is allocated to any part of the Shares, Business Assets or Business Liabilities which is the subject of a Local Agreement, the Principal Vendor and the Purchaser will procure that the parties to such Local Agreement enter into a supplemental agreement reflecting such adjustment, if appropriate.

6.6. The Purchaser shall not, and shall procure that no Local Purchaser shall, bring any claim against a Vendor in respect of or based upon the Local Agreements (nor any warranties, representations or other obligations implied or imposed by law) save to the extent necessary to implement any legal transfer of shares or assets agreed to be sold hereunder in a manner consistent with the terms provided for by this Agreement. To the extent that the Purchaser or any relevant Local Purchaser does bring a claim (save as referred to above) the Purchaser shall indemnify the Vendors against all Losses which any Vendor may suffer through or arising from the bringing of such a claim against it.

6.7. The Principal Vendor shall not, and shall procure that no Vendor shall, bring any claim against the Purchaser or any relevant Local Purchaser in respect of or based upon the Local Agreements (nor any warranties, representations or other obligations implied or imposed by law) save to the extent necessary to implement any legal transfer of shares or assets sold hereunder in a manner consistent with the terms provided for by this Agreement. To the extent that any Vendor does bring a claim (save as referred to above), the Principal Vendor shall indemnify the Purchaser and each relevant Local Purchaser against all Losses which it may suffer through or arising from the bringing of such a claim against it.

7.       WARRANTIES AND LIMITATIONS

7.1. In consideration of the Purchaser entering into this Agreement the Principal Vendor warrants on behalf of itself and the UK Business Vendor to the Purchaser on behalf of itself and each Local Purchaser (but on the basis that only the Purchaser shall be entitled to enforce the rights, if any, of the Local Purchasers on their behalf) that each of the Warranties is true and accurate as at the date of this Agreement (as qualified by the matters fairly disclosed in or by the Disclosure Letter) and each of the Warranties will be true and accurate (as so qualified) on the Completion Date and each of the Warranties set out in paragraph 21 of Schedule 4 shall be true and accurate on the date of issue of any Consideration Shares. The Principal Vendor and the UK Business Vendor acknowledge that the Purchaser is entering into this Agreement in reliance on the Warranties (as so qualified) and acknowledges and agrees that the Warranties are not subject to or limited by any disclosures which are not fairly made in or by the Disclosure Letter. In the event of a Delayed Completion pursuant to Clause 4.23, and in consideration of the Purchaser entering into this Agreement, the Principal Vendor warrants on behalf of itself and the UK Business Vendor to the Purchaser on behalf of itself and any Local Purchaser of the Spanish Operations (but on the basis that only the Purchaser shall be entitled to enforce the rights, if any, of such Local Purchaser on its behalf) that each of the Warranties will be true and accurate on the Delayed Completion Date insofar as they relate to the Spanish Operations.

7.2. As between the Purchaser and the Vendors, the Purchaser undertakes that it has relied only on the Warranties (as qualified by the matters fairly disclosed in or by the Disclosure Letter), indemnities and undertakings in this Agreement and the other agreements to be entered into with any Vendor at Completion and not on any statements or expressions of opinion or forecasts or projections of future performance, nor any other warrantie or representatins, indemnities or undertakings of the Principal Vendor. The Purchaser further undertakes that it has not relied upon any other warranties, statements, representations or undertakings of any description given by the Principal Vendor, any other member of the Vendors' Group or any of the officers, employees, solicitors, accountants, other agents or professional advisers of any member of the Vendors' Group.

7.3. The provisions of Schedule 5 shall have effect to regulate and limit the Principal Vendor's and the UK Business Vendor's liability for breach of the Warranties. Where expressly provided in Schedule 5, it shall also regulate and limit the liability of the Vendors in respect of other claims under this Agreement and the other agreements to be entered into by the Vendors at Completion.

7.4. Save as expressly provided otherwise, the Warranties shall be separate and independent and shall not be limited by reference to any other Warranties. The Warranties shall not be extinguished or affected by Completion. Without limiting the Purchaser's rights to claim for breaches of Warranties under this Agreement, the Purchaser shall be entitled to claim after Completion in respect of any breach of Warranty of which it becomes aware between the date of this Agreement and Completion.

7.5. Where a Warranty is expressed to be given "so far as the Principal Vendor is aware", or is otherwise limited by words to that effect, the Principal Vendor and the UK Business Vendor shall be deemed to have knowledge only of the matters within the actual awareness of the following individuals:

         ------------------------ ----------------------------------------
         NAME                     POSITION
         ------------------------ ----------------------------------------
         Martin Howden            VP, Avecia Biocides
         ------------------------ ----------------------------------------
         Simon Herriott           General Manager, Avecia Pool & Spa
         ------------------------ ----------------------------------------
         Mark Kenline             Commercial Director
         ------------------------ ----------------------------------------
         Jeremy Scudamore         Chief Executive Officer, Avecia Group
         ------------------------ ----------------------------------------
         Derrick Nicholson        Chief Financial Officer, Avecia Group
         ------------------------ ----------------------------------------
         David Greensmith         Chief Operating Officer, Avecia
         ------------------------ ----------------------------------------
         Duncan McLellan          Group Controller, Avecia Group
         ------------------------ ----------------------------------------
         Don Short                Financial Controller, Avecia Inc.
         ------------------------ ----------------------------------------
         Peter Whitehouse         Business Controller, Biocides
         ------------------------ ----------------------------------------
         Andrew Cree              General Counsel, Avecia Group
         ------------------------ ----------------------------------------
         Neil Denham              Senior Legal Counsel, Avecia Group
         ------------------------ ----------------------------------------
         Greg Kurey               General Counsel, Avecia Inc.
         ------------------------ ----------------------------------------
         Tom Shields              VP, Manufacturing & SHE, Avecia Group
         -----------------------  ----------------------------------------
         Fran Maloney             SHE Manager, Avecia Inc.
         ------------------------ ----------------------------------------
         Alistair Grant           SVP, Human Resources, Avecia Group
         ------------------------ ----------------------------------------
         Jim McEntire             Director, Human Resources, Avecia Inc.
         ------------------------ ----------------------------------------
         Peter Whyte              Treasurer, Avecia Group
         ------------------------ ----------------------------------------

         ------------------------ ----------------------------------------
         NAME                     POSITION
         ------------------------ ----------------------------------------
         John Mayall              Head of Intellectual Property, Avecia
                                  Group
         ------------------------ ----------------------------------------
         Peter Attwell            Taxation Manager, Avecia Group
         ------------------------ ----------------------------------------
         Eric Thompson            Information Systems Manager, Avecia Group
         ------------------------ ----------------------------------------
         Robert Sloss             Research and Development Manager, Avecia
                                  Biocides

7.6. Save in the case of fraud, the Principal Vendor and the UK Business Vendor undertake not to make any claim against any Employee of the Operations or any Target Company on whom it may have relied before entering into any terms of this Agreement or the documents to be entered into pursuant to this Agreement or in the preparation of the Disclosure Letter (but this shall not preclude the Principal Vendor from claiming against any other Vendor under any right of contribution or indemnity to which it may be entitled). No right to damages or compensation shall arise in favour of the Purchaser to the extent that events occurring between the Completion Date and the Delayed Completion Date, if any, occurred as a result of (i) the failure by the Purchaser or a member of the Purchaser's Group to manage the Sold Operations (as defined in Clause 4.28.1) in a manner consistent with Clause 4.28.4, (ii) any act or omission of any member of the management of the Sold Operations taken after the Completion Date with respect to the Sold Operations, (iii) any member of the management of the Spanish Operations complying with an instruction given by management of the Sold Operations after the Completion Date or (iv) any member of the management of the Spanish Operations disregarding any specific instruction of the Principal Vendor as a result of complying with a specific instruction given by management of the Sold Operations or the Purchaser's Group after the Completion Date.

7.7. The Purchaser warrants and undertakes to the Vendors that each of the warranties set out in this Clause 7.7 is true and accurate as at the date of this Agreement and that each of such warranties will be true and accurate on the Completion Date by reference to the facts and circumstances then subsisting:

          7.7.1. the Purchaser is and each Local Purchaser is or will on Completion be a company duly incorporated and validly existing under its respective laws of incorporation;

          7.7.2. the Purchaser has and each Local Purchaser will at Completion have, the corporate power and authority to enter into and perform such of this Agreement and any other documents to be entered into pursuant to this Agreement;

          7.7.3. this Agreement constitutes, and the documents to be entered into by the Purchaser or the Local Purchasers pursuant to this Agreement when executed will constitute, valid and binding obligations of the Purchaser and the Local Purchasers, as applicable, in accordance with their respective terms;

          7.7.4. the execution and delivery of and the performance by the Purchaser and each Local Purchaser of its obligations, as applicable, under such of this Agreement and any other documents to be delivered pursuant to this Agreement as are relevant to the Purchaser or such Local Purchaser will not:

                    (a) result in a breach of, or constitute a default under, any material instrument to which the Purchaser or the Local Purchaser is a party or by which the Purchaser or the Local Purchaser is bound; or

                    (b) result in a breach of any order, judgment or decree of or undertaking to any court, governmental agency or regulatory body to which the Purchaser or the Local Purchaser is a party or by which the Purchaser or the Local Purchaser is bound;

          7.7.5. the execution and delivery of this Agreement and the documents to be delivered under it and the consummation of the transactions contemplated hereby and thereby will not
                    (i) violate, conflict with or result in any breach of any provision of the constitutional documents or by-laws of the Purchaser or a Local Purchaser or (ii) violate, conflict with or result in any breach of any statute, rule or governmental regulation applicable to the Purchaser or the Local Purchaser;

          7.7.6. no consent, approval, authorisation, declaration of, or notification to, any governmental authority (other than competition notifications in jurisdictions other than the United Kingdom and the United States) is required to be made or obtained by the Purchaser or the Local Purchaser as a condition of the execution or delivery of this Agreement or the documents to be delivered under this Agreement or, save as contemplated by Clause 3.1, the consummation of the transactions contemplated hereby or thereby;

          7.7.7. the Purchaser has the financial resources required to fulfil its obligations under this Agreement in respect of the payment of the Purchase Price and, to the extent such resources rely on third parties providing finance, the Purchaser has committed facilities available to it which are not subject to any conditions outside the Purchaser's control;

          7.7.8. the Consideration Shares have been duly authorised for issuance and, when issued pursuant to the provisions of this Agreement, will be validly issued, fully paid and non-assessable;

          7.7.9. assuming the accuracy of the Warranties of the Principal Vendor set forth in paragraph 21 of Schedule 4, the issuance of the Consideration Shares by the Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and will be exempt from the registration or qualification requirements of the laws of any applicable state of the United States; and

          7.7.10. the Purchaser has timely filed with the SEC all forms, reports, schedules, proxy statements, registration statements and other documents required to be filed by it since 1 January 2003 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Purchaser SEC

                    Reports"); as of its respective date, each of the Purchaser SEC Reports complied in all material respects with all applicable requirements of Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder, and did not, at the time filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.   CLAIMS PROCEDURE

8.1. If any party to this Agreement (the "Claimant") becomes aware of any matter that may give rise to a claim against another party to this Agreement (the "Recipient") under this Agreement (other than in respect of a breach of a Warranty relating exclusively to Taxation (where the claim shall be dealt with in the manner set out in clause 6 of the Tax Deed)) notice of that fact shall be given to the Recipient as soon as reasonably practicable but any failure to give such timely notice shall not affect the rights of the Claimant except to the extent that the Recipient is prejudiced by such failure.

8.2. Without prejudice to the validity of the claim or alleged claim in question and subject to (i) the Claimant being paid all reasonable out of pocket costs and expenses and (ii) the Recipient entering into such undertakings relating to confidentiality as the Claimant may reasonably require), the Claimant shall allow, and shall procure that the relevant Associated Companies of the Claimant allow, the Recipient and its accountants and professional advisers to investigate the matter or circumstance alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such claim and for such purpose the Claimant shall give, and shall procure that the relevant Associated Companies of the Claimant shall give, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Recipient or its accountants or professional advisers may reasonably request.

8.3. If the claim in question is a result of or in connection with a claim or liability to a third party then:

          8.3.1. no admission of liability shall be made by or on behalf of the Claimant or any Associated Company of the Claimant and the claim shall not be compromised, disposed of or settled without the consent of the Recipient (such consent not to be unreasonably withheld or delayed);

          8.3.2. the Recipient shall (subject to its agreeing that it is liable and providing an indemnity in terms reasonably satisfactory to the Claimant in respect of all costs and expenses which may be incurred by the Claimant or any Associated Company of the Claimant in complying with this Clause 8.3.2) be entitled at its own expense in its absolute discretion to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Claimant or any Associated Company of the Claimant concerned; and

          8.3.3. the Claimant will give and procure that the relevant Associated Companies of the Claimant give, subject to their being paid all reasonable out of pocket costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such claim or liability as the Recipient or their professional advisers reasonably request. The Recipient agrees to keep all such information confidential and only to use it for such purpose.

          This Clause 8.3 will not apply so as to give any of the Vendors any rights in respect of the conduct of the defence by the Purchaser, a Local Purchaser or a Target Company of claims made by a customer who in the twelve months preceding the date of such claim purchased goods or services of the Operations. Clause 8.3.2 will not apply as to any third party claims seeking an injunction or other relief for other than money damages against the Claimant that the Claimant reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such claim can be separated from any related claim for money damages, the Recipient, subject to complying with Clause 8.3.2, shall be entitled to assume the defence of the portion relating to money damages. The rights of the Recipient under this Clause in respect of the negotiation, conduct, defence and settlement of claims shall be subject, where applicable, to the rights of the Claimant's insurers in respect of such matters.

8.4. The Purchaser agrees that after the Completion Date, the Purchaser will or will procure that a Local Purchaser or a Target Company will retain and exert reasonable endeavours to preserve the condition of the relevant Books and Records and the books and records of the Target Companies and ensure that no such books and records are destroyed or disposed of or permitted to be destroyed or disposed of during a seven year period from the Completion Date, provided that the Purchaser may destroy or dispose of any such books and records prior to the expiration of said seven years if the Principal Vendor is provided with reasonable advance notice of the Purchaser's intention to discard or destroy books and records generally identifying the content of the same and the Principal Vendor either agrees that such books and records may be destroyed or disposed of or fails to make arrangements for the pickup and delivery of such documents within thirty days of the date of the Purchaser's notice.

8.5. The Purchaser and the Principal Vendor undertake to (and shall procure that each member of the Purchaser's Group or Vendors' Group (as appropriate) shall) take all reasonable steps available to it to mitigate any loss suffered by any such party in respect of any claim under this Agreement.

8.6. Where any member of the Purchaser's Group or the Vendors' Group (as appropriate) is entitled to recover from some other person any sum in respect of any loss which could give rise or has given rise to any claim under this Agreement, the Purchaser or the Principal Vendor shall promptly after becoming aware of such entitlement inform the Principal Vendor or the Purchaser (as appropriate) of it and will procure that there are taken all commercially reasonable steps to recover that sum. Any such sum recovered (less any out of pocket costs and expenses reasonably incurred in obtaining such recovery) will reduce the amount which, without such recovery, could have formed the whole or part of any claim under this Agreement provided however that such entitled party shall not be obliged to pursue such claim against the third party before or in preference to pursuing a claim against the other party.

8.7. If any party pays an amount in discharge of any claim under this Agreement and the recipient or one of its Associated Companies subsequently recovers from a third party the same losses in respect of which the relevant claim was made, the recipient shall repay an amount equal to (i) the sum recovered from the third party less any out of pocket costs and expenses reasonably incurred in obtaining such recovery and less also any Taxation or other deductions chargeable or suffered in respect of such sum or (ii) if less, the amount previously paid by such party to the recipient.

9.   REGISTRATION RIGHTS

9.1. For purposes of this Clause 9, the following terms shall have the following meanings:

          9.1.1. "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; for the purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

          9.1.2. "Common Stock" means the shares of common stock, par value US$1.00 per share, of the Purchaser; and

          9.1.3. "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

9.2. On and after the date of Completion and until all of the Consideration Shares issued under this Agreement may be sold without volume limitation under Rule 144 by a person which is not an Affiliate of the Purchaser, if the Purchaser proposes to file a registration statement with respect to an offering of Common Stock to the general public (other than a registration statement on Form S-4 or Form S-8 (or any substitute form that may be adopted by the SEC)) (any such registration statement, a "Registration Statement"), then the Purchaser shall give written notice of such proposed filing to the Principal Vendor as soon as practicable (but in no event less than 15 Business Days before the anticipated filing date). Upon the written request by the Principal Vendor, given within ten

          Business Days after delivery of any such notice by the Purchaser, to include in such Registration Statement such number of Consideration Shares as the Principal Vendor may request, and as are held by the Principal Vendor or any member of the Vendors' Group, the Purchaser shall include all such Consideration Shares in such Registration Statement on the same terms and conditions as the Common Stock otherwise being offered and sold pursuant to such Registration Statement. Notwithstanding anything contained herein, if the Registration Statement is being filed for an underwritten offering of Common Stock to the general public for the Purchaser's own account (the "Primary Shares"), and the lead underwriter delivers a written opinion to the Purchaser that the size of the offering that the Purchaser, the Principal Vendor and the holders of any other shares proposed to be included in the Registration Statement (the "Other Shares") intend to make is such that the success of the offering would be materially and adversely affected, then the number of Primary Shares, Other Shares and Consideration Shares to be included in such offering shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such lead underwriter; provided that priority shall be (i) first, Primary Shares and (ii) second, pro rata among Other Shares and Consideration Shares. Notwithstanding the foregoing and for the avoidance of doubt, the Purchaser shall be entitled at any time to terminate or abandon any registration process and related offering of Common Stock as such process relates to all shares included in such registration and offering.

9.3. Whenever the Purchaser is under an obligation pursuant to the provisions of this Clause 9 to effect the registration of any Consideration Shares, the Purchaser shall, as expeditiously as practicable:

          9.3.1. prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the offer and sale of the Common Stock to the general public pursuant to such Registration Statement is complete and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Consideration Shares;

          9.3.2. notify the Principal Vendor in writing promptly (i) of the receipt by the Purchaser of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (ii) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification of the Consideration Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          9.3.3. furnish to the Principal Vendor such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act;

          9.3.4. notify the holders of the Consideration Shares of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          9.3.5. list the Consideration Shares on any national securities exchange on which any shares of the Common Stock are listed; and

          9.3.6. otherwise comply with all applicable rules and regulations of the SEC and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within one month after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

9.4. All fees and expenses incident to the performance of or compliance with this Clause 9 by the Purchaser, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Consideration Shares), printing expenses, messenger and delivery expenses, any registration or filing fees payable under any US Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing of the securities to be registered on any securities exchange or automated quotation system, fees and disbursements of counsel for the Purchaser and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), securities acts liability insurance (if the Purchaser elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Purchaser in connection with such registration and the fees and expenses of other persons retained by the Purchaser, will be borne by the Purchaser; it being understood and agreed that the Principal Vendor will bear all fees and expenses incurred by it in connection with any registration pursuant to this Clause 9 (including any underwriting fees, discounts and commissions, transfer taxes and fees and expenses of its counsel).

9.5. The Purchaser and the Principal Vendor and their Affiliates shall reasonably cooperate and use all reasonable endeavours, and shall each take all actions reasonably necessary or advisable, in connection with the Purchaser's obligation to effect the registration of the Consideration Shares with the SEC in accordance with this Clause 9.

9.6. The Purchaser agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Principal Vendor, its Affiliates and their respective officers, directors, agents, employees and partners (each, an "indemnified party") against any and all losses, claims, damages, fees, expenses (including reasonable fees, disbursements and other charges of counsel and costs of investigation) or other liabilities caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and or supplemented, if the

          Purchaser shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that the Purchaser shall not be required to indemnify any indemnified party for any losses, claims, damages, fees, expenses or other liabilities resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and in conformity with any information with respect to the Principal Vendor or any other indemnified parties furnished in writing to the Purchaser by the Principal Vendor or such other indemnified parties expressly for use therein.

9.7. In connection with any registration in which the Principal Vendor or any of its Affiliates is participating, the Principal Vendor and its Affiliates will furnish to the Purchaser in writing such information with respect to the Principal Vendor or its Affiliates as the Purchaser reasonably requests for use in connection with any such Registration Statement, prospectus, or preliminary prospectus and agrees to indemnify the Purchaser, its Affiliates and their respective officers, directors, agents, employees and partners to the same extent as the foregoing indemnity from the Purchaser to the Principal Vendor or its Affiliates, but only with respect to information relating to the Principal Vendor or its Affiliates furnished to the Purchaser in writing by the Principal Vendor or its Affiliates expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by the Principal Vendor or its Affiliates from the sale of Consideration Shares effected pursuant to such Registration Statement.

9.8. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Clause 9.6 or 9.7 above, such indemnified party shall promptly notify the person against whom such indemnity may be sought (hereinafter in this Clause 9.8 and Clause
          9.9 below called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

9.9. lf the indemnification provided for in Clause 9.6 or 9.7 above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in Clause 9.6 or 9.7 above, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages, fees, expenses or other liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, fees, expenses or other liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Clause 9.8 above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Clause
          9.9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Clause 9.9. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under Clause 9.6 or 9.7 above, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Clause 9.6 or 9.7 above without regard to the relative fault of said indemnifying party or any other equitable consideration provided for in this Clause 9.9. Notwithstanding the foregoing, in no event shall the amount contributed by the Principal Vendor exceed the aggregate net offering proceeds received by the Principal Vendor from the sale of Consideration Shares pursuant to the Registration Statement.

                                      35
10.  CONTRACTS

10.1. With effect from Completion and to the extent that the same is lawful and permissible under the relevant Contract, each of the Business Vendors assigns to the Purchaser (or the relevant Local Purchaser) its rights under each Contract (other than Excluded Assets).

10.2. To the extent that the assignments referred to in Clause 10.1 are not lawful or permissible under a Contract (whether due to the consent of the other party or parties to such contract not being obtained or otherwise):

          10.2.1. the Business Vendors shall insofar as required by and at the request of the Purchaser use all reasonable endeavours with the co-operation of the Purchaser to procure such assignments; and

          10.2.2.   until such assignments have been procured:

                    (a) this Agreement shall not constitute an assignment or attempted assignment of the Contract but the relevant Business Vendors shall hold the relevant Contract in trust for the Purchaser or the relevant Local Purchaser absolutely (but only if the relevant Business Vendor can do so without causing an event of default or termination and without a breach of law);

                    (b) the relevant Business Vendor shall give all reasonable assistance to the Purchaser to enable the Purchaser to enforce the relevant Business Vendor's rights under the relevant Contract and the Purchaser shall reimburse the relevant Business Vendor for any reasonable out of pocket costs and expenses incurred in giving such assistance but only:

                              (i) if (x) the Purchaser or the relevant Local Purchaser receives (either directly or through the relevant Business Vendor) the economic claims, rights and benefits, if any, under such Contract or (y) the reason why the Purchaser or the relevant Local Purchaser does not receive such economic claims, rights and benefits, if any, is not the failure of the relevant Contract to be assigned to the Purchaser or the relevant Local Purchaser; and

                              (ii) to the extent such costs and expenses do not exceed the costs and expenses the Purchaser would reasonably have incurred in enforcing such rights, had such Contract previously been assigned to the Purchaser; and

                    (c) the parties shall co-operate (each at its own expense) in making such other reasonable lawful alternative arrangements regarding the relevant Contract as may best achieve the transfer with effect from Completion of the benefit and burden of such Contract to the Purchaser or a Local Purchaser.

10.3. The Business Vendors will make any benefit received by them under a Contract after Completion available to the Purchaser and the Purchaser shall procure at its own expense the performance of the Business Vendor's obligations under the Contract and shall be responsible for the Business Liabilities, if any, arising under or relating to such Contract, provided that the Purchaser shall (subject to Clause 10.4) only be required to procure the performance of such obligations and assume such Business Liabilities to the extent it is able (whether directly or through such Business Vendor) to receive such benefits and any claims and rights that would otherwise have accrued to the Purchaser under such Contract had such Contract been assigned to the Purchaser at Completion.

10.4. In relation to those Contracts under which a Business Vendor has outstanding performance obligations as at Completion and where the counterparty to such Contract refuses to agree to the effective transfer of such performance obligations to the Purchaser, the Purchaser shall nonetheless offer to such counterparty to undertake such performance obligations in return for the receipt by the Purchaser of the economic claims, rights and benefits, if any, under such Contract.

11.      EMPLOYEES

The provisions of Schedule 7 shall apply in relation to the Employees and the transfer of the employment of the Employees (other than the Target Company Employees) to the Purchaser or a Local Purchaser and ancillary matters.

12.      EMPLOYEE BENEFIT ARRANGEMENTS

The provisions of Schedule 8 shall apply in relation to the Employee Benefit Arrangements. Where a specific provision of Schedule 8 is inconsistent with
Schedule 7, Schedule 8 shall prevail.

13.      POST-COMPLETION OBLIGATIONS

RELEASE OF GUARANTEES

13.1. Immediately following Completion the Purchaser shall use all reasonable endeavours to procure the release of all securities, guarantees and indemnities given by or binding upon any member of the Vendors' Group in relation to any debt or obligation of any Target Company. Pending such release the Purchaser shall indemnify and keep indemnified the Principal Vendor for itself and as trustee for each member of the Vendors' Group from and against all costs, claims and demands arising out of or in connection with such securities, guarantees and indemnities.

13.2. Immediately following Completion the Principal Vendor shall use all reasonable endeavours to procure the release of all securities, guarantees and indemnities given by or binding on any Target Company in relation to any debt or obligation of any member of the Vendors' Group. Pending such release the Principal Vendor shall indemnify and keep indemnified the Purchaser for itself and as trustee for the Target Companies from and against all costs, claims and demands arising out of or in connection with any such securities, guarantees and indemnities.

                                      37
RECEIPTS BY VENDORS' GROUP

13.3. If at any time after Completion any member of the Vendors' Group receives any monies in respect of any Debtor or Claim then the Principal Vendor shall procure that such member shall pay to the Purchaser as soon as reasonably practicable the amount recovered (less any costs of recovery).

RECEIPTS BY PURCHASER'S GROUP

13.4. If at any time after Completion any member of the Purchaser's Group receives or has possession of any Excluded Asset or any monies attributable to any Excluded Asset, the Purchaser shall procure that the relevant member of the Purchaser's Group shall pay or forward to the Principal Vendor as soon as reasonably practicable such Excluded Asset or monies (less any costs of recovery).

FURTHER ASSURANCE

13.5. Each of the parties shall from time to time on being required to do so by another, do or procure that there is done all such acts reasonably in its power and/or execute and deliver all such further documents as such other party may reasonably consider necessary for giving full effect to this Agreement (provided that, for the avoidance of doubt, if one party requires another to execute a document pursuant to this Clause, the party making such request shall bear the cost of preparation, execution and, where applicable, filing of such document).

USE OF EXCLUDED NAMES

13.6. Subject to Clause 13.7 below, the Purchaser undertakes to the Vendors that it shall not, and shall procure that no member of the Purchaser's Group shall, after Completion, use in any way whatsoever any registered or unregistered trademarks (including any logos or other devices) incorporating the Excluded Names. Without prejudice to the foregoing, the Purchaser shall procure that within 90 days of Completion, any Target Company which has the word "Avecia" as part of its corporate name shall effect a change of name so as to exclude the word "Avecia" or any confusingly similar word (and the Purchaser shall within such 90 day period provide evidence of such change of name to the Principal Vendor).

13.7. The Purchaser, the Local Purchasers and the Target Companies shall have the right to continue to use the trade mark "Avecia" or any registered or unregistered trade marks, logos or other devices incorporating "Avecia" on a royalty free, non-exclusive basis solely
          (i) on labels, packaging and products for a period of one year from Completion and (ii) on vehicles, stationery, premises, promotional material, and on any other assets comprising part of the Business Assets or owned by the Target Companies for a period of six months from Completion, in each case to which such trade marks were in the ordinary course of the Operations affixed before Completion, and solely in the manner in which they were being used immediately before Completion.

POST-COMPLETION CLAIMS BY VENDORS' GROUP AND PURCHASER'S GROUP

13.8. Except as otherwise expressly provided in or contemplated by this Agreement or any Ancillary Agreement, the Principal Vendor undertakes that after Completion no member of the Vendors' Group will make any claim on any Target Company and the Purchaser undertakes that after any Completion no Target Company will make any claim on any member of the Vendors' Group, in each case in respect of transactions, acts or omissions occurring before Completion other than to the extent that the amount claimed was provided for or included as an asset or liability in determining the Completion Working Capital or reduced the value of an asset therein or was included as an Intra-Group Payable or Intra-Group Receivable in the Intra-Group Indebtedness Statement.

ASSISTANCE WITH TAX RETURNS AND AUDIT

13.9. The Purchaser shall procure that the employees of the Purchaser's Group from time to time shall provide such assistance to the Vendors' Group (at the Purchaser's expense) as is reasonably required for the purpose of:

          13.9.1. completion of Tax Returns of members of the Vendors' Group or Tax Returns of Target Companies which are part of a group for Taxation purposes with members of the Vendors' Group (including where applicable Tax Returns incorporating information relating to the Target Companies) within all relevant jurisdictions for the tax period up to and including the Completion Date; and

          13.9.2. preparation and finalisation of individual and consolidated accounts of members of the Vendors' Group.

13.10. The Principal Vendor shall procure that the employees of the Vendors' Group from time to time should provide such assistance to the Purchaser's Group (at the Principal Vendor's expense) as is reasonably required for the purpose of the Purchaser's Group's completion of Tax Returns relating to the Operations.

PROCUREMENT OBLIGATIONS

13.11. Where this Agreement provides for a member of the Vendors' Group or a member of the Purchaser's Group to be obliged in any way, such provision shall be construed as including an obligation on the Principal Vendor or the Purchaser respectively to procure that such obligation is discharged. Where this Agreement provides for a member of the Vendors' Group or a member of the Purchaser's Group enjoying any benefit, such provision shall be construed as including an obligation on the Purchaser or the Principal Vendor respectively to ensure that such benefit is provided or made available by the relevant member of its group.

CONSOLIDATED TAX GROUPS

13.12. The Principal Vendor and the Purchaser agree that where Target Company is a member of a group together with a member of the Vendors' Group which makes a consolidated return for any Taxation purpose, arrangements shall be made as soon as practicable to terminate any existing arrangements between members of the Vendors' Group and that Target Company.

TRANSFER OF PERMITS

13.13. Where any Permit of a Business Vendor is capable of transfer to the Purchaser or a Local Purchaser, the Principal Vendor shall or shall procure that the relevant member of the Vendors' Group shall at its own expense execute such documents as are necessary to effect such transfer. Where any Permits of a Business Vendor are not so capable of transfer, the Principal Vendor shall and shall procure that the relevant members of the Vendors' Group shall offer such assistance as the Purchaser may reasonably require for the renewal or reissue of such Permit to it or another member of the Purchaser's Group.

CUSTOMERS AND SUPPLIERS

13.14. After Completion, the relevant Vendors shall, as soon as reasonably practicable, join with the Purchaser (or relevant Local Purchaser) in sending a notice in a form agreed between the Purchaser and the Principal Vendor to the customers and suppliers and other business contacts of the Operations informing them of the transfer of the Operations.

INTELLECTUAL PROPERTY

13.15. If within the twelve month period following the Completion Date, the Purchaser or any Vendor discovers that any Business IP is owned by any member of the Vendors' Group, the Principal Vendor shall promptly procure an assignment of such Intellectual Property to the Purchaser (or as directed by the Purchaser) for nominal consideration.

ASSISTANCE WITH LITIGATION AND CLAIMS

13.16.    If and to the extent that:

          13.16.1. the Vendors' Group has under this Agreement retained or the Purchaser's Group has assumed responsibility for any liability or claim; and

          13.16.2. after Completion the Purchaser's Group or the Vendors' Group, as appropriate (or their respective employees or advisers) have information which would assist in the investigation, defence or settlement of such liability or claims, then the Purchaser shall or shall procure that the relevant member of the Purchaser's Group shall and the Vendor shall or shall procure that the relevant member of the Vendors' Group shall at the expense of the party requesting such assistance provide all such reasonable assistance as may be required for the investigation, defence or settlement of such liability or claim, including without limitation: 13.16.3. reasonable access to records, premises, personnel and advisers; and

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                                      40

          13.16.4. making personnel and advisers available for the purpose of taking affidavits and preparation for the attendance of any court hearing or other legal or arbitral or alternative dispute resolution procedures.

FINANCIAL STATEMENTS

13.17. Not later than 30 days after the Completion Date, the Principal Vendor shall deliver to the Purchaser (in Microsoft Excel format other than the notes thereto, which shall be in Microsoft Word format) the Audited Non-Statutory Accounts, together with an "Operating and Financial Review and Prospects" (with respect to (i) the year ended 31st December 2002 compared to the year ended 31st December 2001 and (ii) the year ended 31st December 2003 compared to the year ended 31st December 2002, in each case in Microsoft Word format) prepared in accordance with Item 5 of Form 20-F under the Securities Act. The Audited Non-Statutory Accounts shall contain US GAAP reconciliations prepared in accordance with US GAAP and the applicable provisions of Regulation S-X and Form 20-F under the Securities Act. The Principal Vendor shall be responsible for the costs of preparation of the Audited Non-Statutory Accounts.

SEC FILINGS

13.18. For so long as the Consideration Shares are outstanding and are held by the Principal Vendor or any member of the Vendors' Group, the Purchaser shall file all reports required to be filed by the Purchaser with the SEC under Section 13 or 15(d) of the Exchange Act.

INTELLECTUAL PROPERTY LICENCES

13.19. If within the twelve month period following the Completion Date, the Purchaser or any Vendor discovers that any Intellectual Property to which this Clause 13.19 applies, which Intellectual Property was owned by or licensed to a member of the Vendors' Group and was used in the Operations in the twelve months preceding the Completion Date and such use was material to the Operations in that period, has not been assigned or licensed to the Purchaser hereunder or pursuant to the Ancillary Agreements, the Principal Vendor shall promptly grant, or procure the grant of, a non-exclusive, royalty free, perpetual licence to the Purchaser, to use any such Intellectual Property in the Target Businesses for the purposes used prior to Completion, but for no other purpose whatsoever.

          Where any Intellectual Property to which this Clause 13.19 applies is licensed to the Principal Vendor or member of the Vendors' Group, the Principal Vendor's only obligation hereunder shall be to grant, or procure the grant of, a sub-licence and if such sub-licence requires the consent of the licensor, to use its reasonable endeavours to obtain such consent.

          This Clause 13.19 applies to Intellectual Property other than (a) Intellectual Property relating to computer software (b) the Excluded Names, and (c) any registered or unregistered trade marks including any logos or other devices incorporating the Excluded Names.

13.20. If within the twelve month period following the Completion Date, the Purchaser or any Vendor discovers that any Business IP used by any member of the Vendors' Group, other than in the Target Businesses, in the twelve months preceding the Completion Date and such use was material in that period, the Purchaser shall promptly grant, or procure the grant of, a non-exclusive, royalty free, perpetual licence to the relevant member of the Vendors' Group, to use any such Intellectual Property in its business for the purposes used prior to Completion, but for no other purpose whatsoever.

INSURANCE POLICIES

13.21. For so long as any Insured Liabilities remain outstanding, the Principal Vendor agrees that it shall not (and will procure that no member of the Vendors' Group shall):

          13.21.1.  revoke;

          13.21.2.  take any steps to vitiate or impair the legal validity of;
                    or

          13.21.3. otherwise take any action which may have the effect of vitiating, or impairing the legal validity of,

          any insurance policy in force at the date of this Agreement providing coverage in respect of such Insured Liability.

EMPLOYEE RECORDS

13.22. The Vendors shall transfer all records and data held by such Vendors relating to the Employees (including Sensitive Personal Data (as defined in Section 2 of the Data Protection Act 1998) to the extent required to comply with TUPE or any other legal requirement but no other Sensitive Personal Data) to the Purchaser or a Local Purchaser on or as soon as reasonably practicable after Completion. For a period of three months from Completion, the Purchaser may request that the Vendors notify the Purchaser of any classes of Sensitive Personal Data held by the Vendors relating to the Employees (other than US Employees) which have not been provided to the Purchaser or a Local Purchaser pursuant to this Clause 5.6. The Purchaser may then request that the Vendors provide any of such Sensitive Personal Data to it (such requested data being "Withheld Sensitive Personal Data"). Subject to the Purchaser obtaining all consents from the subjects of the Withheld Sensitive Personal Data necessary to allow the Vendors to disclose such in compliance with their legal obligations, the Vendors shall provide the Withheld Sensitive Personal Data to the Purchaser.

14.      GUARANTEES

14.1.     In this Clause:

          14.1.1. references to the "Guarantor" shall be construed both as a reference to the Purchaser (in relation to the Local Purchasers) and to the Principal Vendor (in relation to the Business Vendors and the Share Vendors); and

          14.1.2. references to the "Guaranteed Subsidiaries" means the Local Purchasers (in relation to the Purchaser) and the Business Vendors and the Share Vendors (in relation to the Principal Vendor).

14.2. In consideration of the other parties entering into this Agreement the Guarantor hereby unconditionally and irrevocably guarantees due and punctual performance and observance by the Guaranteed Subsidiaries of all their obligations under or for breach of this Agreement and any agreement to be entered into pursuant to it (including obligations to pay damages) (the "Guaranteed Obligations"). The liability of the Guarantor under this Clause shall not be released or diminished by any variation of the terms of the Guaranteed Obligations, any forbearance, neglect or delay in seeking performance of the Guaranteed Obligations or any granting of time for such performance, or by any assignment of the benefit of the Guaranteed Obligations in accordance with Clause 19.18 or 19.19.

14.3. If and whenever a Guaranteed Subsidiary defaults for any reason whatsoever (and irrespective of the time during which such default has been unremedied) in the performance of any of the Guaranteed Obligations, the Guarantor shall forthwith upon demand unconditionally and irrevocably perform (or procure performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made.

14.4. The guarantees in this Clause are to be continuing guarantees and accordingly are to remain in force until all the Guaranteed Obligations shall have been irrevocably performed or satisfied. Such guarantees are in addition to and without prejudice to and not in substitution for any rights or security which the recipient of such guarantees may now or hereafter have or hold for the performance and observance of the Guaranteed Obligations.

14.5. As a separate and independent stipulation the Guarantor agrees that any of the Guaranteed Obligations (including, without limitation, any moneys payable) which may not be enforceable against or recoverable from any Guaranteed Subsidiary by reason of any legal limitation, disability or incapacity on or of the Guaranteed Subsidiary or any other fact or circumstance (other than any exclusion or limitation imposed by this Agreement or any agreement entered into pursuant to this Agreement) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof.

14.6. The guarantees in this Clause shall not be affected or impaired by reason of any other fact or event which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release or a defence to a guarantor.

15.      VAT

15.1. The parties agree that the consideration given in respect of the sale of the Target Businesses, the Business Assets and the sale of the Target Companies is exclusive of any amounts in respect of VAT which is properly chargeable in respect of such supplies. The parties intend, if applicable, that the Target

          Businesses and Business Assets shall be sold as a going concern for VAT purposes and the Principal Vendor shall (or shall procure that the relevant Business Vendor shall) and the Purchaser shall (or shall procure that the relevant Local Purchaser shall) give notice of such sale to the relevant Tax Authority as required by applicable law.

15.2. The Principal Vendor shall (and shall procure that each Vendor shall) and the Purchaser shall and shall procure that each Local Purchaser shall preserve any VAT records relating to the Target Businesses under their control in such a manner and for such period as may be required by applicable law and will allow the other parties, upon reasonable notice, reasonable access during working hours to and copies at the requesting party's expense of such records where reasonably required by such parties for their Taxation purposes and will produce information from these records to the relevant other parties and/or any relevant Tax Authority if such other parties reasonably require it for their Taxation purposes.

15.3. The Principal Vendor shall (and shall procure that the relevant Business Vendors shall) and the Purchaser shall (and shall procure that the relevant Local Purchasers shall) use all reasonable endeavours (including, for the avoidance of doubt, the making of an election or application in respect of VAT to any Tax Authority) to secure that the sale of the Business Assets located in the member states of the European Community is treated as neither a supply of goods nor a supply of services where the country in which the Business Assets are located has given effect to Article 5(8) of the EEC Sixth Directive (77/388/EEC). The Purchaser warrants that in connection with the sale of the Business Assets located in the member states of the European Community it (or the relevant Local Purchaser) is or will become at the Completion Date a taxable person for VAT purposes and that it (or the relevant Local Purchaser) will use those Business Assets acquired in carrying on the same kind of business (whether or not as part of any existing business) as that carried on by the relevant Business Vendors before Completion.

15.4. To the extent that any state outside the European Community in which any of the Business Assets are located provides for relief or exemption from VAT on the transfer of a business or treats such a transaction as being non-taxable for VAT purposes, the Purchaser and the Principal Vendor shall use all reasonable endeavours (including, for the avoidance of doubt, the making of an election or application in respect of VAT to any Tax Authority) to secure such treatment.

15.5. The Purchaser shall or shall procure that the relevant Local Purchaser shall, subject to the submission by the relevant Vendor of a VAT invoice in accordance with the provisions of Clause 19.20, pay on Completion or, if later, five Business Days before the relevant Vendor is required to account for such VAT the amount of any VAT properly payable in any jurisdiction in respect of the transfer of any of the Business Assets (whether as a result of denial of a relief sought under this Clause 15 or otherwise) in addition to any consideration (monetary or non-monetary) expressed in this Agreement or in any Local Agreement to be given by the Purchaser or the relevant Local Purchaser.

15.6. After Completion the Purchaser or the relevant Local Purchaser shall in relation to the Business Assets carry on the same kind of business, whether or not as part of any existing business of the Purchaser or the relevant Local Purchaser, as the relevant Business Vendor carries on with the relevant Business Assets relating to that jurisdiction.

16.       THIRD PARTY RIGHTS

          16.1. Subject to Clause 16.2, this Agreement shall not be enforceable by any person who is not a party to it.

          16.2. The provisions of Clauses 7.2 and 7.6 may be relied on and enforced by each of the persons or categories of persons referred to in such Clauses.

          16.3.     This Agreement may be amended in accordance with Clauses
                    19.13 and 19.14 without the consent of any person who is not a party to it.

17.       COSTS

Except where expressly provided otherwise, each party shall bear its own costs in relation to the preparation, negotiation, execution and completion of (and the performance of their obligations under) this Agreement and the agreements to be delivered under it. All notarial fees, transfer taxes, stamp duties or documentary taxes, capital taxes or duties, registration or filing fees or similar expenses payable in connection with the transactions contemplated by this Agreement shall be borne by the party legally responsible therefor.

18.       ANNOUNCEMENTS/CONFIDENTIALITY

18.1. The Principal Vendor and the Purchaser shall, subject to the requirements of law or any regulatory body or fiscal authority or the rules and regulations of any recognised stock exchange, agree together as to the terms of, the timetable for and manner of publication of, any formal announcement or circular to the Employees or any Vendor's or Target Company's customers, suppliers, distributors or sub-contractors which either party may desire or be obliged to make regarding this Agreement or the transactions contemplated by this Agreement which circular or announcement is made or distributed on or prior to the Completion Date. In addition, the Purchaser and the Principal Vendor shall consult with each other before issuing or making, and provide the other with reasonable opportunity to review and make reasonable comment upon, any formal announcement or circular to the media which the Purchaser or the Principal Vendor may desire or be obliged to make regarding this Agreement or the transactions contemplated by this Agreement which circular or announcement is made or distributed on or prior to the Completion Date.

18.2. The parties acknowledge that the Confidentiality Agreement shall, insofar as it obliges the Purchaser to maintain the confidentiality of information relating to the Operations, cease to have any force or effect from Completion.

18.3. Subject to Clause 18.5, the Purchaser shall (and shall procure that each member of the Purchaser's Group shall) and the Principal Vendor shall (and shall procure that each member of the Vendors' Group shall) treat as strictly

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                                      45


          confidential and not use or disclose any information received or obtained as a result of entering into or performing this Agreement (or any other agreement entered into under or pursuant to this Agreement) which relates to:

          18.3.1. the provisions of this Agreement (or any such other agreement);

          18.3.2. the negotiations relating to this Agreement (and such other agreements); or

          18.3.3. any other parties and their Associated Companies and the business carried on by each of them.

18.4. Subject to Clause 18.5, the Principal Vendor shall (and shall procure that its Associated Companies shall) treat as strictly confidential and not use or disclose any confidential or proprietary information which relates to the Operations.

18.5. The provisions of Clauses 18.3 and 18.4 shall not prohibit disclosure or use if and to the extent:

          18.5.1. required by law or for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement;

          18.5.2. required by the applicable rules of any stock exchange on which the securities of the parties to this Agreement (or one of their Associated Companies) are listed or quoted (or on which it is proposed that such securities be listed or quoted during the process of applying to become so listed or quoted) or any other competent regulatory authority or, in the reasonable opinion of the Purchaser or the Principal Vendor (as appropriate) required to be disclosed to or filed with the SEC to comply with obligations under the Securities Act or the Exchange Act or the rules of the SEC promulgated thereunder;

          18.5.3. required to vest the full benefit of this Agreement in any party;

          18.5.4. made to or used on a confidential basis by the professional advisers, auditors and bankers or other funding parties or prospective funding parties of each party or to the extent that disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party or a holding company of that party;

          18.5.5. it becomes publicly available (other than as a result of disclosure by the relevant party to this Agreement or the Confidentiality Agreement, or any other person, in breach of such agreements);

          18.5.6. that the other parties have given prior written approval to the disclosure;

          18.5.7. the information is subsequently obtained free of any restrictions on use or obligations of confidentiality from a third party which is itself free of


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                                      46

                    any restrictions on use or obligations of confidentiality with respect to that information;

          18.5.8. the information is already in the possession of that party and is not subject to an obligation of confidentiality or a restriction on use; or

          18.5.9. the information is independently developed after Completion,

          provided that except where prohibited by any applicable law or regulation prior to disclosure of any information pursuant to Clause 18.5.1the party concerned shall, where possible, promptly notify the other party of such requirement with a view to providing the other party with the opportunity to contest such disclosure or otherwise to agree the timing of, conditions to and content of such disclosure.

18.6. The restrictions contained in this Clause 18 shall continue to apply for a period of five years from the Completion Date.

19.       GENERAL

EXCLUSION OF LIMITATIONS ON FRAUD

19.1. Nothing in this Agreement shall operate to limit the liability of a party (or the remedies available to the other party) in respect of a fraudulent act or representation by it.

SET-OFF

19.2. Unless by express agreement between the parties (including set-off under Clause 4.10), no amount due and payable by one party to the other pursuant to this Agreement shall be set-off against any other amount due and payable or alleged to be due and payable by that other party to the first party whether pursuant to this Agreement or otherwise.

WITHHOLDINGS AND DEDUCTIONS

19.3. All sums payable by any party to another party under this Agreement shall be paid free and clear of all deductions or withholdings, save only as may be required by law. If any deductions or withholdings are required by law the payer shall (except (i) to the extent the same has been taken into account in calculating the amount due under any other provision of this Agreement; and/or (ii) in the case of interest payable under Clause 19.17) be obliged to pay to the payee such sum as will after such deduction or withholding has been made leave the payee with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

19.4. If a recipient of sums payable under this Agreement (other than interest payable under Clauses 4.19 or 19.17 and, in the case of the Vendors, other than the Purchase Price) is liable for Taxes in respect of the such sum the payer shall be obliged to pay to the payee such sums as will after the Tax liability has been discharged leave the payee with the same amount as it would have been entitled to receive and to retain in the absence of any such requirement to pay Tax in respect of the receipt.

19.5. If the payee receives a credit for or refund of any Taxation payable by it or similar benefit by reason of any deduction or withholding for or on account of Taxation described in Clause 19.3, it shall reimburse to the payer such part of such additional amounts paid to it pursuant to Clause 19.3 above as will leave it (after such reimbursement) in no better and no worse position than it would have been if the payer had not been required to make such deduction or withholding. The payee shall use all reasonable endeavours to obtain any available credit, refund or similar benefit and shall where possible claim credit or relief from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding as aforesaid in priority to any other reliefs or credits available to it. The principles of this Clause
          19.5 shall also apply to Clause 19.4.

19.6. If any deduction or withholding is made from any payment as contemplated in Clause 19.3, the payer shall supply to the payee such official receipt, if any, or other evidence of payment to the relevant authority of the amount deducted or withheld and shall give all reasonable assistance to enable the payee to receive a credit or refund or similar benefit by reason of the deduction or withholding as promptly as possible.

CERTAIN PAYMENTS TO INCLUDE IRRECOVERABLE VAT

19.7. Where this Agreement or any contract or agreement entered into in performance of this Agreement to which any party to this Agreement is a party (each a "Contracting Party") requires any other Contracting Party to indemnify, compensate or reimburse another Contracting Party for a cost borne by that other Contracting Party, or to make a payment to another Contracting Party determined wholly or partly by reference to a payment made or cost borne by that other party, the amount payable shall be calculated by taking into account the underlying cost or payment exclusive of VAT, if any, other than irrecoverable VAT.

EFFECT OF COMPLETION

19.8. The provisions of the Agreement shall remain in full force and effect notwithstanding Completion so far as they remain to be observed or performed.

ENTIRE AGREEMENT

19.9. This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any and all prior proposals, representations, agreements and negotiations relating thereto, whether written, oral or implied between the parties or any of them and also to the exclusion of any terms implied by law which may be excluded by contract. THE PURCHASER ACKNOWLEDGES THAT THE OPERATIONS, INCLUDING THE TARGET BUSINESSES (WITH THE ASSETS AND LIABILITIES THEREOF) INSOFAR AS SITUATED IN OR CONNECTED WITH THE UNITED STATES OF AMERICA ARE BEING SOLD ON AN "AS

          IS, WHERE IS, WITH ALL FAULTS" BASIS, WITHOUT ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER OTHER THAN THOSE SPECIFICALLY SET FORTH HEREIN. THE VENDORS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR SATISFACTORY QUALITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, PROVIDED THAT NOTHING IN THIS OR THE PRECEDING SENTENCE SHALL OR SHALL BE DEEMED TO MODIFY THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT RELATING TO THE OPERATIONS INCLUDING THE TARGET BUSINESSES.

19.10. So far as is permitted by law and except in the case of fraud, the parties agree and acknowledge that the only right and remedy which shall be available to the Purchaser in connection with or arising out of or related to any of the statements contained in the Warranties shall be damages in contract for breach of this Agreement and not rescission of this Agreement, nor damages in tort or under statute (whether under the Misrepresentation Act 1967 or otherwise), nor any other remedy. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of England, this being in addition to any other remedy to which they are entitled at law or in equity.

19.11. In Clauses 19.8, 19.9 and 19.10, "this Agreement" includes the Disclosure Letter and all documents entered into pursuant to this Agreement.

BULK SALES LAWS

19.12. The Purchaser acknowledges that the US Business Vendor will not comply with the provision of any bulk sales or transfer laws of any jurisdiction within the United States of America in connection with the transactions contemplated by this Agreement. To the extent permitted by applicable US laws the Purchaser (for itself and on behalf of the relevant Local Purchaser) hereby waives compliance by the US Business Vendor with the provisions of the bulk sales or transfer laws of all applicable jurisdictions within the United States of America.

MODIFICATIONS/WAIVERS

19.13. No modification or alteration of this Agreement shall be enforceable except by an amendment in writing duly executed by all the parties hereto or, in the case of a waiver, duly executed by the party waiving compliance.

APPOINTMENT OF PRINCIPAL VENDOR AS AGENT

19.14. The Business Vendors and the Share Vendors hereby irrevocably appoint the Principal Vendor as their agent for the purposes of agreeing to any modification or alteration of or granting any waiver or other consent under this Agreement or the agreements to be delivered pursuant to it.

DELAY/FORBEARANCE

19.15. Except where a specific time limit is specified, no delay or forbearance by any party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy. The rights and remedies of the parties under or pursuant to this Agreement are cumulative (provided that no party may make recovery more than once in respect of the same loss).

NO RESCISSION

19.16.    This Agreement may not be rescinded after Completion.

INTEREST

19.17. Where in terms of or pursuant to this Agreement payment is expressed to fall to be paid on a particular day or date or would have been paid on a particular date but for the parties not having agreed the amount of the payment or because the parties have required to seek the determination of a court, arbitrator, or expert interest shall be paid at the Interest Rate by the party due to make the payment of principal from the date upon which payment would have been made had the payment been agreed or the amount of the required payment been known at the earliest point possible under this Agreement until the date actually paid. Such interest shall accrue both before and after judgment.

ASSIGNMENT

19.18. Subject to Clause 19.19, this Agreement and the Tax Deed are personal to the parties to it. Accordingly, subject to Clause 19.19 neither the Purchaser or the Local Purchasers nor the Vendors may, without the prior written consent of the Principal Vendor (in the case of assignment by the Purchaser or a Local Purchaser) or the Purchaser (in the case of assignment by a Vendor), assign the benefit of all or any of the obligations of any other party under this Agreement or the Tax Deed.

19.19. Except as otherwise expressly provided in this Agreement, either the Purchaser or the Local Purchaser or the Vendors may, without the consent of the others, assign to an Associated Company the benefit of all or any of the other parties' obligations under this Agreement and the Tax Deed provided however that if the assignee ceases to be an Associated Company of the Principal Vendor, or as the case may be the Purchaser, then the Principal Vendor or as the case may be the Purchaser shall procure that the assignee re-assigns the benefit of the assigned obligations to an Associated Company or to itself (and pending such re-assignment, the assigned rights shall be unenforceable) and provided further that the maximum liability of any party hereunder for breach of any obligation under this Agreement or under any covenant or indemnity contained in or entered into pursuant to this Agreement shall be limited to the liability which would have arisen in the absence of any such assignment.


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                                      50

NOTICES

19.20. All notices, requests, demands or other communications under this Agreement or the Tax Deed to or upon a party shall be given by delivery or by being sent by first class recorded mail or air mail
          (a) in the case of the Principal Vendor or any Vendor, to the registered office of that party as set forth in this Agreement or by facsimile transmission to the number specified below and (b) in the case of the Purchaser, to the address set forth in the preamble to this Agreement or by facsimile transmission to the number specified below. Any such notice, request, demand or communication shall:

          19.20.1. if delivered personally (which shall include delivery by courier), be deemed to have been received at the time of such delivery or if delivery is not on a Business Day on the Business Day following such delivery;

          19.20.2. if given by first class recorded mail or air mail, be deemed to have been received when actually received; and

          19.20.3. if given by facsimile transmission, be deemed to have been received upon production of a transmission report showing complete transmission of the relevant document to the appropriate number (or if the time of such transmission is not during normal working hours on a Business Day in the recipient country, at the commencement of normal working hours on the next Business Day in the recipient country).

          Unless and until notified otherwise to the Purchaser, all notices to a Business Vendor or a Share Vendor may be served on the Principal Vendor.

          The facsimile numbers of the parties are:

          Principal Vendor: + 44 161 721 1886

          Purchaser: +1 203 229 2613

          Any party may by notice in writing to the other in accordance with this Clause 19.20 specify a different or additional address or facsimile number for the service of notices or copies of notices.

          All notices or communications to a Vendor shall be clearly marked on the exterior and on the first page "for the urgent attention of the Company Secretary" and shall be copied to (i) Avecia Holdings plc, Hexagon House, Blackley, Manchester, M9 8ZS, UK (facsimile number + 44 161 721 1886) and (ii) the Vendors' Solicitors (facsimile number + 44 20 7628 0027) clearly marked on the exterior and on the first page "Urgent: Ref: A112/024/ARD/JPU". All notices or communications to the Purchaser shall be clearly marked on the exterior and on the first page "for the urgent attention of the Corporate Secretary" and shall be copied to the Purchaser's Counsel (facsimile number +1 212 474 3700).

COUNTERPARTS

19.21. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

ILLEGALITY/SEVERANCE

19.22. If any of this Agreement is held to be illegal or unenforceable against a party in any jurisdiction (in whole or in part), then to the greatest extent permitted by law, such illegality or unenforceability shall not limit or affect:

          19.22.1.  the enforcement of any other part of this Agreement;

          19.22.2.  enforcement in any other jurisdiction; or

          19.22.3.  enforcement against any other party.

20.       GOVERNING LAW/PROCESS AGENT

20.1. This Agreement and the Tax Deed shall be governed by and construed in accordance with English law and the parties, expressly waiving their rights to any other forum to which they may be entitled, irrevocably agree that the courts of England are to have exclusive jurisdiction to settle all disputes which may arise out of or in connection with this Agreement or the Tax Deed provided that this Clause 20.1 shall not preclude the enforcement of or giving effect to any judgment of an English Court in any relevant foreign jurisdiction or the enforcement of any Local Agreement in the courts of the relevant jurisdiction in a manner consistent with Clause 6.6 and Clause 6.7.

20.2. Each of the Vendors irrevocably appoints the Principal Vendor and the Purchaser irrevocably appoints (and shall procure that each Local Purchaser not incorporated in England shall irrevocably appoint) Slaughter and May of One Bunhill Row, London EC1Y 8YY as its agent for the service of process in England in relation to any matter arising out of this Agreement or the Tax Deed, service upon whom shall be deemed completed whether or not forwarded to or received by any Vendor or the Purchaser (as appropriate).

20.3. Each of the parties shall inform the other, in writing, of any change in the address of its process agents within 28 days.

20.4. If such process agents cease to have an address in England, the relevant appointor irrevocably agrees to appoint new process agents acceptable to the other parties and to deliver within 14 days a copy of a written acceptance of appointment by its new process agents.

20.5. Nothing contained in this Agreement or the Tax Deed shall affect the right to serve process in any other manner permitted by law.

              SCHEDULE 1 - VENDORS, SHARES AND TARGET BUSINESSES

             PART 1 - DETAILS OF THE SHARE VENDORS AND SHARES SOLD


------------------------------    ---------------------    ----------------------------------
   NAME OF SHARE VENDOR                COUNTRY OF                   SHARES SOLD
                                     INCORPORATION
------------------------------    ---------------------    ----------------------------------


Avecia Holdings B.V.                  Netherlands            100% of Avecia SA (Uruguay)
------------------------------    ---------------------    ----------------------------------
Avecia Holdings B.V. and           Netherlands and UK        100% of Avecia Protection &
Avecia UK Holdings Limited                                   Hygiene NV (Belgium)
------------------------------    ---------------------    ----------------------------------
Avecia Holdings B.V.                  Netherlands            100% of Avecia Protection &
                                                             Hygiene AB (Sweden)
------------------------------    ---------------------    ----------------------------------
Avecia, Inc.                           USA                   100% of Splashes, Inc. (USA)
------------------------------    ---------------------    ----------------------------------



             PART 2 - DETAILS OF THE BUSINESS VENDORS AND SUMMARY
                       DETAILS OF THE TARGET BUSINESSES


------------------------------    -------------------    ----------------------------------------
   NAME OF BUSINESS VENDOR           COUNTRY OF              SUMMARY OF TARGET BUSINESS
                                   INCORPORATION
------------------------------    -------------------    ----------------------------------------


Avecia Inc.                              USA               Manufacturing, research and
                                                           development, sales and services,
                                                           named owner of IP, licences and
                                                           registrations
------------------------------    -------------------    ----------------------------------------
Avecia KK                               Japan              Sales and services
------------------------------    -------------------    ----------------------------------------
Avecia Limited                           UK                Manufacturing, research and
                                                           development, sales and services,
                                                           named owner of IP, licences and
                                                           registrations
------------------------------    -------------------    ----------------------------------------
Avecia (SCDR) SARL                     France              Sales and services
------------------------------    -------------------    ----------------------------------------
Avecia GmbH                            Germany             Sales and services
------------------------------    -------------------    ----------------------------------------
Avecia Spain SL                         Spain              Sales and services
------------------------------    -------------------    ----------------------------------------
Avecia Asia Pacific Pte Ltd           Singapore            Sales and services
------------------------------    -------------------    ----------------------------------------
Avecia Comercial e Importada
Limitada                               Brazil              Sales and services
------------------------------    -------------------    ----------------------------------------
DTBA Limited                             UK                Legal title to property at Seal Sands
------------------------------    -------------------    ----------------------------------------


                           ---------------------------------------------------
                           SCHEDULE 2 - Vendors, Shares and Target Businessees
                           ---------------------------------------------------

                       SCHEDULE 2 - THE TARGET COMPANIEs


Name:                            Splashes, Inc.

Principal Place of Business:     235 Cherry Lane, New Castle, DE 19720, USA

Place of Incorporation:          Delaware, USA

Date of Incorporation:           29th January 2004

Federal ID Number:               13-4273886

Officers:                        Simon Herriott (Director and President)
                                 Brenda Heffelfinger (Treasurer and Secretary)

Issued Share Capital:            100 shares of common stock of US$0.01 each

Shareholders:                    Avecia, Inc

% ownership by Vendors' Group:   100%

-----------------------------------------------------------------------------

Name:                            Avecia S.A.

Principal Place of Business:     Plaza Independencia 831 Of. 808
                                 (11100) Montevideo
                                 Uruguay

Place of Incorporation:          Uruguay

Registered Number:               RUC 21.381501.0014

Directors:                       Carlos Humberto Canoura Pereira
                                 Mark Alan Kenline

Issued Share Capital:            7,369,716 ordinary shares of $1,00 each

Shareholder:                     Avecia Holdings B.V.

% ownership by Vendors' Group:   100%

-----------------------------------------------------------------------------

Name:                            Avecia Protection & Hygiene NV

Registered Address:              13B Avenue de Tervueren, 1040 Brussels,
                                 Belgium

Place of Incorporation:          Belgium

Date of Incorporation:           30th December 2003

Registered Number:               0862.451.150


                                    ------------------------------------------
                                    SCHEDULE 2- The Target Companies
                                    ------------------------------------------

Directors:                       Mark James Nugent
                                 Robertus Theodorus Hendrikus Vink

Issued Share Capital:            (euro) 61,500

Shareholders:                    Avecia Holdings B.V.,
                                 Avecia UK Holdings Limited

% ownership by Vendors' Group:   100%

-----------------------------------------------------------------------------

Name:                            Avecia Protection & Hygiene AB

Registered Address:              Box 437, 40126 Goteborg, Sweden

Place of Incorporation:          Sweden

Date of Incorporation:           14th October 2003

Registered Number:               556648-6808

Officers:                        Mark James Nugent (Sole Director)
                                 Peter George Whitehouse (Deputy Director)

Issued Share Capital:            SEK 100,000

Shareholder:                     Avecia Holdings B.V.

% ownership by Vendors' Group:   100%

-----------------------------------------------------------------------------



                                      ---------------------------------------
                                      SCHEDULE 2- The Target Companies
                                      ---------------------------------------

                    SCHEDULE 3 - PURCHASE PRICE ADJUSTMENT

[Omitted]*













* This Schedule contains certain information relating to the calculation of a working capital adjustment, an adjustment based on levels of cash and indebtedness at completion and certain deferred consideration, which will be furnished supplementally to the Commission upon request.





























                  -----------------------------------------
                    Schedule 3 - Purchase Price Adjustment
                  -----------------------------------------

                            SCHEDULE 4 - Warranties

Specific references in this Schedule 4 to a "Business Vendor" shall be deemed to refer to such Business Vendor only in connection with the Target Business carried on by and the Business Assets and Business Liabilities of such Business Vendor (and not to any unrelated business or activity or assets and liabilities).

1.       AUTHORITY AND CAPACITY

1.1. The Vendors and the Target Companies are companies duly incorporated and validly existing under their respective laws of incorporation.

1.2. The Vendors have the legal right and full power and authority to enter into and perform such of this Agreement and any other documents to be entered into by the Vendors pursuant to this Agreement. This Agreement and such other documents when executed will constitute valid and binding obligations of the Vendors in accordance with their respective terms.

1.3. The execution and delivery of, and the performance by the Vendors of their obligations under, such of this Agreement and any other documents to be executed by the Vendors pursuant to this Agreement (or any Local Agreement) as are relevant to such Vendors will not:

          1.3.1. violate, conflict with or result in a breach of any provision of the constitutional documents or by-laws of any such Vendor or Target Company or, assuming the provisions of Clause 10 are effective to avoid any breach of the Contracts, violate, conflict with or result in a breach of or constitute a default under any material instrument to which any Vendor or Target Company is a party or by which they are bound;

          1.3.2. result in a breach of any order, judgment or decree of or undertaking to any court, governmental agency or regulatory body to which any Vendor or Target Company is a party or by which any Vendor or Target Company is bound; or

          1.3.3. violate, conflict with or result in any breach of any statute, legally binding rule or governmental regulation applicable to any Vendor.

1.4. The Business Vendors and the Target Companies have the legal right and power and authority to carry on the Operations (or, in each case, the relevant part thereof). This Warranty shall not be construed as extending to Intellectual Property matters, which are the subject of paragraph 8.4.

1.5. All corporate action required by the Vendors validly and duly to authorise the execution and delivery of, and to exercise their respective rights and perform their obligations under, this Agreement has been duly taken and all such action in relation to the other documents to be executed by the Vendors pursuant to this Agreement or any of the Local Agreements will have been taken by Completion.


                                           ---------------------------------
                                           SCHEDULE 4 - Warranties
                                           ---------------------------------

1.6. No consent, approval or authorisation of or declaration or filing with any governmental authority is required to be made or obtained by any Vendor as a condition of the execution or delivery of this Agreement or the documents to be delivered under this Agreement or, save as contemplated by Clause 3, the consummation of the transactions contemplated hereby or thereby.

2.        ACCURACY AND ADEQUACY OF INFORMATION

2.1. The Disclosure Letter (other than documents attached thereto or listed therein as agreed disclosures) has been prepared by the Principal Vendor in good faith and the Principal Vendor has not knowingly included any matter which is untrue, inaccurate or misleading or knowingly omitted from it any matter the omission of which would make its contents materially misleading in the context in which they appear.

2.2. The documents attached to or incorporated by reference in the Disclosure Letter are accurate and (except where manifestly not the case) complete copies (in that all the pages relating to the Operations have been included) of the document which they purport to be.

2.3. The information contained in Schedule 2 insofar as it relates to the Target Companies is true and accurate.

3.        ACCOUNTS AND RECORDS

3.1.      2002 ACCOUNTS AND 2003 ACCOUNTS:

          3.1.1.    were prepared in accordance with UK GAAP;

          3.1.2. were prepared applying bases, policies and methods of accounting consistent with these used in preparing the audited consolidated accounts of the Vendors' Group for the year to 31st December 2002;

          3.1.3. were not, except as disclosed therein, affected by any exceptional or extraordinary items; and

          3.1.4. fairly present the state of affairs and results of the Operations as at the end of and for the periods to which they relate.

3.2.      ACCOUNTING AND OTHER RECORDS

          The books of account and statutory books of the Target Companies and the Books and Records (i) are in all material respects up-to-date and have been in all material respects maintained in accordance with all applicable legal requirements on a proper and consistent basis and (ii) in all material respects contain complete and accurate records of all matters required to be dealt with in such books. All such books and records are in the possession (or under the control) of the relevant Target Company or Business Vendor and no notice or allegation that any is materially incorrect or should be rectified has been received.

3.3.      CHANGES SINCE ACCOUNTS DATE

          During the period between the Accounts Date and the date of this Agreement (inclusive):

          3.3.1. no Vendor or Target Company has taken any action that, if taken after the date of this Agreement, would constitute a breach of Clause 5.2 (other than Clause 5.2.5 or Clause
                    5.2.9 thereof);

          3.3.2. the Operations have been carried on in the ordinary course consistent with past practice, without any interruption or alteration in their nature, scope or manner, and so as to maintain the same as a going concern;

          3.3.3.    there has been no Material Adverse Change; and

          3.3.4. so far as the Principal Vendor is aware, no provision, reserve or accrual in the 2003 Accounts has proved to be materially inadequate in light of subsequent circumstances.

3.4.      UNDISCLOSED LIABILITIES

          The 2003 Accounts properly account in accordance with UK GAAP for all liabilities or obligations of any nature which are known to the Vendors' Group and which would require to be reflected on a consolidated balance sheet as at the Accounts Date or in the notes thereto prepared under UK GAAP. Since the Accounts Date, the Operations have not incurred any liabilities or obligations other than in the ordinary course of the Operations consistent with past practice and not in violation of this Agreement.

4.        LEGAL MATTERS

4.1.      COMPLIANCE WITH LAWS

          The Operations have since 30th June 1999 been carried on and are being carried on in such manner so that there have been no material breaches of applicable laws (including laws concerning the health and safety at work of the Employees), legal duties, regulations and by-laws in each country in which they are carried on. There is no order, decree, decision or judgment of, nor (so far as the Principal Vendor is aware) any investigation or inquiry by any court, tribunal, arbitrator, governmental agency or regulatory body outstanding or anticipated against any Business Vendor or Target Company or any person for whose acts or defaults they may be vicariously liable which has had or may result in a Material Adverse Change, nor has any notice or other communication from any court, tribunal, arbitrator, governmental agency or regulatory body been received with respect to an alleged material actual or potential violation or failure to comply with any such applicable law, regulation or by-law.

4.2.      LICENCES AND CONSENTS

          All Permits material to carrying on the Operations as now carried on have been validly obtained, are validly held by a Business Vendor or a Target Company,

                                                -------------------------
                                                SCHEDULE 4 - Warranties
                                                -------------------------
          are in full force and effect and have since 30th June 1999 been and are being complied with in all material respects. So far as the Principal Vendor is aware, there is no investigation, enquiry or proceeding outstanding or anticipated which is likely to result in the suspension, cancellation, modification or revocation of any such Permits. So far as the Principal Vendor is aware, none of such Permits is likely to be suspended, cancelled, refused, modified or revoked (whether as a result of the entry into of this Agreement or any Local Agreement, Completion or otherwise). This Warranty is not to be construed as extending to Intellectual Property matters, which are the subject of paragraph 8.4.

4.3.      LITIGATION

          None of the Target Companies or the Business Vendors is involved whether as plaintiff or defendant or other party in any material claim, legal action, proceeding suit, litigation, prosecution, arbitration or dispute resolution (other than as plaintiff in the collection of debts arising in the ordinary course of trading which in aggregate do not exceed US$150,000 and in aggregate for any particular debtor do not exceed US$10,000) and, so far as the Principal Vendor is aware, no such claim, legal action, proceeding, suit, litigation, prosecution, arbitration or dispute resolution is threatened by or against the Target Companies or any Business Vendor nor, so far as the Principal Vendor is aware, is there any fact or circumstance likely to give rise to any such claim, legal action, proceeding, suit, litigation, prosecution, arbitration or dispute resolution. So far as the Principal Vendor is aware, none of the Business Vendors or Target Companies is a party or subject to or in default under any material judgment, order or decree applicable to the conduct of the Operations.

4.4.      Environment

          4.4.1. The Target Companies and the Business Vendors are and at all times since 30th June 1999 have been in material compliance with all Environmental Laws and Environmental Permits. The Target Companies and Business Vendors have not ceased operations at, sold or transferred any real property since 30th June 1999.

          4.4.2. The Target Companies and the Business Vendors have not since 30th June 1999 received any claims, orders or notices, including notices of proceedings, relating to:

                    (i) the violation of or any liability under Environmental Laws; or

                    (ii) the failure to obtain or materially comply with any Environmental Permits; or

                    (iii) the investigation or remediation of polluted or contaminated land or water,

                    and so far as the Principal Vendor is aware, there are no circumstances arising since 30th June 1999 that could give rise to any such claim, order or notice.


                                                ----------------------------
                                                SCHEDULE 4 - Warranties
                                                ----------------------------

          4.4.3. There are included in the Data Room copies of all external audits, assessments, surveys, reports or investigations relating to the Environment and/or formal health and safety surveys, reports or investigations (other than exclusively in relation to third party tollers) (i) in the possession of the Vendors' Group or (ii) carried out by or on behalf of any member of the Vendors' Group in respect of any of the Properties or otherwise relevant to the Operations since 30th June 1999.

          4.4.4. The Disclosure Letter contains a list setting out in reasonable detail (i) all claims made by any member of the Vendors' Group or, so far as the Principal Vendor is aware, any third party under the Environmental Deed and
                    (ii) any matters that so far as the Principal Vendor is aware were or should have been the subject of a claim by a member of the Vendors' Group under clause 9.1 of the Environmental Deed.

          4.4.5. So far as the Principal Vendor is aware, and other than as set out in the audits, assessments, surveys, reports or investigations referred to in paragraph 4.4.3, the Principal Vendor is not aware of any specific and material contamination or pollution at any of the Properties. The Business Vendors and the Target Companies have not since 30th June 1999 created or exacerbated any condition at any location or sent waste to an off-site location in connection with any of the Business Properties or the Operations that, in any such case, would (so far as the Principal Vendor is aware) require abatement or clean-up under Environmental Laws or would (so far as the Principal Vendor is aware) subject the Business Vendors or the Target Companies to Liabilities (including third-party claims) under Environmental Laws.

4.5.      INSOLVENCY

          4.5.1. No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributories) of any Target Company or any Vendor and there are no cases or proceedings under any applicable insolvency, reorganisation or similar laws in any jurisdiction concerning any Target Company or Vendor and no events have occurred which, under applicable laws, would justify any such cases or proceedings.

          4.5.2. No petition has been presented or other proceedings have been commenced for an administration order to be made (or any other order to be made by which, during the period it is in force, the affairs, business and assets of the company concerned, are managed by a person appointed for the purpose by a Court, governmental agency or similar body or by any creditor or group of creditors) in relation to any Target Company or Vendor, nor has any such order been made.

          4.5.3. No receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets

                                                ----------------------------
                                                SCHEDULE 4 - Warranties
                                                ----------------------------
                    of any Target Company or Vendor and no step has been taken for or with a view to the appointment of such a person.

          4.5.4. Prior to and after giving effect to the transactions contemplated by this Agreement, no Target Company or Vendor (i) is insolvent or unable to pay its debts as they fall due or (ii) has stopped or will stop paying its debts as they fall due.

          4.5.5. No distress, restraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of any of the Assets.

          4.5.6. No event has occurred causing, or which upon instruction or notice by any third party may cause, any floating charge created by any Vendor to crystallise over any Shares or Asset or any charge created by it to become enforceable over any of the Shares or Assets. No such crystallisation has occurred nor is any such enforcement in process.

5.        TRADING AND CONTRACTUAL ARRANGEMENTS

5.1.      ARRANGEMENTS WITH CONNECTED PERSONS

          5.1.1. No member of the Vendors' Group is party to any contract or arrangement with any current or former employee of any Target Company or Business Vendor or any current or former director of any Target Company, other than on normal commercial terms in the ordinary course of trading consistent with past practice.

          5.1.2. With the exception of the agreements to be entered into at Completion as provided for in this Agreement, there are no existing contracts or arrangements which will remain in force or effect after the Completion Date (a) between or involving any Target Company and any member of the Vendors' Group or (b) between or involving any Business Vendor and any member of the Vendors' Group relating to the Operations.

          5.1.3. Without prejudice to paragraph 5.1.2, there are no arrangements or contracts between any member of the Vendors' Group and any Employee by which:

                    (a) any member of the Vendors' Group has offered employment (conditionally or otherwise) to any Employee to take effect on or after Completion; or

                    (b) payments or benefits may be received by such Employee after Completion dependent on the discretion of any member of the Vendors' Group (or any person acting on its behalf or instructions).

5.2.      CONTRACTS

          5.2.1. There is included in the Data Room a complete copy of each Contract and each contract or arrangement to which any member of the Vendors'

                                                ----------------------------
                                                SCHEDULE 4 - Warranties
                                                ----------------------------

                    Group is a party that arises out of, or is entered into in connection with, the Operations (other than agreements for the supply of goods, services or utilities to the Vendors' Group the benefit of which is to be provided to the Purchaser or a Local Purchaser under the Ancillary Agreements) which as at the date of this Agreement falls into any of the following descriptions (the "Material Contracts"):

                    (a) a joint venture, consortium, partnership or similar arrangement (other than membership of a trade association in relation to which a Vendor or Target Company has no liability or obligation except for the payment of annual subscription or membership fees);

                    (b) a contract or arrangement meeting the relevant materiality criteria as set forth below in terms of which by virtue of the completion of the transactions contemplated by this Agreement:

                              (i) any other party will be relieved of any obligations or entitled to exercise any right (including any right of termination or pre-emption);

                              (ii)      any Business Vendor or any Target
                                        Company will be in default or loses
                                        any benefit, right or licence which it
                                        currently enjoys or incurs or
                                        increases any liability;

                              (iii)     in respect of contracts or
                                        arrangements held by Target Companies,
                                        the consent of the other party(ies) to
                                        such contract or arrangement is
                                        required due to the change in the
                                        control of such Target Company or the
                                        other party or parties to such
                                        contract or arrangement is granted any
                                        preferential rights to purchase any
                                        Asset; or

                              (iv)      in respect of contracts or
                                        arrangements held by a Business Vendor
                                        relating to the Operations, the
                                        consent of the other party(ies) to
                                        such contract or arrangement is
                                        required to transfer the benefit of
                                        such contract or arrangement to the
                                        Purchaser or a Local Purchaser (as
                                        appropriate) or the other party or
                                        parties to such contract or
                                        arrangement is granted any
                                        preferential rights to purchase any
                                        Asset;

                    (c) a material contract or arrangement entered into otherwise than by way of bargain at arm's length and in the ordinary course of business;

                    (d) a contract or arrangement meeting the relevant materiality criteria as set forth below (other than leases of real property described in the Property List) which cannot be terminated by the relevant Business Vendor or Target Company at any time on three months' notice or less without giving rise to a breach of contract or liability to pay compensation;

                                                ----------------------------
                                                SCHEDULE 4 - Warranties
                                                ----------------------------

                    (e) a contract or arrangement which materially restricts the freedom of the relevant Business Vendor or Target Company to carry on its business in any part of the world in such manner as it thinks fit; or

                    (f) a finance lease or hire purchase agreement or similar arrangement with any person under which
                              (i) a Business Vendor or Target Company is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (ii) a Business Vendor or Target Company is a lessor or sublessor of, or makes available for use by any person any machinery, equipment, vehicle or other tangible personal property owned or leased by the relevant Business Vendor or Target Company, in any such case which has an aggregate future liability or receivable (as the case may be) in excess of US$25,000;

                    (g) a contract or arrangement granting an Encumbrance upon any Asset other than any Permitted Encumbrance or Encumbrance arising by operation of law or in the ordinary course of trading or which will be released at Completion;

                    (h) a currency exchange, interest rate exchange, commodity exchange or similar contract or arrangement;

                    (i) a guarantee, indemnity or suretyship involving third parties or other arrangement (including any so-called take-or-pay or keepwell agreement) by which (i) a Business Vendor or Target Company is or may be obliged to pay, purchase or provide funds in excess of US$25,000 (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services or otherwise) as a consequence of the default of any other person or (ii) any other person is or may be obliged to pay, purchase or provide funds in excess of US$25,000 (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services or otherwise) as a consequence of the default of a Business Vendor or Target Company;

                    (j) a lease, sublease or similar contract or arrangement with any person under which any Business Vendor or Target Company is a lessor or sublessor of, or makes available for use to any person, or is a lessee or sublessee of, or is in possession or occupancy of, (i) any Property or
                              (ii) any portion of any premises otherwise occupied by any Business Vendor or Target Company;

                    (k) (i) a continuing contract or arrangement for the future purchase of materials, supplies or equipment (other than purchase orders for inventory in the ordinary course), (ii) a management, service, tolling, consulting or other similar contract or arrangement or (iii) an advertising agreement or arrangement, in any such case

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                                      64

                              where any Business Vendor or Target Company has an aggregate future liability to any person in excess of US$100,000 or extending for a term of more than six months from the date of this Agreement (unless terminable without payment or penalty upon no more than three months' notice);

                    (l) a contract or arrangement (including a purchase order), involving the aggregate future payment by any Business Vendor or Target Company of more than US$100,000;

                    (m) a contract or arrangement providing for the services of any dealer, distributor, sales representative or similar representative involving the payment or receipt over the life of such contract or arrangement in excess of US$100,000 by any Business Vendor or Target Company;

                    (n)       an employment agreement or employment contract
                              (i) with any Senior Employee or (ii) not terminable by a Business Vendor or Target Company by notice of six months or less or (iii) not terminable by a Business Vendor or Target Company for a cost of $10,000 or less (other than (a) salary and benefits throughout the relevant notice period (or payment in lieu thereof), (b) payments under generally applicable severance plans disclosed to the Purchaser and (c) compensation payable under statute or any other non-voluntary legal requirement);

                    (o) a collective bargaining agreement or other contract or arrangement with any labour organisation, union or association;

                    (p) a licence or agreement relating to Intellectual Property, Regulatory Data or Know-how entered into by any of the Target Companies or Business Vendors in relation to the Operations which are material to the Operations;

                    (q) any outstanding offer made by a Business Vendor or a Target Company which, if accepted, would result in a contract or arrangement as described in paragraphs (a) to (p) above.

                    For the purposes of sub-paragraphs (b) and (d) above a contract, agreement or arrangement meets the relevant materiality criteria if:

                    (i) the current annual turnover relating to products which are the subject of such contract, agreement or arrangement is in excess of 2% of the turnover of the Operations for the year ended on the Accounts Date; or

                    (ii) the contract, agreement or arrangement is of fundamental importance to the Operations, taken as a whole.

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                                      65

5.3.      MATERIAL CONTRACTS

          All the Material Contracts are valid and binding obligations of each Business Vendor and/or Target Company party thereto and, so far as the Principal Vendor is aware, the counterparties thereto. No notice of termination or of intention to terminate has been received in respect thereof nor are there any grounds for termination by of any counterparties thereto or, so far as the Principal Vendor is aware, by any Business Vendor or Target Company, in each case prior to their stated expiry date. None of the Business Vendors or Target Companies is in breach of any of the material terms of any of the Material Contracts and, so far as the Principal Vendor is aware, neither is any of the counterparties.

5.4.      MATERIAL SUPPLIERS

          The Disclosure Letter sets out details of any single supplier from whom the Operations purchased during 2003 goods or services for which the aggregate purchase price exceeded 5% of the aggregate purchase price of the total amount of goods and services purchased by the Operations during 2003. Since the Accounts Date there has not been (i) any material adverse change in the business relationship of the Operations with any such supplier or (ii) any change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier.

5.5.      MATERIAL CUSTOMERS

          The Disclosure Letter sets out details of (i) the eight most significant customers (by sales) of the Protection and Hygiene business of the Operations during 2003 and the amount of sales attributable to each such customer during 2003 and (ii) the six most significant customers (by sales) of the Pool and Spa business of the operations during 2003 and the amount of sales attributable to each such customer during 2003. Since the Accounts Date, there has not been (i) any material adverse change in the business relationship of the Operations with any such customer or (ii) any change in any material terms (including credit terms) of the sales agreements or related agreements with any such customer. Since 30th June 1999, the Business Vendors and the Target Companies have not received any written or oral customer complaint concerning the products and services of the Operations, nor have they had any such products returned by a purchaser thereof (other than complaints and returns made in the ordinary course of trading that, individually or in the aggregate, have not resulted in a Material Adverse Change).

6.        EMPLOYEES

6.1.      EMPLOYMENT AND TERMS OF EMPLOYMENT

          6.1.1. Each individual referred to in the Employee List was employed by either the Business Vendor or a Target Company at 18th February 2004 and was engaged primarily in the Operations and there were on that date no other individuals who were so engaged.

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                                      66

          6.1.2. Particulars of the terms of employment of each Senior Employee who is not a party to a written contract of employment are attached to or incorporated by reference into the Disclosure Letter. The Data Room includes details of the standard terms of employment generally applicable to the other grades of employee.

          6.1.3. No Senior Employee has given to any member of the Vendors' Group nor has received from any member of the Vendors' Group, notice of termination of his or her employment.

          6.1.4. No person who is not an Employee has a right to return to work or any right to be re-instated or re-employed by any Target Company or Business Vendor in connection with the Operations whether under statute or otherwise.

          6.1.5. The terms of all current recognition, procedural, collective or other agreements between any Business Vendor or Target Company and any trade union or other body representing the Employees or any of them have been included in the Data Room.

          6.1.6. The terms of all Employee Benefit Arrangements have been included in the Data Room and a list of all Employee Benefit Arrangements and Equity Schemes is set out in the Disclosure Letter.

          6.1.7. Except as provided under the terms of the Employee Benefit Arrangements, neither the Business Vendors nor the Target Companies have entered into any arrangement or agreement imposing an obligation on that company to provide to the Employees or any of them at any future date any share incentive, share option, profit-related pay, profit share bonus or other similar incentive schemes or any enhanced severance payments.

          6.1.8. In the last twelve months prior to the date of this Agreement, no payment has been made or promised to be made or benefits given or promised to be given by a Vendor as consideration for the variation of any contract of employment of any Employee or Employees, which are material in the aggregate.

          6.1.9. Since the Accounts Date, no change has been made in the emoluments or other terms of engagement of any Employee or Employees, which are material in the aggregate.

          6.1.10. Other than amounts for which the Vendors' Group will be solely liable or which will be provided for in the Completion Working Capital Statement, paragraph 6.1.10 of the Disclosure Letter sets out all amounts now due to or in respect of any Employee or Employees (other than salary for the month current at the date of this Agreement and any normal out of pocket expenses incurred by such Employee) which are material in the aggregate and are in arrears and unpaid.

          6.1.11. Other than amounts for which the Vendors' Group will be solely liable or which will be provided for in the Completion Working Capital

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                                      67

                    Statement, paragraph 6.1.11 of the Disclosure Letter sets out, or in relation to jurisdictions outside the United States, refers to all written or unwritten contracts of employment (including any severance or termination agreement, plan or scheme) with an Employee which cannot be terminated without payment in lieu of notice, damages or compensation (other than that payable under applicable law or pursuant to paragraph 1.5 of Part 1 of Schedule 7) by giving at any time three months' notice or less in writing.

          6.1.12. All current consultancy agreements with any Vendor in connection with the Operations have been included in the Data Room.

          6.1.13. Details of all applicable redundancy policies or practices relevant to the Employees, whether or not contractually binding and all arrangements or practices regarding redundancy payments whether contractual, customary or discretionary, above the minimum required by applicable law have been included in the Data Room.

6.2.      LIABILITIES TO AND FOR EMPLOYEES

          6.2.1. No material liability (that has not been discharged) has been incurred by any Business Vendor or any Target Company for breach or termination of any contract of employment with any Employee including, but not limited to, any redundancy payments or compensation or damages for dismissal or breach of contract.

          6.2.2. Other than amounts for which the Vendors' Group will be solely liable or which will be provided for in the Completion Working Capital Statement, paragraph 6.2.2 of the Disclosure Letter sets out all instances and arrangements, other than those required by applicable law or, with respect to actions described in this paragraph
                    6.2.2 that occur after the date of this Agreement, in the ordinary course of business consistent with past practice, whereby any Business Vendor or any Target Company has agreed to make any non-contractual payment or provide any non-contractual benefit to any Employee or any dependent of any such Employee in connection with the actual or proposed termination or suspension of employment or variation of any employment contract of any such Employee.

6.3.      CHANGE OF CONTROL

          Other than amounts which will be provided for in the Completion Working Capital Statement, paragraph 6.3 of the Disclosure Letter sets out all arrangements under which any Employee will become entitled by virtue of his or her contract of employment or otherwise to any enhancement in or improvement to his or her remuneration, severance or other benefits or terms and conditions of employment (including any acceleration of the time of payment or vesting of any remuneration or benefits) or any remuneration or benefits the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement by reason of the signing of this Agreement and/or Completion.

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                                      68

6.4.      EMPLOYMENT DISPUTES ETC.

          6.4.1. There is not, and during the six months before the date of this Agreement, there has not been any dispute between any Vendor and any trade union or other organisation formed for a similar purpose or any industrial action affecting any Business Vendor, or the Target Companies.

          6.4.2. The Vendors and the Target Companies have not received any threat of industrial action falling under paragraph 6.4.1 above.

          6.4.3. So far as the Principal Vendor is aware, there are no disputes with any trade union, works council or any other employee representative representing all or any Employees in relation to their employment in the operations or any circumstances likely to give rise to any action as described in paragraph 6.4.1 above.

          6.4.4. No Employee is represented by any labour union with respect to such Employee's employment by a Vendor.

          6.4.5. Since 30th June 1999, none of the Business Vendors or Target Companies has experienced any union organisation attempts or work stoppages due to labour disagreements. No grievance or arbitration proceeding arising out of a collective bargaining or other labour union contract or arrangement is pending or, so far as the Principal Vendor is aware, threatened against any of the Business Vendors or Target Companies.

          6.4.6. During the period of six months before the date of this Agreement, none of the Business Vendors or Target Companies has given notice of redundancies to any governmental authority or started consultations in respect of redundancies with appropriate employee representatives under any requirement of applicable law.

          6.4.7. There are no outstanding applications for trade union recognition or de-recognition relating to any of the Employees and there is no staff association, works council or similar employee body or employee representatives relating to any of the Employees.

          6.4.8. There are no litigation, arbitration, mediation, administrative or criminal proceedings pending or threatened by any Employee or third party in respect of any accident or injury which concerns or may effect the employment of any Employee.

6.5.      UK/US/OTHER EMPLOYMENT BENEFIT ARRANGEMENTS

          6.5.1. Each Employee Benefit Arrangement has been administered in compliance in all material respects with its terms and the terms of all collective bargaining agreements or other contracts or arrangements with any labour organisation, union or association, and all contributions have been made in accordance with its terms and with applicable law. All pension plans required to have been approved by any governmental

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                                      69

                    entity have been so approved or timely submitted for approval; no such approval has been revoked (nor has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor that would affect any such approval or increase the costs relating thereto. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (alone or in combination with any other event) do not and will not require the funding (whether through a grantor trust or otherwise) of, or increase the cost of, any Employee Benefit Arrangement. There are no unfunded Employee Benefit Arrangements providing for benefits payable on retirement.

          6.5.2. Other than Employee Benefit Arrangements that are Avecia's Benefit Plans and any schemes providing pensions or benefits to Employees which are administered by a governmental authority and to which the relevant member of the Vendors' Group's or a Target Company's only financial obligation is to make specified contributions (an "Independent Scheme") (together with Avecia's Benefit Plans, the "Operations' Plans") the benefit or pensions schemes set out or referred to at paragraph 6.5.2 of the Disclosure Letter are the only schemes to which the Business Vendor in relation to the Target Business and/or the Target Companies make, are liable to make or have agreed to make payments for providing retirement, death, disability, medical or life assurance benefits in respect of Employees. No proposal has been announced to establish any other scheme for providing benefits in respect of any Employee.

          6.5.3. There are attached to the Disclosure Letter or included in the Data Room copies of all material documents presently governing the Operations' Plans.

          6.5.4. So far as the Principal Vendor is aware, there is no dispute about the benefits payable under the Operations' Plans or the Employees' membership in such plans in respect of any Employees.

          6.5.5. Each member of the Vendors' Group in respect of the Avecia UK Scheme (as defined in Part 2 of Schedule 8) holds or is named in an appropriate contracting-out certificate (within the meaning of the Pension Schemes Act 1993) in respect of those of its Employees who are members of the Avecia UK Scheme.

          6.5.6. Except with respect to incentive compensation Employee Benefit Arrangements for which the Vendors' Group will be solely liable, the performance targets established for 2004 in connection with those incentive compensation Employee Benefit Arrangements which are based on the results of the Operations (as opposed to those of the Vendors' Group) are set out in paragraph 6.5.6 of the Disclosure Letter.

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                                      70

7.        TAXATION

7.1.      RETURNS AND INFORMATION

          All registrations, returns and computations which are or have been required to be filed, made or given on or before the date of this Agreement by each Target Company or any consolidated, combined, affiliated, unitary or similar group that includes a Target Company (to the extent it relates to any Target Company) for any Taxation purpose (i) have been properly made or given within the requisite periods and (ii) so far as the Principal Vendor is aware, are not and are not likely to be the subject of any material dispute with any Tax Authority. All such registrations, returns and computations reflect in all material respects the liability for Taxes and all other information required to be included in therein. All Taxes shown as due and payable on such Tax Returns have been timely paid in full or will be timely paid in full by the due date thereof so far as the same require to be paid on or before the relevant Completion Date for the relevant Target Company. To the extent that the following Warranties 7.1.1, 7.1.2 and 7.1.3 below relate to Business Assets and to the extent only that a breach of the following Warranties 7.1.1, 7.1.2 and 7.1.3 below may result in the imposition of an Encumbrance on any of the Business Assets or impose a Liability on the Purchaser.

          7.1.1 all registrations, returns and computations which are or have been required to be filed, made or given on or before the date of this Agreement have been properly made or given within the requisite periods, and so far as the Principal Vendor is aware, are not and are not likely to be the subject of any material dispute with any Tax Authority;

          7.1.2 all such registrations, returns and computations reflect in all material respects the liability for Taxes and all other information required to be included therein; and

          7.1.3 all Taxes shown are due and payable on such Tax Returns have been timely paid in full or will be timely paid in full by the date thereof.

7.2.      TAXATION ARRANGEMENTS

          The Disclosure Letter sets out particulars of any agreement, arrangement or election relating to the Operations between any Target Company or Vendor and any Tax Authority pursuant to which the relevant Target Company or Vendor is authorised not to comply with what but for such agreement, arrangement or election would be its statutory obligations and no Target Company or Vendor has taken any action which, so far as the Principal Vendor is aware, has had or will have, nor, so far as the Principal Vendor is aware, will anything contemplated by this Agreement have, the effect of altering, prejudicing or in any way disturbing any such agreement, arrangements or election.

7.3.      COMPANY RESIDENCE

          Each Target Company has been resident for tax purposes in the country of its incorporation (save where stated in the Disclosure Letter with express reference

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

                                      71

          to this warranty) and has not been resident anywhere else at any time since its incorporation and will be so resident at Completion and so far as the Principal Vendor is aware the country of incorporation is the only country whose Tax Authority has sought (in writing) to charge Tax on the worldwide profits and gains of the Target Company and no Target Company has ever paid Tax on income, profit or gains to any Tax Authority in any other country. For the avoidance of doubt, references to residence in this Warranty shall be construed as references to residence as determined by the local law of the jurisdiction or jurisdictions concerned and not by reference to the provisions of any relevant double taxation agreement or convention.

7.4.      VALUE ADDED TAX ("VAT") AND TURNOVER TAX

          7.4.1. Each Target Company is registered for VAT and is a taxable person for the purposes of the relevant VAT legislation and has complied in all respects with such legislation and all regulations made or notices issued thereunder and has maintained full, complete, correct, and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof.

          7.4.2. None of the Target Companies has been required by appropriate fiscal authorities to give security under the relevant VAT legislation.

          7.4.3. To the extent that any liabilities of the Target Businesses pass to the Purchaser (or Local Purchaser) under any country's legislation relating to a transfer of a business, the Warranties in 7.4.1 and 7.4.2 above apply.

          7.4.4. None of the Business Assets is a "chargeable asset" for the purposes of Section 44 of the Value Added Tax 1994 relating to the United Kingdom or equivalent provisions in other relevant countries.

          7.4.5. None of the Target Companies has waived the exemption in respect of any exempted activity where the relevant VAT legislation allows such a waiver.

7.5.      DEDUCTION FROM PAYMENTS

          So far as the Principal Vendor is aware, each Target Company has complied in all material respects with all statutory provisions relating to Taxation which require the deduction of Taxation from any payment made by it, and has properly accounted for any such Taxation which ought to have been accounted for.

7.6.      STAMP, TRANSFER AND REGISTRATION DUTIES

          All documents to which any Target Company is a party, or which form part of the title to any asset owned or possessed by any Target Company, or which any Target Company or the Purchaser or any Local Purchaser may need to enforce or produce in evidence in any court of law have (where required) been duly stamped and any stamp registration and transfer duties relating to the same have been duly paid.

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                                      71

7.7.      TAX EQUALISATION PAYMENTS

          7.7.1. No Target Company is liable to make a payment for the utilisation surrender or other transfer of any Taxation Benefit ("Taxation Equalisation Payment"), nor is any Taxation Equalisation Payment received by any Target Company liable to be refunded.

          7.7.2. No Target Company is under any obligation to surrender or otherwise transfer any Relief (as defined in the Tax
                    Deed). 7.8. Ownership of United States Real Property
                    Interests

                    For United States federal income tax purposes, Avecia Inc. is the owner of all Business Properties that are United States Real Property Interests for purposes of Section 897 of the Internal Revenue Code of 1986, as amended.

7.9.      TAX ON DISPOSAL OF ASSETS

          On a disposal of all its assets by any Target Company for:

          7.9.1 in the case of each asset owned by that Target Company at the Accounts Date, a consideration equal to the value attributed to that asset in preparing the 2003 Accounts; or

          7.9.2 in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition,

          then either:

          in respect of any asset falling within (A) above, the liability to Tax (if any) which would be incurred by that Target Company in respect of that asset would not exceed the amount taken into account in respect of that asset in computing the maximum liability to deferred Taxation as stated in the 2003 Accounts; or in respect of any asset within (B) above, no Tax liability would be incurred by that Target Company in respect of that asset.

7.10.     INTRA-GROUP TRANSACTIONS

          No Target Company has, at any time within the last six years, acquired any asset from any other company which was, at the time of the acquisition, a member of the same group of companies as that company for the purposes of any Tax.

7.11.     NON-ARM'S LENGTH TRANSACTIONS

As far as the Principal Vendor is aware, no Target Company is a party to any transaction or arrangement, under which it may be required to pay for any asset or services or facilities of any kind an amount which is in excess of the market value of that asset or services or facilities or will receive any such payment for any asset or services or facilities of any kind that it has supplied or provided or is liable to supply.

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                                      73

7.12.     CAPITAL GOODS SCHEME

          None of the Business Assets are or have been subject to the Capital Goods Adjustment Rules (in Part XV of The Value Added Tax Regulations 1995), or any equivalent rule in any jurisdiction.

7.13.     OPTION TO ELECT TO TAX

          No election (or application to elect) has been made under paragraph 2 of Schedule 10 the UK Value Added Tax Act 1994 in relation to any of the Business Properties or any part of any of them.

7.14.     WASTING ASSETS

          None of the Business Assets is a wasting asset within section 44 of the Taxation of Chargeable Gains Act 1992 which does not qualify in full for capital allowances.

7.15.     NO TRANSFER OF UK TARGET BUSINESS

          In connection with the sale of the Target Business of the UK Business Vendor, such Target Business has not within the six months prior to the date of this Agreement been subject to any transfer.

8.        ASSETS AND LIABILITIES

8.1.      TITLE

          8.1.1. All the Assets (other than (i) Business Intellectual Property, the Intellectual Property owned by the Target Companies, Biocides Exclusive Data and Assigned Know-how and the Properties (title to which is addressed in paragraphs 8.3.1, 8.3.2 and 8.4.6 of this Schedule 4),
                    (ii) assets held under hire purchase arrangements or finance leases on normal commercial terms and (iii) assets subject to provisions regarding retention of title pending payment of sums to the supplier) which are included as assets in the 2003 Accounts were at the Accounts Date the absolute property and in the possession or under the control of a Target Company or Business Vendor. Save for those subsequently disposed of or realised in the ordinary course of trading on arm's length commercial terms consistent with past practice, all such Assets and all Assets (other than (i) Business Intellectual Property, the Intellectual Property owned by the Target Companies, Biocides Exclusive Data and Assigned Know-how and the Properties (title to which is addressed in paragraphs 8.3.1, 8.3.2 and 8.4.6 of this Schedule 4), (ii) assets held under hire purchase arrangements or finance leases on normal commercial terms and (iii) assets subject to provisions regarding retention of title pending payment of sums to the supplier) which have subsequently been acquired or arisen are the absolute property and in the possession or under the control of a Target Company or Business Vendor. None is the subject of any Encumbrance (excepting only (a) liens arising by operation of law in the ordinary course of trading, (b) Encumbrances of the type described in (ii) and (iii) above and (c)

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                                      74

                    Encumbrances which will be released before or with effect from Completion).

          8.1.2. There are no specific items of non-routine maintenance, renewal or replacement that are required to correct any material defect (ordinary wear and tear excepted) in any Asset having an individual replacement value exceeding US$150,000 (other than Stock, the Business IP, the Intellectual Property owned by the Target Companies or the Properties) which have not been carried out in the ordinary course. All material Assets (other than Stock, Business IP, Intellectual Property owned by the Target Companies or the Properties) (the status if which is addressed in paragraphs 8.3, 8.4 and 16 of this Schedule
                    4)) have since 1st January 2003 been maintained in all material respects in accordance with the past practice of the Operations and no repairs, replacements or regularly scheduled maintenance relating to any such Assets has been deferred otherwise than in the ordinary course of business, consistent with the past practice of the Operations.

          8.1.3. Each of the Share Vendors is the sole and beneficial owner of the Shares set forth opposite its name in Schedule 1. The Share Vendors are entitled to sell and transfer to the Purchaser or the Local Purchasers (as appropriate) the full legal and beneficial ownership of the Shares on the terms of this Agreement or any Local Agreement. Unless otherwise specified in Schedule 2, the Shares comprise the whole of the allotted and issued share capital of the Target Companies, have been properly and validly allotted and issued and are each fully paid.

          8.1.4. No person has the right (whether exercisable now or in the future and whether contingent or not) to call for any allotment, conversion, issue, sale or transfer of any share or loan capital or any other security giving rise to a right over the capital of any Target Company under any option, instrument or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances over such capital or arrangements or obligations to create any such Encumbrances.

8.2.      INSURANCE

          8.2.1. Summary particulars of the material insurances of the Business Vendors and the Target Companies are contained in the Data Room.

          8.2.2.    In respect of all such insurances:

                    (a)       all premiums have been duly paid to date;

                    (b) so far as the Principal Vendor is aware no act, omission, misrepresentation or non-disclosure by or on behalf of any of the Business Vendors or Target Companies has occurred which makes any of such insurance policies voidable.

          8.2.3. There are included in the Data Room or attached to the Disclosure Letter copies of all risk assessment reports received by the Vendors'

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                                      75

                    Group in relation to the Operations from its insurance brokers in the two years preceding the date of this Agreement.

          8.2.4. There is included in the Data Room a list prepared by Marsh of all claims made or notified to Marsh by a Target Company or a Business Vendor (to the extent it relates to the Operations) since 30th June 1999 and so far as the Principal Vendor is aware, such list is materially complete. Marsh is the only insurance broker of the Vendors' Group in respect of the Operations.

8.3.      PROPERTIES

          8.3.1. The Properties set out in the Property List, together with all those properties made available to members of the Purchaser's Group under the Ancillary Agreements, are the only premises and land owned or occupied by the Business Vendors in connection with the Operations and include the only premises and land owned or occupied by or in which the Target Companies has an interest as at the date of this Agreement.

          8.3.2. The details relating to those of the Properties which are referred to in the Property List are in all material respects true, complete and accurate and not misleading and the Property Owner has under its control all of the title deeds and documents in relation to the Properties referred to in Part 1 and Part 3 of the Property List listed in the Disclosure Letter which documents are originals or properly examined extracts unless otherwise stated.

          8.3.3. The Business Vendors and the Target Companies have or will have at the Completion Date exclusive possession and occupation of all parts of the Properties to the extent necessary for the carrying out of the Operations and none of the Properties are subject to any lease, sublease, tenancy, licence to occupy or agreement to grant any of them.

          8.3.4. Each of the Business Properties is owned (freehold or leasehold as indicated) by the Business Vendor named as its owner in the Property List. Each of the Target Company Properties is owned (freehold or leasehold as indicated) by the Target Company named as its owner in the Property List.

          8.3.5. The Property List sets out the address and description of each parcel of Freehold Property. With respect to each parcel of Freehold Property:

                    (a) the Property Owner is solely legally and beneficially entitled to the Properties and has good and indefeasible fee title, free and clear of all Encumbrances except for Permitted Encumbrances, to the New Castle Delaware premises referred to in Part 3 of the Property List; and

                    (b) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Freehold Property or any portion thereof or interest therein.

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                                      76

          8.3.6. The Property List sets out the addresses of each parcel of Leasehold Property. With respect to each Leasehold
                    Property:

                    (a) the Property Owner is solely legally and beneficially entitled to the Leasehold Property, each lease of premises referred to in Part 3 of the Property List to which a Property Owner is a party is valid and in full force and effect and no collateral assurances undertakings or concessions have been made or given; and

                    (b) so far as the Principal Vendor is aware the Property Owner has not received notice from the landlord of any lease of any breach or default under the lease of the Leasehold Property.

          8.3.7. So far as the Principal Vendor is aware, all buildings and structures, including the roof, foundations, load-bearing walls and other structural elements thereof are in a condition and state of repair which is sufficient for the operation of the Operations.

          8.3.8. In relation to the Properties set out in Part 3 of the Property List there is no condemnation or expropriation, pending or threatened, affecting any parcel of Property or any portion thereof or interest therein.

          8.3.9. All material certificates of occupancy, permits, licenses, franchises, approvals and authorisations, including UK planning legislation, of all governmental authorities, board of fire underwriters, association or any other entity having jurisdiction over the Properties, which are required to use or occupy the Properties or operate the Property Owner's business as currently conducted thereon, have been issued and are in full force and effect.

          8.3.10. As far as the Principal Vendor is aware none of the Vendors or the Property Owners have received a notice that the current use and occupancy of the Freehold Properties and the operation of the Property Owner's business as currently conducted thereon violates any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Freehold Property.

          8.3.11. In respect of the Specialities East Plant Huddersfield so far as the Principal Vendor is aware the Property is in a safe condition in accordance with good practice and working methods generally applicable in the chemicals industry and in accordance with all relevant statutory codes of practice.

8.4.      INTELLECTUAL PROPERTY

          8.4.1. Details of all the Business IP and the Intellectual Property owned by Target Companies which is registered or the subject of any applications for registration at any national or supranational patent, trade mark or other intellectual property office (the "REGISTERED IP") and all material trade names and logos which either form part of Business IP or Intellectual Property owned by a Target Company ("UNREGISTERED IP")

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

                                      77

                    are set out in the Intellectual Property List. Up to the dates at which this Warranty is given, all application, renewal or other official fees which are due in respect of the Registered IP have been paid and all steps required for the maintenance of any Registered IP have been taken. So far as the Principal Vendor is aware, no Registered IP or Unregistered IP or Regulatory Data, Know-how or material unregistered IP, in each case, owned by or licensed to any Business Vendor relating to the Operations or owned by or licensed to any Target Company is the subject of any current litigation or opposition, revocation, cancellation or administrative proceedings and no such litigation or proceedings has been threatened in writing.

          8.4.2. So far as the Principal Vendor is aware, no third party is infringing or making unauthorised use of, or has in the 12 months prior to Completion infringed or made unauthorised use of, any Business IP or any Intellectual Property, Know-how or Regulatory Data owned by or licensed to any Target Company or owned by or licensed to any Business Vendor in relation to the Operations.

          8.4.3. There are no pending claims or litigation by any third party in which it is alleged that the conduct or activities of any of the Operations infringes or makes unauthorised use of, or has since 30th June 1999 infringed or made unauthorised use of, any of the Intellectual Property or Know-how of such third party and no such claims or litigation have been threatened in writing. So far as the Principal Vendor is aware, the conduct and activities of the Operations do not infringe or make unauthorised use of, and have not since 30th June 1999 infringed or made unauthorised use of, any Intellectual Property or Know-how of a third party.

          8.4.4. The licences and agreements relating to Intellectual Property, the Regulatory Data and/or Know-how included in the Data Room comprise all of the licences and agreements relating to Intellectual Property, Regulatory Data and/or Know-how entered into by any of the Target Companies or by any Business Vendor in relation to the Operations, which are material to the Operations. So far as the Principal Vendor is aware, all of said licences and agreements are in full force and effect. No notice has been given by any party to terminate any of them. None of the relevant Business Vendors or any Target Company is in breach of any of the material terms of such licences and agreements and so far as the Principal Vendor is aware, neither is any of the relevant counterparties.

          8.4.5. No Employee is making any claim against any member of the Vendors' Group under any contract or applicable law for any compensation, royalty, consideration or payment or for any right or interest in respect of any of the Business IP, Assigned Know-how or Intellectual Property or Know-how owned by any Target Company and so far as the Principal Vendor is aware, no such claim has been threatened in writing and there are no grounds on which such a claim might reasonably be expected to be made.

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

                                      78

          8.4.6. All Registered IP, Biocides Exclusive Data, Assigned Know-how and Know-how owned by any Target Company is owned legally and beneficially by a member of the Vendors' Group. There are no Encumbrances over the Business IP, the Intellectual Property owned by any Target Company, the Assigned Know-how, the Know-how owned by any Target Company or the Biocides Exclusive Data and no exclusive or sole licences have been granted to any third parties in respect of such.

          8.4.7.    Other than in respect of any of the following:

                    (a) the Intellectual Property in computer software and computer systems which is the subject matter of the Ancillary Agreement identified as the Transitional IT Services Agreement;

                    (b)       the Excluded Names; and

                    (c) any registered or unregistered trademarks, logos or other devices incorporating the Excluded Names,

                    as far as the Principal Vendor is aware the Business IP and the Intellectual Property owned by the Target Companies together with any further Intellectual Property being licensed to the Purchaser, pursuant to this Agreement and the Intellectual Property licensed to the Business Vendors or the Target Companies by third parties pursuant to licences referred to under Warranty 8.4.4 comprises all the Intellectual Property necessary to carry on the Operations in all material respects as presently carried on.

          8.4.8. So far as the Principal Vendor is aware, no Business Vendor or Target Company has disclosed any material Regulatory Data or material Know-how relating to the Operations or any Assigned Know-how to any third party other than under an undertaking of confidentiality by the relevant third party.

          8.4.9. The consummation of the proposed acquisition of the Operations and the other transactions contemplated by this Agreement do not conflict with, alter, prejudice or impair the ownership of (a) the Registered IP or the Unregistered IP by the Business Vendors or Target Companies or (b) the Biocides Exclusive Data or the Assigned Know-how by the Business Vendors, or (c) the Regulatory Data or Know-how owned by the Target Companies or except to the extent that the said proposed acquisition includes the transfer of ownership of the Registered IP and Unregistered IP, Biocides Exclusive Data, Assigned Know-how and the shares in the Target Companies to the Purchaser.

          8.4.10. So far as the Principal Vendor is aware, all material Regulatory Data or material Know-how or any Assigned Know-how relating to the Operations which is proprietary to any of the Business Vendors or Target Companies has been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance.

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                                                SCHEDULE 4 - Warranties
                                                ----------------------------

          8.4.11. Copies of all agreements whereby Business IP or Intellectual Property or Know-how owned by Target Companies, Biocides Exclusive Data or Assigned Know-how has been licensed by any Business Vendor or Target Company to any member of the Astra Zeneca Group and whereby any Intellectual Property, Know-how or Regulatory Data used in the Operations has been licensed by any member of the Astra Zeneca Group to any Business Vendor or Target Company (in each case in relation to the Operations) are listed in the Disclosure Letter and included in the Data Room.

          8.4.12. No member of the Vendors' Group has entered into any contract with Clariant, Prom or Thor which affects, prejudices, or impairs any Biocides Exclusive Data owned by any Business Vendor or Target Company.

          8.4.13. All material confidentiality agreements relating to the Operations and entered into by any member of the Vendors' Group are set out in the Data Room.

          8.4.14. No Target Company nor any Business Vendor is a party to any confidentiality or other agreement, or subject to any contractual duty, which restricts the free use or disclosure of information forming part of the Assigned Know-how or material Know-how or Regulatory Data owned by a Target Company or Business Vendor relating to the Operations.

          8.4.15. All Regulatory Data required to carry on the Operations in all material respects as presently carried on is owned by or licensed to (under a licence referred to under Warranty 8.4.4) either a Target Company or a Business Vendor.

          8.4.16. As far as the Principal Vendor is aware all Know-how required to carry on the Operations in all material respects as presently carried on is owned by or licensed (under a licence referred to under paragraph 8.4.4) to either a Target Company or a Business Vendor.

8.5.      RECEIVABLES

          All the book and other debts receivable by or owing to the Target Companies or the Business Vendors, to the extent that they arose in connection with the Operations, (a) represent actual indebtedness incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of the Operations. As far as the Principal Vendor is aware, all such receivables are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected in the 2003 Accounts. Since the Accounts Date no receivables have been written-off as uncollectible, except in the ordinary course of the Operations consistent with past practice.

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                                     80

8.6.      SUFFICIENCY OF ASSETS

          The Assets other than the Business IP, Intellectual Property owned by the Target Companies, the Biocides Exclusive Data and the Assigned Know-how (which are addressed in paragraph 8.4 of this Schedule 4) (together with the other rights and services to be provided by or in accordance with this Agreement and the other agreements to be entered into at each Completion) comprise all the assets necessary to carry on the Operations in substantially all respects as carried on as at the date of this Agreement. The Principal Vendor is not aware if any reason why it would not be able to provide the goods and services to be provided under the Ancillary Agreements.

8.7.      TARGET COMPANIES' ASSETS AND ACTIVITIES

          8.7.1. The Target Companies (i) only have properties, rights, assets, Liabilities and employees related to the Business and (ii) are not engaged in any operation or activity other than the Business.

          8.7.2. Prior to the transfer of a portion of the Operations to each of Avecia Protection & Hygiene NV and Avecia Protection & Hygiene AB, such Target Companies had no liabilities of any nature (whether accrued, absolute, contingent, unasserted or otherwise).

9.       BANKING AND FINANCE

9.1. The Disclosure Letter sets out details of any loan agreement, facility letter, or other agreement for Indebtedness (other than Intra-Group Payables or Intra-Group Receivables) in excess of (pound)150,000 as at the date of this Agreement for the provision of credit or financing facilities to any Target Company or for the sale, factoring or discounting of its debts.

9.2. Other than Third Party Indebtedness and Intra-Group Payables, no Target Company has as at the date of this Agreement outstanding any Indebtedness.

9.3. The Disclosure Letter sets out with respect to each Intra-Group Payable, Intra-Group Receivable and item of Third Party Indebtedness as at 31st December 2003:

          9.3.1.    the identity of the payer and payee; and

          9.3.2.    the amount of the obligation in the relevant currency.

10.       COMPETITION AND FAIR TRADING

          None of the acts, omissions, practices, agreements or arrangements of any Business Vendor or Target Company:

10.1. is, so far as the Principal Vendor is aware, the subject of any pending investigation, inquiry, proceedings, report or reference by any governmental or regulatory authority or court under any law, legislation or regulation (civil or criminal) relating to competition, restrictive trade practices, anti-trust,

                                                ----------------------------
                                                SCHEDULE 4 - Warranties
                                                ----------------------------
          monopolies, merger control, fair trading or restraint of trade in any part of the world ("COMPETITION LAW"); or

10.2. is the subject of any enforceable undertaking or assurance given to any governmental or regulatory authority or court under Competition Law and nor has such undertaking or assurance been requested, provided that in respect of any application of this Warranty after the date of this Agreement, there shall be deemed to be excluded from its scope any matter arising out of or relating to the sale of the Operations.

11.       CONDUCT OF THE OPERATIONS

The Business Vendors and the Target Companies have carried on the relevant Operations since 30th June 1999 to the date of this Agreement and no person other than members of the Vendors' Group has had any ownership interest in the Operations since 30th June 1999.

12.       POWERS OF ATTORNEY

No Target Company has given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract, agreement, arrangement or commitment on its behalf other than to its employees to enter into routine trading contracts and otherwise perform their duties.

13.       INFORMATION TECHNOLOGY

13.1. The Operations have not since 1st January 2003 experienced any material disruption in operations or activities as a result of (a) any security breach in relation to any Information Technology, or
          (b) any failure (whether arising from any bug, virus, defect or otherwise), lack of capacity or other sub-standard performance of any Information Technology.

13.2. Details of all domain names which are, or have been, used exclusively in connection with the Operations and which are owned by any Business Vendor or Target Company or other member of the Vendors' Group are set out in the Intellectual Property List. All registrations in relation to such domain names have been maintained and all related fees and necessary administrative steps required for the maintenance of such domain names up to Completion have been (respectively) paid and taken.

13.3. Details of all material Information Technology which is used in the Operations (including details with respect to the ownership and license arrangements, if any, with respect to such Information Technology), are included in the Data Room.

13.4. Details of all material agreements and arrangements relating to Information Technology (including, without limitation, development, security, disaster recovery, EDI, source code escrow, computer bureau services, maintenance and support, facilities management, web site, domain name and outsourcing agreements) entered into by, or pursuant to which any benefit is obtained by, any Business Vendor or member of the Vendors' Group in relation to the

                                                ----------------------------
                                                SCHEDULE 4 - Warranties
                                                ----------------------------

          Operations are included in the Data Room. So far as the Principal Vendor is aware no third party is in breach of any such agreement or arrangement.

14.       GRANTS AND ALLOWANCES

In relation to the Operations, no grant, allowance, aid, subsidy, loan or guarantee has been applied for or received from any supranational, national or local authority or government agency since 30th June 1999.

15.       INDUCEMENTS

No inducement (financial or otherwise) has been given to any person with a view to any Business Vendor or Target Company entering into any contract or other arrangement or obtaining any benefit in relation to the Operations which was either unlawful or in violation of the Vendors' Group's applicable written ethical policy. No such inducement has been received by any Business Vendor or Target Company or any director or employee of them or any associate of any such person.

16.       STOCKS

The amounts of raw materials, work in progress, finished goods and packaging and promotional material comprised in the Stock are appropriate and normal for the present level of trading of the relevant Target Businesses.

17.       DATA PROTECTION

17.1.     The UK Business Vendor is either:

          17.1.1. duly registered as a data controller under the Data Protection Act 1998 (or is deemed to be so registered by notification regulations made by virtue of section 19(3) of that Act) for all purposes for which registration is required in respect of the relevant Target Business; or

          17.1.2. exempt from section 17(1) of the Data Protection Act 1998 under paragraph 2 of schedule 14 to that Act and is duly registered as a data user under the Data Protection Act 1984 for all purposes for which registration is required in respect of the relevant Target Business;

          and details of the relevant registration is set out in the Disclosure Letter.

17.2. The UK Business Vendor has not received any notice (including, without limitation, any enforcement notice), letter or complaint from the Information Commissioner alleging breach by it of the Data Protection Act 1984 or the Data Protection Act 1998 and no threats in writing have been made which would give the UK Business Vendor reason to believe that there are any circumstances which exist which might give rise to any such notice, letter or complaint being served, given or made.

17.3. No individual has been awarded compensation from the UK Business Vendor under the Data Protection Act 1984 or the Data Protection Act 1998, no claim for such compensation is outstanding and no threats in writing have been made which would give the UK Business Vendor reason to believe that any

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                                                SCHEDULE 4 - Warranties
                                                ----------------------------
          circumstances exist which might lead to any claim for compensation being made.

17.4. No order has been made against the UK Business Vendor for the rectification, blocking, erasure or destruction of any data under the Data Protection Act 1984 or the Data Protection Act 1998, no application for such an order is outstanding and no threats in writing have been made which would give the UK Business Vendor reason to believe that any circumstances exist which might lead to any application for such an order being made.

18.       DELINQUENT AND WRONGFUL ACTS

So far as the Principal Vendor is aware, no investigation or inquiry is being or has been conducted by any government, governmental, supranational or trade agency, court or regulatory body in respect of the Operations.

19.       DEFECTIVE PRODUCTS

The Disclosure Letter sets out details of all customer claims received by the Operations since 1st January 2003 alleging that the products or services provided by the Operations were defective or not to specification or not compliant with legal requirements where the amounts claimed by the relevant customer or the costs to the Operations of rectifying the defect have exceeded or would exceed US$100,000. Since 1st January 2003, no Business Vendor nor any Target Company has had to carry out any recall of products manufactured by the Operations.

20.       POSITION OF BUSINESS VENDORS

No member of the Vendors' Group other than the Business Vendors and the Target Companies owns any Assets (or any interest in any Assets) necessary for the carrying on of the Operations in substantially all respects as carried on at the date of this Agreement.

21.       CONSIDERATION SHARES

21.1. The US Business Vendor understands that the issuance of the Consideration Shares by the Purchaser to the US Business Vendor is intended to be exempt from registration under the Securities Act pursuant to section 4(2) thereof.

21.2. The US Business Vendor (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Consideration Shares and is capable of bearing the economic risks of such investment.

21.3. The US Business Vendor is acquiring the Consideration Shares for its own account (or for accounts over which it exercises investment authority), and not with a view to the public resale or distribution thereof, in violation of any securities law.

21.4. The US Business Vendor understands that the Consideration Shares will be issued in a transaction exempt from the registration or qualification

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                                                SCHEDULE 4 - Warranties
                                                ----------------------------
          requirements of the Securities Act and applicable US state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

21.5. The US Business Vendor can bear the economic risk of (i) an investment in the Consideration Shares indefinitely and (ii) a total loss in respect of such investment, and has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Consideration Shares and to protect its own interest in connection with such investment.









                                                ----------------------------
                                                SCHEDULE 4 - Warranties
                                                ----------------------------

                           SCHEDULE 5 - Limitations

1. The Principal Vendor's and the UK Business Vendor's liability in respect of any claim under the Warranties shall be limited as follows:

          1.1 the Principal Vendor and the UK Business Vendor shall have no liability for any breach of any of the Warranties (other than a Specified Warranty), unless the amount of such claim (excluding the Purchaser's own interest, costs and expenses of enforcing the claim against the Principal Vendor or the UK Business Vendor) when aggregated with other like claims based on the same or a series of related facts (including any such claims under the Tax Deed) exceeds US$100,000;

          1.2 the Principal Vendor and the UK Business Vendor shall have no liability for any breach of any of the Warranties (other than a Specified Warranty) until the aggregate liability for all claims (other than those excluded by paragraph 1.1 and excluding the Purchaser's own interest, costs and expenses enforcing such claims against the Principal Vendor or the UK Business Vendor) shall equal or exceed US$2.25 million in which case the Principal Vendor and the UK Business Vendor shall be liable for the whole amount and not merely the excess over US$2.25 million;

          1.3 the Principal Vendor and the UK Business Vendor shall not be liable for any breach of the Warranties (other than the Tax Warranties and the Environmental Warranties) unless a written claim has been made by the Purchaser to the Principal Vendor and the UK Business Vendor giving notice as described in paragraph 10 of this Schedule 5 of the relevant facts and the Warranty or Warranties which are alleged to have been breached on or before 31st December 2005;

          1.4 the Principal Vendor and the UK Business Vendor shall not be liable in respect of a breach of any of the Environmental Warranties unless a written claim has been made by the Purchaser to the Principal Vendor and the UK Business Vendor giving notice as described in paragraph 10 of this Schedule 5 of the relevant facts and the Warranty or Warranties which are alleged to have been breached on or before31st March 2008; and

          1.5 the Principal Vendor and the UK Business Vendor shall not be liable in respect of a breach of any of the Tax Warranties unless a written claim has been made by the Purchaser to the Principal Vendor and the UK Business Vendor giving notice as described in paragraph 10 of this
                    Schedule 5 of the relevant facts and the Warranty or Warranties which are alleged to have been breached on or before 31st March 2009,

          provided however that for the purposes only of determining the Principal Vendor's and the UK Business Vendor liability in respect of any breach of the Warranties (other than the Specified Warranties), but for the avoidance of doubt not for the purpose of determining whether there has been a breach of such Warranty on its terms, the Warranties shall be deemed not to be qualified by any references therein to materiality.

                                        ---------------------------------
                                             SCHEDULE 5 - Limitations
                                        ---------------------------------

2. Subject to paragraph 13, the maximum aggregate liability of the Vendors for all claims under this Agreement (other than claims for breach of the Specified Warranties) or the documents in the Agreed Form AF7, AF12, AF13 (other than AF13A and AF13B), AF15A and the Local Agreements shall not exceed 50 per cent of the Purchase Price.

3. Any claim for breach of Warranties which is made within the time limits specified above shall, unless previously satisfied, settled or withdrawn, be deemed to be withdrawn and no longer enforceable unless legal proceedings in respect thereof are commenced by validly issuing and serving legal process within one year of the making of such claim provided that in respect of claims in respect of losses which remain contingent, the relevant time limit under this paragraph 3 shall be one year after such contingency crystallises.

4. The Principal Vendor and the UK Business Vendor shall not be liable in respect of any claim under the Warranties, except for claims under the Specified Warranties, to the extent that such claim would not have arisen but for a change or changes in law, rules, regulation or published administrative practice of any government, governmental department agency or regulatory body or legislation (whether relating to rates or imposition of Tax or otherwise) made after the date of this Agreement.

5. The Principal Vendor and the UK Business Vendor shall not be liable under the Warranties:

          5.1 to the extent that such claim would not have arisen but for or is exacerbated by any voluntary act, omission, transaction or arrangement of the Purchaser or the Purchaser's Group or, after the Completion Date, any Target Company outside the ordinary course of trading;

          5.2 to the extent that such claim would not have arisen but for or is increased by any change in practices or policies of the Target Companies in respect of Taxation after Completion other than one made to comply with standard Tax practices and policies existing at Completion;

          5.3 if and to the extent that such claim would not have arisen but for or is increased by a change of accounting policy, bases or practice of any the Operations after Completion (other than ones effected in order to comply with accounting standards or practices applicable at Completion);

          5.4 to the extent that the claim relates to any losses covered under a policy of insurance in force for the benefit of the Purchaser, the Purchaser's Group or any Target Company;

          5.5 to the extent that the claim arises or is increased as a consequence of the failure of the Purchaser to comply with or to procure the compliance of any Local Purchaser or Target Company with their respective obligations under this Agreement or to act or procure action in accordance with the reasonable instructions of the Principal Vendor or

                                        ---------------------------------
                                             SCHEDULE 5 - Limitations
                                        ---------------------------------
                    its authorised representative under Clause 8 (Claims Procedure) in respect of that claim;

          5.6 to the extent the matter giving rise to the claim for breach of Warranty was provided for or accrued in the 2003 Accounts or the Completion Working Capital Statement; or

          5.7 to the extent such claim arises or is increased as a result of in relation to Taxation any withdrawal of a claim, election, surrender or disclaimer made, or notice or consent in relation to Taxation given after Completion.

6. The Principal Vendor and the UK Business Vendor shall not be liable under the Warranties to the extent the circumstances giving rise to or representing the breach of Warranty were fairly disclosed in or by the Disclosure Letter or the documents attached to or incorporated by reference in the Disclosure Letter.

7. If in respect of any claim under the Warranties the losses of the Purchaser or the Purchaser's Group are contingent only, the Principal Vendor and the UK Business Vendor shall not be under any obligation to make any payment to the Purchaser until such time as the contingent losses cease to be contingent and become actual provided always that this paragraph is without prejudice to the ability of the Purchaser to notify the claim.

8. For the avoidance of doubt the amount of any claim for breach of the Warranties shall take into account the amount of any Relief (as defined in the Tax Deed) and any other corresponding saving or net benefit enjoyed by the Purchaser or the Purchaser's Group.

9. The Purchaser and the Local Purchasers taken together shall not be entitled to recover from the Principal Vendor (or any other Vendor) under this Agreement or the documents to be entered into pursuant to this Agreement more than once in respect of the same losses, and accordingly the Principal Vendor and any other Vendor shall not be liable under any one such document if and to the extent that the losses are or have been recovered under another such document.

10. As soon as reasonably practicable after a member of the Purchaser's Group becomes aware of any matter which may give rise to a claim against the Principal Vendor or the UK Business Vendor for breach of Warranty, the Purchaser shall give written notice of such matter to the Principal Vendor and the UK Business Vendor and shall (then and from time to time) take reasonable steps to provide to the Principal Vendor and the UK Business Vendor all such information as may be in its possession or under its control which is relevant to the determination of the Principal Vendor's or the UK Business Vendor's liability for such matter provided that any failure to give such timely notice or information shall not affect the rights of the Purchaser or any member of the Purchaser's Group except to the extent the Principal Vendor or the UK Business Vendor is prejudiced by such failure.

11. If the Purchaser has alleged that a breach of any of the Warranties has occurred then to the extent that such breach or the effects of such breach are capable of being remedied, the Principal Vendor and the UK Business Vendor shall be

                                        ---------------------------------
                                            SCHEDULE 5 - Limitations
                                        ---------------------------------
          afforded an opportunity to effect such remedy within 30 days of its receipt of written notice from the Purchaser of such alleged breach.

12. Notwithstanding any other provision of this Agreement, the Purchaser acknowledges that neither the Principal Vendor nor any other member of the Vendors' Group nor any of their directors, employees, representatives, agents or advisers have given (nor shall they be liable in respect of) any warranty, assurance, representation, undertaking or covenant relating to any budget or forecast of the financial or trading position of the Operations after the date of this Agreement or the Completion.

13. Nothing in this Schedule shall operate to limit the liability of any Vendor (or the remedies available to the Purchaser) in respect of a fraudulent act or fraudulent misrepresentation by any such Vendor.








                                        ---------------------------------
                                             SCHEDULE 5 - Limitations
                                        ---------------------------------

                       SCHEDULE 6 - ANCILLARY AGREEMENTS


The following agreements are the Ancillary Agreements to be executed and delivered by the relevant parties at Completion. The Transitional IT Services Agreement is to be signed simultaneously with this Agreement and accordingly will not be an "Ancillary Agreement" solely for the purposes of the deliveries to be made pursuant to Schedule 9.


PART 1 - TRANSITIONAL SERVICES AGREEMENTS


------   ---------------------------------------   ------------------------------   --------------------
                  DESCRIPTION OF AGREEMENT                    PARTIES                   AGREED FORM
                                                                                          NUMBER
------   ---------------------------------------   ------------------------------   --------------------


1.       Transitional IT Services                  Agreement Avecia Limited                N/A
                                                   and the Purchaser
------   ---------------------------------------   ------------------------------   --------------------
2.       Transitional Services Agreement           The Principal Vendor                   AF10A
         (Spain, Singapore)                        and the Purchaser
------   ---------------------------------------   ------------------------------   --------------------
3.       Reverse Transitional Services             The Purchaser, Avecia                  AF10B
         Agreement (Spain, Singapore)              Limited and Avecia Inc.
------   ---------------------------------------   ------------------------------   --------------------
4.       USA Transitional Services Agreement       Avecia Inc. and the Purchaser          AF10C
------   ---------------------------------------   ------------------------------   --------------------
5.       UK Transitional Services Agreement        Avecia Limited and                     AF10D
                                                   and the Purchaser
------   ---------------------------------------   ------------------------------   --------------------


PART 2 - ONGOING COMMERCIAL AGREEMENTS


------   ---------------------------------------   ------------------------------   --------------------
                  DESCRIPTION OF AGREEMENT                  PARTIES                     AGREED FORM
                                                                                          NUMBER
------   ---------------------------------------   ------------------------------   --------------------


1.       Site Services Agreement relating to       Avecia Limited and the                 AF11A
         Huddersfield                              Purchaser
------   ---------------------------------------   ------------------------------   --------------------
2.       Site Services Agreement relating to       Avecia Limited and the                 AF11B
         Blackley                                  Purchaser
------   ---------------------------------------   ------------------------------   --------------------
3.       Manufacturing Services Agreement          Avecia Limited and the                 AF11C
         relating to Grangemouth Biocides Plant    Purchaser
------   ---------------------------------------   ------------------------------   --------------------
4.       Analytical Sciences Group Services        Avecia Limited and the                 AF11D
         Agreement                                 Purchaser
------   ---------------------------------------   ------------------------------   --------------------
5.       Site Services Agreement for New           Avecia Inc. and the                    AF11E
         Castle                                    Purchaser
-----   ----------------------------------------   ------------------------------   --------------------
6.       Site Services Agreement for               Avecia Inc. and the                    AF11F
         Wilmington                                Purchaser
------   ---------------------------------------   ------------------------------   --------------------
7.       Supply Agreement re Proxel GXL            Avecia Inc. and the                    AF11G
         Antimicrobial and Vantocil IB (USA)       Purchaser
------   ---------------------------------------   ------------------------------   --------------------
8.       Supply agreement re Proxel GXL            Avecia Limited and the                 AF11H
------   ---------------------------------------   ------------------------------   --------------------



                                        ---------------------------------
                                        SCHEDULE 6 - Ancillary Agreements
                                        ---------------------------------


------   ---------------------------------------   ------------------------------   --------------------
                  DESCRIPTION OF AGREEMENT                  PARTIES                     AGREED FORM
                                                                                          NUMBER
------   ---------------------------------------   ------------------------------   --------------------


         Antimicrobial (UK)                        Purchaser
------   ---------------------------------------   ------------------------------   --------------------



PART 3 - IP ASSIGNMENTS, LICENCES OR OTHER AGREEMENTS


------   ---------------------------------------   ------------------------------   --------------------
                  DESCRIPTION OF AGREEMENT                  PARTIES                     AGREED FORM
                                                                                          NUMBER
------   ---------------------------------------   ------------------------------   --------------------


1.        Know-how Assignment and Licence          Avecia Limited and the                 AF13A
                                                   Purchaser
------   ---------------------------------------   ------------------------------   --------------------
2.        Regulatory Data Transfer and Access      Avecia Limited and the                 AF13B
          Agreement                                Purchaser
------   ---------------------------------------   ------------------------------   --------------------
3.        Patent Assignment                        Avecia Limited and the                 AF13C
                                                   Purchaser
------   ---------------------------------------   ------------------------------   --------------------
4.        Patent Assignment                        Avecia Inc. and the                    AF13D
                                                   Purchaser
------   ---------------------------------------   ------------------------------   --------------------
5.        Trade Mark Assignment                    Avecia Limited and the                 AF13E
                                                   Purchaser
------   ---------------------------------------   ------------------------------   --------------------
6.        Software Assignment Agreement            Avecia Limited and the                 AF13F
          (RABIT)                                  Purchaser
------   ---------------------------------------   ------------------------------   --------------------
7.        Trade Mark Assignment                    Avecia Inc. and the                    AF13G
                                                   Purchaser
------   ---------------------------------------   ------------------------------   --------------------
8.        Domain Name Assignment                   Avecia Limited and the                 AF13H
                                                   Purchaser
------   ---------------------------------------   ------------------------------   --------------------
9.        Dainippon Inc. Contract Assignment       Avecia Limited and the                 AF13I
                                                   Purchaser
------   ---------------------------------------   ------------------------------   --------------------
10.       Eastman Kodak Contract Assignment        Avecia Limited and the                 AF13J
                                                   Purchaser
------   ---------------------------------------   ------------------------------   --------------------
11.       Syngenta Partial Contract                Avecia Limited and the                 AF13K
          Assignment                               Purchaser
------   ---------------------------------------   ------------------------------   --------------------



PART 4 - PROPERTY DOCUMENTS


------   ---------------------------------------   ------------------------------   --------------------
                  DESCRIPTION OF AGREEMENT                  PARTIES                     AGREED FORM
                                                                                          NUMBER
------   ---------------------------------------   ------------------------------   --------------------


1.        Underlease agreement relating to         Avecia Limited and the                 AF14A
          part of the ground floor of the North    Purchaser
          Laboratory at Huddersfield
------   ---------------------------------------   ------------------------------   --------------------
2.        Court claims form relating to part of    Avecia Limited and the                 AF14B
          the ground floor of the North            Purchaser
          Laboratory at Huddersfield
------   ---------------------------------------   ------------------------------   --------------------
3.        Deed of Covenant relating to part of     Avecia Limited                         AF14C1
          the ground floor of the North            Purchaser and Syngenta
------   ---------------------------------------   ------------------------------   --------------------


                                        ---------------------------------
                                        SCHEDULE 6 - Ancillary Agreements
                                        ---------------------------------


------   ---------------------------------------   ------------------------------   --------------------
          Laboratory at Huddersfield               Limited
------   ---------------------------------------   ------------------------------   --------------------
4.        Deed of Indemnity relating to part of    Avecia Limited and the                 AF14C2
          North Laboratory at                      Purchaser
          Huddersfield
------   ---------------------------------------   ------------------------------   --------------------
5.        Transfer of the Lease for the            Avecia Limited and the                 AF14D
          Specialities East Plant at               Purchaser
          Huddersfield
------   ---------------------------------------   ------------------------------   --------------------
6.        Licence to Assign and Authorised         Avecia Limited the                     N/A
          Guarantee Agreement re the               Purchaser and Syngenta
          Specialities East Plant at               Limited
          Huddersfield
------   ---------------------------------------   ------------------------------   --------------------
7.        Assignment of beneficial interest in     Avecia Limited and the                 AF14E
          the Seal Sands land and buildings        Purchaser
------   ---------------------------------------   ------------------------------   --------------------
8.        Transfer of legal title to the Seal      DTBA Limited and the                   AF14F
          Sands land and buildings                 Purchaser
------   ---------------------------------------   ------------------------------   --------------------
9.        Lease of Biocide 1 and first floor of    Avecia Limited and the                 AF14G
          Biocide 2 buildings, Blackley            Purchaser
------   ---------------------------------------   ------------------------------   --------------------
10.       Court Claim Form re Biocide 1 and        Avecia Limited and the                 AF14H
          first floor of Biocide 2 buildings,      Purchaser
          Blackley
------   ---------------------------------------   ------------------------------   --------------------
11.       Lease of part of tenth floor, Hexagon    Avecia Limited and the                 AF14I
          Tower, Blackley                          Purchaser
------   ---------------------------------------   ------------------------------   --------------------
12.       Court Claim Form re part of tenth        Avecia Limited and the                 AF14J
          floor, Hexagon Tower, Blackley           Purchaser
------   ---------------------------------------   ------------------------------   --------------------
13.       Lease Agreement for the Biocides         Avecia Inc. and the                    AF14K
          Pool, New Castle                         Purchaser
------   ---------------------------------------   ------------------------------   --------------------
14.       Lease Agreement for the Lab Parcel,      Avecia Inc. and the                    AF14L
          New Castle                               Purchaser
------   ---------------------------------------   ------------------------------   --------------------
15.       Assignment of Mt Pleasant Ground         Avecia Inc. and the                    AF14M
          lease                                    Purchaser
------   ---------------------------------------   ------------------------------   --------------------



PART 5 - OTHER TRANSACTIONAL DOCUMENTS


------   ---------------------------------------   ------------------------------   --------------------
                  DESCRIPTION OF AGREEMENT                  PARTIES                     AGREED FORM
                                                                                          NUMBER
------   ---------------------------------------   ------------------------------   --------------------


1.       Non-Competition Agreement                 Principal Vendor, Avecia               AF15A
                                                   Limited, Avecia, Inc.,
                                                   Avecia Comercial e
                                                   Importada Limitada and
                                                   the Purchaser
------   ---------------------------------------   ------------------------------   --------------------
2.        Deed of Covenant in favour of Stahl      The Target Companies                   AF15B
          Netherlands I B.V.
------   ---------------------------------------   ------------------------------   --------------------
3.        Assignment of the PHMB                   Avecia Inc. and the                    AF12A
          Manufacturing Services Agreement         Purchaser
          with Cytec Industries Inc.
------   ---------------------------------------   ------------------------------   --------------------


                                        ---------------------------------
                                        SCHEDULE 6 - Ancillary Agreements
                                        ---------------------------------

                        SCHEDULE 7 - EMPLOYMENT MATTERS



[Omitted]*















* This Schedule contains certain information relating to employee matters, which will be furnished supplementally to the Commission upon request.





                                        ---------------------------------
                                        SCHEDULE 7 - Employment Matters
                                        ---------------------------------

                     SCHEDULE 8 - EMPLOYEE BENEFIT MATTERS

[Omitted]*















* This Schedule contains certain information relating to employee benefits and pension-related matters, which will be furnished supplementally to the Commission upon request.





                                        ---------------------------------------
                                        SCHEDULE 8 - Employment Benefit Matters
                                        ---------------------------------------

                            SCHEDULE 9 - COMPLETION

1. At Completion, the Principal Vendor shall or shall procure that the relevant Vendor shall deliver or make available to the Purchaser or a Local Purchaser the following:

          1.1 evidence satisfactory to the Purchaser (acting reasonably) of the fulfilment of the Conditions Precedent for which the Principal Vendor is responsible;

          1.2 those Business Assets held by a Business Vendor which are capable of transfer by delivery (such delivery to take place where such Business Assets are actually located);

          1.3 the Ancillary Agreements duly executed by the relevant members of Vendors' Group;

          1.4 duly executed documentation sufficient to transfer (or to the extent agreed by the Principal Vendor and the Purchaser allow the Purchaser to implement the transfer) into the name of the Purchaser or the relevant Local Purchaser all of the Shares held by the Share Vendors;

          1.5 a global release of security over the Shares and the Assets of a Business Vendor or a Target Company, and of the guarantees by a Target Company granted, in each case, in favour of JP Morgan Europe Limited in relation to the borrowings of the Vendors' Group;

          1.6       the following property documents:

                    1.6.1     the title deeds to the Seal Sands property;

                    1.6.2 a DS1 executed by Chase Manhattan International Limited ("CMIL") releasing the Specialties East Plant, Huddersfield from the registered charge dated 30th June 1999 in favour of CMIL;

                    1.6.3 the title deeds, including the relevant lease, to the Specialties East Plant, Huddersfield;

                    1.6.4 a letter of consent to the underlease of part of the ground floor, North Laboratory, Huddersfield signed by CMIL as mortgagee pursuant to a debenture dated 30th June 1999;

                    1.6.5 a letter of consent to the lease of Biocide 1 and first floor, Biocide 2 buildings signed by CMIL as mortgagee pursuant to a debenture dated 30th June 1999; and

                    1.6.6 a letter of consent to the lease of part of the tenth floor, Hexagon Tower signed by CMIL as mortgagee pursuant to a debenture dated 30th June 1999;

                                        ---------------------------------
                                        SCHEDULE 9 - Completion
                                        ---------------------------------

          1.7 an affidavit that the transfer of the shares of Splashes, Inc. does not constitute a transfer of a US real property interest under Section 897 of the US Internal Revenue Code of 1986;

          1.8 an affidavit of non-foreign status of the US Business Vendor conforming to the model certification in Section 1.1445-2(b)(2) of the United States Treasury Regulations; and

          1.9 an assignment of the benefit (insofar as relating to information pertaining to the Operations) of the confidentiality undertakings entered into between Goldman Sachs International and prospective purchasers of the Operations, together with (i) copies of the relevant confidentiality undertakings and (ii) copies of any notices or demands served on such prospective purchasers for the return or destruction of information or documents.

2. At Completion the Principal Vendor shall procure that the following occur, provided that sufficient notice is given by the Purchaser to allow the same to occur at Completion:

          2.1 any person nominated by the Purchaser for appointment as a director, secretary, auditor or other officer of each Target Company shall (subject only to being qualified so to act) be so appointed;

          2.2 if requested by the Purchaser, each of the current directors, secretaries or other officers of the Target Companies (other than those who are Employees) shall resign or be removed from office without compensation; and

          2.3 if requested by the Purchaser, the current auditors of each Target Company shall, where permissible, resign or be removed from office without compensation.

3. At Completion, the Purchaser shall (for itself and on behalf of the Local Purchasers as appropriate) pay to the Principal Vendor (for itself and on behalf of the other Vendors as appropriate) by electronic transfer of cleared funds for same day value to the Principal Vendor's Bank Account an amount which is equal to US$200,258,000, being the number calculated in accordance with Clause 4.1.1.

4. At Completion, the Purchaser shall deliver to the US Business Vendor a certificate or certificates representing the Completion Consideration Shares, which shall be in definitive form and registered in the name of the US Business Vendor and in a single certificate or in such other denominations as the US Business Vendor shall request not later than five Business Days prior to the Completion Date.

5.        At Completion:

          5.1 the Purchaser shall (on behalf of the Target Companies) pay to the Principal Vendor (on behalf of the relevant member of the Vendors' Group) by electronic transfer of cleared funds for same day value to the

                                        ---------------------------------
                                        SCHEDULE 9 - Completion
                                        ---------------------------------

                    Principal Vendor's Bank Account an amount equal to the Estimated Intra-Group Payables attributable to the Target Companies; and

          5.2 the Principal Vendor on behalf of the relevant members of the Vendors' Group shall pay to the Purchaser on behalf of the Target Companies an amount equal to the Estimated Intra-Group Receivables attributable to the Target Companies.

          The Principal Vendor may direct that any sums it would be liable to pay under paragraph 5.2 shall be off-set against sums it is to receive under paragraph 3 or paragraph 5.1. Any such off-set shall not relieve the Purchaser of its obligation to account to the Target Companies for the sum which, but for such off-set, it would have received on their behalf.

6. At Completion, the Purchaser shall or shall procure that the relevant Local Purchaser shall deliver or make available to the Principal Vendor:

          7.1 evidence satisfactory to the Principal Vendor (acting reasonably) of the fulfilment of the Conditions Precedent for which the Purchaser is responsible; and

          7.2 the Ancillary Agreements duly executed by the Purchaser or the relevant Local Purchaser.

8. Each of the parties shall, subject to sufficient advance notice of the relevant request being received to allow the same to occur at Completion, at Completion do or procure that there is done all such acts reasonably in its power and/or execute and deliver all such further documents as such other party may reasonably consider necessary for giving full effect to this Agreement and the transactions and agreements contemplated by this Agreement.

9. If the New Castle Release Condition is satisfied on or before the Completion Date, the Purchaser shall at Completion deliver to the US Business Vendor a certificate or certificates representing the New Castle Consideration Shares, which shall be in definitive form and registered in the name of the US Business Vendor and in a single certificate or in such denominations as the US Business Vendor shall request not later than five Business Days prior to the Completion Date.

                                        ---------------------------------
                                        SCHEDULE 9 - Completion
                                        ---------------------------------

                 SCHEDULE 10 - DEFINITIONS AND INTERPRETATION

1.        DEFINITIONS

In this Agreement, the following words and expressions shall bear the meanings given to them below:

"2002 Accounts" means the unaudited non-statutory financial statements of the Operations as at and for the year ended 31st December 2002 in the Agreed Form AF1A;

"2003 Accounts" means the unaudited non-statutory financial statements of the Operations as at and for the year ended on the Accounts Date in the Agreed Form AF1B;

"Accounts Date" means 31st December 2003;

"Actual Cash/Indebtedness Statements" means the Intra-Group Indebtedness Statement, the Third Party Indebtedness Statement and the Cash Statement;

"Actuary's Letter" means the letter from Hewitt Bacon & Woodrow to Lane Clark & Peacock in the Agreed Form AF15C;

"Agreed Form" means a form agreed between or identified by the parties for the purposes of this Agreement and signed or initialled for identification purposes by them or on their behalf;

"Ancillary Agreements" means the agreements described in Schedule 6;

"Assets" means the Business Assets and all the property, rights and assets owned by any of the Target Companies;

"Assigned Know-how" means all Know-how owned by the Business Vendors and used exclusively in the Target Businesses in the twelve months prior to Completion;

"Associated Company" means a company which is from time to time a subsidiary of the party concerned or which is a holding company of such party or a subsidiary of such holding company;

"Audited Non-Statutory Accounts" means the non-statutory financial statements of the Operations (including a statement of income and statement of cash flows for the year to 31st December 2001, a balance sheet, statement of shareholders' equity, statement of income and statement of cash flows as at and for the year to 31st December 2002 and a balance sheet, statement of shareholders' equity, statement of income and statement of cash flows as at and for the year to 31st December 2003) prepared and audited in accordance with UK GAAP together with an audited reconciliation of such financial statements to a US GAAP basis of preparation;

"Avecia's Benefit Plans" is defined in paragraph 1.4, Part 1 of Schedule 7;

"Avecia Payment Creditors" means those Creditors which are (i) creditors ledger items, accruals for goods received not invoiced or accruals for manufacturing, production or operational services and tolling, or (ii) non-trade operating creditors owed by the Business Vendors as at the Effective Time to the extent they arose in

                                  --------------------------------------------
                                  SCHEDULE 10 - Definitions and Interpretation
                                  --------------------------------------------
connection with the Operations, relating to deductions made from payroll processing, including but not limited to amounts owing in respect of payroll taxes, social security, and payments to pension funds;

"Base Allocation" means, in respect of any Transfer of Operations, the amount shown in the Transaction Breakdown;

"Base Spanish Working Capital" means the Base Working Capital in respect of the Spanish Operations, as shown in the Transaction Breakdown;

"Base Working Capital" means the amount shown in the Transaction Breakdown;

"Basic Warranties" means the Warranties set out at the following paragraphs of
Schedule 4: 1 (Authority and Capacity); 2 (Accuracy and Adequacy of Information); 3.1 (2002 Accounts and 2003 Accounts); 3.2 (Accounting and Other Records); 4.5 (Insolvency); 5.1 (Arrangements with Connected Persons); 6.2.2 (non-contracted payments to Employees) 6.3 (Change of Control); 8.1.1 (Title to Assets); 8.1.3 and 8.1.4 (Title to Shares); 8.4.6 and 8.4.7 (Title to and Sufficiency of IP); 8.4.9 (No Conflicts with IP); 8.6 (Sufficiency of Assets);
8.7 (Target Companies' Assets and Activities); 9 (Banking and Finance), 10 (Competition and Fair Trading); 11 (Conduct of the Operations) and 21 (Consideration Shares);

"Biocides Exclusive Data" bears the meaning assigned to it under the Regulatory Data Transfer and Access Agreement in the Agreed Form AF13B;

"Books and Records" means the Business Vendors' books and records as at the Effective Time (in whatever form) (including details of customers and suppliers and the terms of trading with them) to the extent that they relate to the Business;

"Business" means:

(i) the research, design, development, manufacture, packaging, distribution, marketing, sale and/or provision of anti-microbials (including, but not limited to, bactericides, algaecides, virucides and fungicides), in each case:

          (a) to provide non-medicinal and non-phytochemical anti-microbial effects to consumers; and/or

          (b) for the preservation, odour control and disinfection of industrial and recreational media, such media including, but not limited to, aqueous emulsions, solutions and suspensions, household and personal care products, mineral slurries, inks, agrochemicals, adhesives, sealants, dyes, pigments, paper, starches, industrial cleaning products, metal working fluids, paints, architectural structures, chemicals, plastics materials, textiles, leather, timber, pet litter and water systems (including, but not limited to, baths, pools and spas);

(ii) the research, design, development, manufacture, packaging, distribution, marketing, sale and/or provision of automated micro-organism and biocides enumeration technologies in the fields defined in sub-paragraphs (i)(a) and (i)(b) above;

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                                      99

(iii) the research, design, development, manufacture, packaging, distribution, marketing, sale and/or provision of (a) chemicals other than anti-microbials (including but not limited to fragrances, filtration aids, cleaners, oxidizers and titrants for water testing) for use in the treatment of recreational water; (b) equipment accessory products for use in the maintenance of pools, baths and spas; and (c) aromatherapy candles;

(iv)      (a)       the research, design, development, manufacture, packaging, distribution, marketing, sale and/or provision of any and all products currently or in the past three years sold, offered for sale, designed, developed, manufactured, packaged, distributed or marketed using any of the Intellectual Property on the Intellectual Property List and/or any of the Assigned Know-how (other than by using any of the Assigned Know-how licensed back to the Business
                    Vendors or any of them in the Avecia's Field (as defined in the Know-how Assignment and Licence Agreement in the Agreed Form AF13A) pursuant to the Know-how Assignment and
                    Licence Agreement); and

          (b) the research, design, development, manufacture, packaging, distribution, marketing, sale and/or provision of the "Biocides Exclusive Compounds" listed on the Products List, including but not limited to polyhexamethylenebiguanide ("PHMB"), benzisothiazolinone
                    (BIT), N-butylbenzisothiazolin-3-one (BBIT),
                    Dithio-2,2-bis (benzmethylamide) (DTBA) and Hexamethylene bis dicyanodiamide (HMBDA), without limitation of field,

          EXCLUDING, for the avoidance of doubt in the case of sub-paragraphs
          (iv)(a) and (iv)(b) above, the research, design, development, manufacture, packaging, distribution, marketing, sale and/or provision of any and all non-anti-microbial inkjet printing products which contain PHMB (but not PHMB itself) and the purification, anion exchange, packaging, distribution, marketing, re-sale and/or provision of PHMB (but for avoidance of doubt, not the research, design, development of PHMB for any application other than for non-anti-microbial applications in the inkjet printing market or the manufacture of PHMB) for use in non-anti-microbial applications solely in the inkjet printing market, and for the purposes of this definition the sale of anti-microbials (including, but not limited to, PHMB) to third parties for use in formulations for topical disinfection (including, but not limited to, wound treatment and/or contact lens cleaning) does not constitute the sale of anti-microbials to provide a medicinal effect to consumers; and for the avoidance of doubt the terms "medicinal" and "non-medicinal" apply to both humans and animals;

"Business Assets" means:

(i)       the Plant and Equipment;

(ii)      the Stock;

(iii)     the Debtors;

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                                      100

(iv)      the Goodwill;

(v)       the Business IP;

(vi)      the Books and Records;

(vii)     the benefit (subject to the burden) of the Contracts;

(viii)    the Business Properties;

(ix) any Permits of a Business Vendor that are capable of transfer to the Purchaser or a Local Purchaser in accordance with Clause 13.13;

(x) the benefit (so far as the same can lawfully be assigned or transferred to or held in trust for the Purchaser or a Local Purchaser) of the Claims (including but not limited to the right to receive the proceeds of any claim under any insurance policy of any Vendor in respect of any Business Liability);

(xi)      the Biocides Exclusive Data and the Assigned Know-how; and

(xii) all other property, assets and rights of the Business Vendors (not being Intellectual Property, Regulatory Data or Know-how, which are addressed at (v) and (xi) above) primarily used in the Operations or in connection with the Business Properties at Completion, but, in each case, not including the Excluded Assets;

"Business Day" means a day (other than a Saturday, Sunday or public holiday) on which banks are open for normal business both in London and New York City;

"Business IP" or "Business Intellectual Property" means:

(i) the Intellectual Property (other than the Excluded IP and Intellectual Property in computer software) owned by the Business Vendors which at Completion is or has been used or enjoyed predominantly in connection with the Target Businesses including without limitation the registered (and applications for registration of) Intellectual Property set out in the list in the Agreed Form AF4 but excluding any and all Intellectual Property owned by the Business Vendors in Regulatory Data and Know-how other than any Intellectual Property owned by the Business Vendors in the Biocides Exclusive Data and the Assigned Know-how; and

(ii) the Intellectual Property owned by the Business Vendors in computer software which at Completion is or has been used or enjoyed exclusively in connection with the Target Businesses;

"Business Liabilities" means:

(i)       the Creditors;

(ii) all other Liabilities of the Business Vendors incurred in relation to or in carrying on the Business and existing, outstanding or in force at Completion or arising, accruing or assessed after Completion in consequence of any

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                                     101

          transaction or event incurred or entered into or occurring in relation to or in carrying on the Business prior thereto including without limitation, the Liabilities assumed under Clause 10.3;

(iii) Liabilities relating to the Environment insofar as they relate to or arise from the Business Assets or the Operations;

(iv) any other Liabilities included in the Completion Working Capital Statement; and

(v) all Liabilities otherwise expressly assumed by the Purchaser under this Agreement,

but, in each case, excluding the Excluded Liabilities and the Insured
Liabilities;

"Business Properties" means the freehold and leasehold properties and interests in real property in each case vested in the Business Vendors at the date of this Agreement and specified as such in the Property List;

"Cash" means cash on hand or credited to an account with a financial institution;

"Cash Determination Date" means the date on which the process described in
Part 2 of Schedule 3 for the agreement or determination of the Cash Statement is complete;

"Cash Statement" means a statement of the Target Companies Cash to be prepared pursuant to Clause 4 in accordance with the provisions of Part 2 of Schedule 3 as agreed (or deemed to be agreed) or as finally determined in accordance with the relevant provisions of Schedule 3;

"Claimant" bears the meaning given in Clause 8.1;

"Claims" means all rights and claims of the Business Vendors arising at any time (whether before or after Completion) out of or in connection with the Business (whether arising under any warranties, conditions, guarantees, indemnities, contracts, agreements (in each case whether express or implied) or otherwise howsoever) insofar as they relate to any of the Business Assets or any Business Liability but excluding rights and claims under (i) any insurance policy (save to the extent expressly included in the definition of Business Assets) or (ii) without prejudice to the Environmental Deed of Assignment, the agreements by which the Principal Vendor and certain of its Associated Companies contracted to acquire the Zeneca Specialties business from Zeneca Limited and others in 1999;

"Completion" means the completion to occur pursuant to Clause 6.1;

"Completion Consideration Shares" means 446,500 shares of common stock of the Purchaser less, in the event that a Delayed Completion is required under Clause 4.25, the number of Spanish Consideration Shares (such number of shares to be appropriately adjusted in the event of any share split, stock combination, stock dividend or similar reclassification or other change applicable to shares of common stock of the Purchaser after the date of this Agreement and before the issuance of the Completion Consideration Shares);

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                                     102

"Completion Date" means the date on which Completion occurs;

"Completion Spanish Working Capital" means the amount of net consolidated working capital of the Spanish Operations as at the effective time of the Delayed Completion as set out in the Completion Spanish Working Capital Statement;

"Completion Spanish Working Capital Statement" means the statement of the consolidated net working capital of the Spanish Operations as at the effective time of the Delayed Completion as agreed (or deemed to be agreed) or as finally determined in accordance with the relevant provisions of Schedule 3;

"Completion Working Capital" means, the amount of consolidated net working capital of the Target Companies and the Target Businesses as at the Effective Time as set out in the Completion Working Capital Statement;

"Completion Working Capital Determination Date" means the date on which the process described in Part 2 of Schedule 3 for the agreement or determination of the Completion Working Capital Statement is complete;

"Completion Working Capital Statement" means the statement of the consolidated net working capital of the Target Companies and the Target Businesses as at the Effective Time as agreed (or deemed to be agreed) or as finally determined in accordance with the relevant provisions of Schedule 3;

"Conditions Precedent" means the conditions to Completion set out in Clause
3.1;

"Confidentiality Agreement" means the confidentiality agreement dated 4th June 2003 between the Purchaser and Goldman Sachs International;

"Consideration Shares" means the shares of common stock of the Purchaser to be issued to the US Business Vendor as Completion Consideration Shares, New Castle Consideration Shares or Delayed Consideration Shares in partial satisfaction of the Purchase Price, in accordance with Schedule 9;

"Contracts" means any contract, agreement or other legally binding arrangement, whether oral or written, entered into by any of the Business Vendors and subsisting at Completion (including, without limitation, contracts with customers or suppliers of goods or services and operating or finance leases and licences and agreements relating to Intellectual Property) to the extent it relates to the Business provided that (i) any such contract or agreement shall not be a "Contract" to the extent it relates to an Excluded Asset or an Excluded Liability, (ii) where a Contract is of a type dealt with more specifically in this Agreement (such as employment agreements) and those other provisions are inconsistent with the provisions relating to Contracts generally, such more specific provisions shall prevail and (iii) the term "Contracts" shall not include those agreements for the supply of goods, services or utilities to the Vendors' Group the benefit of which is to be provided to the Purchaser or a Local Purchaser under the Ancillary Agreements;

"Conversion Rate" means the average of the spot selling and buying rates for a transaction between the two currencies in question as quoted on the relevant Reuters page as at the close of business (London time) on the Business Day prior to the

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                                     103

Relevant Conversion Date (as defined in paragraph 3 of this Schedule) or, if no such rate is quoted on that date, on the preceding date on which such rates are quoted;

"CP Satisfaction Date" means the date on which the Conditions Precedent in Clause 3.1 are all satisfied or deemed to be satisfied or waived;

"Creditors" means all amounts owed by a Business Vendor as at the Effective Time to the extent they arose in connection with the Business (whether or not due and payable) and including without limitation amounts owed to trade creditors for the supply of goods or services but excluding Indebtedness;

"Cumulative Gross (Variable) Margin" means net sales less costs of raw materials and intermediates less variable production cost less variable selling and distribution expenses;

"Current Use" means, in relation to the Properties, the use given for such Property in the Property List;

"Data Room" means the documents listed in Appendices 1 and 2 to the Disclosure Letter;

"Debtors'" means the book and other debts receivable by or owing to the Business Vendors to the extent that they arose in connection with the Business (and whether or not yet due or payable) as at the Effective Time but excluding:

(i)       debts owing by any employee who is not an Employee;

(ii)      debts due from any Taxation Authority; and

(iii)     Cash;

"Delayed Consideration Shares" means the number of shares of common stock of the Purchaser equal to the quotient obtained by dividing (i) US$5.0 million minus the Pension Deficit Reduction Adjustment Amount by (ii) US$22.3964, but not to exceed 223,250 shares (such number of shares to be appropriately adjusted in the event of any share split, stock combination, stock dividend or similar reclassification or other change applicable to shares of common stock of the Purchaser after the date of this Agreement and before the issuance of the Delayed Consideration Shares);

"Delayed Share Issue Date" means the date falling ten Business Days after the date on which the payment required by paragraph 5.1 (and, if applicable, paragraph 7.2) of Part 2 of Schedule 8 is made;

"Disclosure Letter" means the letter of even date with this Agreement from the Principal Vendor to the Purchaser (together with its attachments) disclosing:

(i)       information constituting exceptions to the Warranties; and

(ii)      details of other matters referred to in this Agreement;


"Effective Time" means 23:59 hours on the Completion Date;

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                                     104

"Employee Benefit Arrangements" means the schemes or arrangements operated or maintained by the Business Vendors or Target Companies or in which the Business Vendors or any Target Company participates or contributes in respect of Employees (other than (i) mandatory state or statutory social security, unemployment, insurance, workers compensation or pension arrangements and (ii) schemes relating solely to the issue or transfer or ownership of shares in Avecia Holdings plc) and providing for benefits payable during employment or on retirement, death or disability and voluntary withdrawal from or involuntary termination of employment, including each "employee benefit plan" within the meaning of Section 3(3) of ERISA and each other life assurance, accidental death and dismemberment schemes, medical benefit arrangements (including retiree medical benefits) and termination indemnity payments, profit sharing, incentive arrangements, life, accident and health insurances, hospitalisation, savings, holiday, holiday bonus, vacation, severance pay, sick pay, sick leave, tuition refund, service awards, company car, scholarship, relocation or any other employee or executive benefits;

"Employee List" means the list in the Agreed Form AF3;

"Employees" means the Target Companies Employees, the US Employees, the UK Employees and the Overseas Employees;

"Employment Costs" means, in respect of any Employee, a sum equivalent to the aggregate of (i) the amount payable or paid to or in respect of the employment of the relevant Employee (including, but not limited to, salary, wages, tax and social security contributions, employer's pension contributions, bonus, insurance premia, payments or allowances or any other consideration for employment) and (ii) the cost of providing any non-cash benefits, which the employer is required to provide, by law or contract or customarily provides in connection with such employment;

"Employment Liabilities" means any and all Liabilities arising out of or connected with employment or the employment relationship, or termination of employment, or of the employment relationship (including, but not limited to, all Liabilities in connection with any claim for redundancy pay, or damages or compensation for unfair or wrongful dismissal or breach of contract);

"Encumbrance" means any charge, mortgage, security, lien, option, equity, power of sale, hypothecation or other similar third party right;

"Environment" has the meaning given in the Environmental Deed;

"Environmental Deed" means the environmental deed of covenant dated 30th June 1999 among Zeneca Limited (now Syngenta Limited) and others, AstraZeneca plc and the Principal Vendor;

"Environmental Deed of Assignment" means the deed in the Agreed Form AF8 to be entered into between the Principal Vendor, the Purchaser and the Local Purchasers at Completion;

"Environmental Laws" has the meaning given in the Environmental Deed provided that all references to Completion in such definition in the Environmental Deed shall be deemed to be references to the date of this Agreement;

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                                     105

"Environmental Liabilities" has the meaning given in the Environmental Deed;

"Environmental Permits" means all Permits required under Environmental Laws to conduct the Operations;

"Environmental Pooling Agreement" means the deeds of adherence in the Agreed Form AF9 to be entered into between the Principal Vendor and the Purchaser and the Local Purchaser at Completion;

"Environmental Warranties" means the Warranties set out at paragraph 4.4 of
Schedule 4;

"Equity Schemes" means (i) the schemes or arrangements operated or maintained by the Business Vendors or Target Companies or in which any Business Vendor, Target Company or Employee participates or contributes in respect of Employees (including any individual arrangement with any Employee) that relate to the issue or transfer or ownership of shares in Avecia Holdings plc and (ii) the arrangements set out in paragraph 5.1.3 (b) of the Disclosure Letter;

"ERISA" means the US Employee Retirement Income Security Act of 1974, as amended;

"Estimated Cash" means the amount of Cash shown in the Transaction Breakdown;

"Estimated Intra-Group Indebtedness" means the aggregate of the Estimated Intra-Group Payables of the Target Companies minus the aggregate of the Estimated Intra-Group Receivables of the Target Companies;

"Estimated Intra-Group Payables" means, in respect of each Target Company, the amount of Intra-Group Payables shown in the Transaction Breakdown;

"Estimated Intra-Group Receivables" means, in respect of each Target Company, the amount of Intra-Group Receivables shown in the Transaction Breakdown;

"Estimated Third Party Indebtedness" means the amount of Third Party Indebtedness shown in the Transaction Breakdown;

"Exchange Act" means the US Securities Exchange Act of 1934, as amended;

"Excluded Assets" means:

(i)       any Cash of the Business Vendors;

(ii) the benefit of or sums owed under any insurance policy relating to the Operations or otherwise incepted by or on behalf of the Vendors' Group (save to the extent expressly included in the definition of Business Assets);

(iii)     any rights in or to the Excluded Names;

(iv) any right to receive a repayment of Taxation and (to the extent possible to exclude from the sale and purchase under this Agreement) any other Taxation benefit or advantage of the Business Vendors (including losses, reliefs, deductions or credits available in computing liability for Taxation) to the extent

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

                                     106

          that such right, benefit or advantage relates to Taxation that is an Excluded Liability;

(v) the benefit of any amount owed at the Effective Time to the Business Vendors by another member of the Vendors' Group (other than the Target Companies and other than ordinary course trading balances included in calculating Completion Working Capital);

(vi)      the following assets at the Grangemouth site:

          (a)       caustic storage tank 46/222 and associated equipment;

          (b)       HCI storage tank 43/233 and associated equipment;

          (c)       main plant effluent tank;

          (d) biocides finished product warehouse and associated storage slab;

          (e)       North Site, West area storage slab;

          (f) the warm room that is used to heat IBCs of Bisulphate and other non-biocides products;

(vii)     photocopiers at the Blackley site;

(viii) assets primarily used by the Vendors' Group prior to Completion to provide services to the Target Businesses and Target Companies under the Ancillary Agreements; (ix) any rights in the Vendors' Group business information processing systems including without limitation SAP or network servers on which such systems run;

(x) the contract between the US Business Vendor and Ceridian Corporation relating to the provision of human resource and payroll services dated 31st July 2002; and

(xi) any other asset of the Business Vendors which is not primarily used in the conduct of the Business;

"Excluded IP" means the Excluded Names and any registered or unregistered trade marks, logos or other devices incorporating the Excluded Names and the domain name aveciabiocides.com;

"Excluded Liabilities" means any Liabilities of the Business Vendors (other than those included in the Completion Working Capital Statement to the extent so included) to the extent they represent:

(i) Indebtedness or any security, guarantee or indemnity in respect of Indebtedness;

(ii)      Taxation (other than Taxation relating to Employees);

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                                     107

(iii) any sum owed at Completion by the Business Vendors to another member of the Vendors' Group (other than the Target Companies other than ordinary course trading balances included in calculating Completion Working Capital);

(iv) any Liability to the extent expressly reserved to a Business Vendor or in respect of which and to the extent an indemnity or covenant to pay is given by the Principal Vendor under this Agreement;

(v)       any Liability relating to or arising from Equity Schemes;

(vi) any Liability in respect of the arrangements described at paragraph 6.3(a) of the Disclosure Letter;

(vii) any Liability in respect of the removal of asbestos as described at paragraph 4.4.5 of the Disclosure Letter;

(viii) any Liability in respect of the Rodriguez claim referred to at paragraph 4.3 of the Disclosure Letter;

(ix) any Liability in respect of the enhanced severance terms (including enhanced notice periods) for Shivers, Heffelfinger, Polkus, Sipple, Dever, Giofre, Palermo, Herriott and Kenline referred to at paragraphs 6.1.2 or 6.1.11 of the Disclosure Letter to the extent the relevant employee is dismissed by the Purchaser, or a Local Purchaser, prior to the first anniversary of Completion and then only to the extent such Liability exceeds the regular severance benefits that would be payable under the written terms of the Avecia Severance Plan (as defined in paragraph 1 of Part 1 of Schedule 8) as in effect on the date of this Agreement determined as if, solely for purposes of determining the Liability excluded by this paragraph
          (ix), the Avecia Severance Plan was in effect at such time; and

(x) any fines or penalties imposed by the Florida Department of Agriculture and Consumer Services in respect of the lack of registration issue referred to at paragraph 4.1(vii) of the Disclosure Letter, to the extent such fines or penalties relate to sales of the relevant product made prior to Completion;

"Excluded Names" means the name "Avecia" and any other names confusingly similar to its logos;

"Freehold Properties" means those of the Properties identified in the Property List as being freehold or owned in fee simple by a Business Vendor or a Target Company;

"Goodwill" means the goodwill of the Business Vendors in connection with the Business together with the exclusive right (so far as the Business Vendors have the right to grant the same) for the Purchaser or the relevant Local Purchaser to represent itself as carrying on the Target Businesses in succession to the Business Vendors and includes the goodwill associated with the trade marks included in the Business IP but excludes all other goodwill associated with the Excluded Names or any trade marks or names not included in the Business IP;

"HSR Act" bears the meaning given in Clause 3.1.1;


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                                     108

"Indebtedness" means:

(i) all monies borrowed or raised from any persons outside the Vendors' Group (whether under or not under normal commercial lending terms or upon the issue of bills, bonds, debentures, notes, loan stock or other evidence of indebtedness or borrowing);

(ii) obligations in respect of foreign exchange contracts and all derivative instruments (including, without limitation, any interest or currency protection, hedging or financial future transactions) of the Operations; and

(iii) obligations in respect of any guarantee, counter-indemnity, letter of credit, indemnity or similar assurance against the financial loss of any person other than the Target Companies;

"Information Technology" means computer hardware, software, networks and/or other information technology whether embedded or otherwise;

"Insured Liabilities" means the Lechner, Stepler and potential employment related personal injury claims referred to at paragraph 4.3 of the Disclosure Letter together with legal defence costs incurred in connection with such claims, provided that any portion of such claim or costs in respect of which the Vendors' Group is not actually covered by insurance (and for the avoidance of doubt the amount of any deductible is not to be treated as being covered by insurance) shall not be an "Insured Liability" and shall be a "Business Liability";

"Intellectual Property" or "IP" means trade marks and service marks and all goodwill associated with such marks, trade names, business names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights (including copyrights in computer software), semi-conductor topography rights, database rights and all other similar proprietary rights which may subsist in any part of the world (whether or not registered) and including, where such rights are obtained or enhanced by registration, any registration of such rights and applications including, without limitation, pending patent applications, and rights to apply for such registrations;

"Intellectual Property List" means the list of Intellectual Property in the Agreed Form AF4;

"Interest Rate" means LIBOR plus 2%, accruing daily and compounding on the last Business Day of each calendar quarter;

"Intra-Group Indebtedness" means the aggregate amount of the Intra-Group Payables minus the aggregate amount of the Intra-Group Receivables of the Target Companies;

"Intra-Group Indebtedness Determination Date" means the date on which the process described in Part 2 of Schedule 3 for the agreement or determination of the Intra-Group Indebtedness Statement is complete;

"Intra-Group Indebtedness Statement" means a statement of Intra-Group Indebtedness identifying separately each of the Intra-Group Payables and Intra-Group Receivables to be prepared pursuant to Clause 4 in accordance with the provisions of

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                                     109

Part 2 of Schedule 3 as agreed (or deemed to be agreed) or as finally determined in accordance with the relevant provisions of Schedule 3;

"Intra-Group Payables" means all outstanding loans or other liabilities or obligations owed by a Target Company to a member of Vendors' Group as at the Effective Time, but excluding any item which falls to be included in calculating Target Companies Cash, Third Party Indebtedness or Completion Working Capital;

"Intra-Group Receivables" means all outstanding loans or other liabilities or obligations owed by a member of the Vendors' Group to a Target Company as at the Effective Time, but excluding any item which falls to be included in calculating Target Companies Cash, Third Party Indebtedness or Completion Working Capital;

"Know-how" means confidential industrial, technical or commercial information and techniques in any form (including paper, electronically stored data, magnetic media, film and microfilm) including (without limiting the foregoing) drawings, laboratory notebooks, formulae, test results, reports, research reports, project reports and testing procedures, shop practices, instruction and training manuals, tables of operating conditions, market forecasts, marketing methods and procedures, show-how and advertising copy but excluding Regulatory Data;

"Leasehold Properties" means those of the Properties identified in the Property List as being leased by a Business Vendor or a Target Company;

"Liabilities" means all liabilities, duties and obligations of every description, whether deriving from contract, common law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained or disputed and whether owed or incurred severally or jointly or as principal or surety;

"LIBOR" means in respect of pounds sterling or euros or US dollars, the London inter-bank offered rate for three month deposits of the relevant currency quoted by the Financial Times in London on the first Business Day of each calendar quarter (or if no such rate is quoted on that day, on the first preceding day on which such a rate was quoted);

"Local Agreements" means the agreements for the sale and purchase of the Shares and/or Business Assets (and assumption of Business Liabilities) in particular jurisdictions;

"Local Purchasers" means the persons nominated pursuant to Clause 2.5 to purchase any of the Shares or the Business Assets (and assume the Business Liabilities);

"Long Stop Date" means 31st August 2004;

"Losses" means all losses, Liabilities, costs (including without limitation reasonable legal costs), charges and expenses;

"Material Adverse Change" means any materially adverse change or effect on the condition (financial or otherwise), turnover, results of operations, business, properties or assets of the Operations taken as a whole (not being an event affecting or likely to affect to a similar extent generally companies carrying on a similar business or businesses in the territories within which the Operations carry on business);

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                                     110

"Material Breach of Undertaking" means a breach in any material respect by the Principal Vendor of any of its undertakings in Clause 5.2 or Clause 6.3;

"Material Breach of Warranty" means:

(i) as of the date of this Agreement (except to the extent expressly made as of a specified date, in which case as of such specified date), any failure of the Warranties, to the extent the Warranties are qualified by materiality or material adverse effect, to be true and correct, and any failure of the Warranties, to the extent the Warranties are not so qualified, to be true and correct in all material respects; and

(ii) as of the Completion Date (except to the extent expressly made as of a specified date, in which case as of such specified date), (A) any failure of the Basic Warranties, to the extent the Basic Warranties are qualified by materiality or material adverse effect, to be true and correct, and any failure of the Basic Warranties, to the extent the Basic Warranties are not so qualified, to be true and correct in all material respects, and (B) any failure of the Non-Basic Warranties to be true and correct, except to the extent that the facts or matters as to which the Non-Basic Warranties are not true and correct as of such date (without giving effect to any qualifications as to materiality or material adverse effect set forth therein), individually or in the aggregate, do not have and would not be reasonably expected to have a Material Adverse Change;

"Material Contracts" bears the meaning given in paragraph 5.2.1 of Schedule 4;

"New Castle Consideration Shares" means 223,250 shares of common stock of the Purchaser (such number of shares to be appropriately adjusted in the event of any share split, stock combination, stock dividend or similar reclassification or other change applicable to shares of common stock of the Purchaser after the date of this Agreement and before the issuance of the New Castle Consideration Shares);

"New Castle Lab Lease" means the document in the Agreed Form AF14L;

"New Castle Lab Property" means the property which is the subject of the New Castle Lab Lease and which is located at 235 Cherry Lane, New Castle, Delaware, USA;

"New Castle Release Condition" means the first to occur of the following circumstances (i) and (ii):

(i)       the delivery to the Purchaser of all of:

          (a) a recordable original of the New Castle Lab Lease or a memorandum thereof, duly executed by the US Business Vendor and subject only to Permitted Encumbrances (as such term is defined in the New Castle Lab Lease);

          (b) a release of that certain mortgage ("Mortgage") held by Chase Manhattan International Limited ("CMIL") dated 30th June 1999 in the original amount of US$16,500,000 with respect to the New Castle Lab Property or a non-disturbance agreement from CMIL, in a form

                                  --------------------------------------------
                                  SCHEDULE 10 - Definitions and Interpretation
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                                     111

                    reasonably acceptable to the Purchaser, in respect of the New Castle Lab Lease; and

          (c) an opinion from Delaware counsel in a form acceptable to the Purchaser acting reasonably opining that the New Castle Lab Lease is valid and enforceable under the laws of the State of Delaware; or

(ii)      the occurrence of all of:

          (a) the receipt by the US Business Vendor of Subdivision Approval (as such term is defined in the New Castle Lab Lease);

          (b) a release of the Mortgage with respect to the New Castle Lab Property; and

          (c) the transfer of fee simple title to the New Castle Lab Property from the US Business Vendor to the Purchaser or a Local Purchaser in accordance with article II of the New Castle Lab Lease;

"Non-Basic Warranties" means the Warranties other than the Basic Warranties;

"Operations" means the Target Businesses and the operations and activities of the Target Companies;

"Overseas Employees" means all the persons employed by the Business Vendors (other than the US Employees and the UK Employees) wholly or mainly in connection with the Target Businesses at Completion (being as at 18th February 2004 those identified as such in the Employee List);

"Pension Deficit Reduction Adjustment Amount" bears the meaning given in paragraph 6.1 of Part 2 of Schedule 8;

"Permits" means all certificates, consents, licences, permits, authorisations, orders, warrants, confirmations, permissions and approvals by a Business Vendor or Target Company that are necessary for or used, held for use or intended to be used primarily in connection with the Operations;

"Permitted Encumbrances" means with respect to each parcel of Business
Property: (i) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Business Property which are not due and payable as of Completion, or which are being contested in good faith;
(ii) landlord's liens arising by operation of law in the ordinary course of business for sums which are not overdue; (iii) planning, building codes and other land use laws regulating the use or occupancy of such Business Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Business Property which are not violated by the current use or occupancy of such Business Property or the operation of the Target Businesses as currently conducted thereon; and (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Business Property which do not materially impair the continued use or occupancy of such Business Property in the operation of the Target Businesses as currently conducted thereon;

                                  --------------------------------------------
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                                  --------------------------------------------

"Plant and Equipment" means the fixed and loose plant and machinery, tools, Information Technology, office equipment, furniture, fittings and other personal property owned by the Business Vendors which at Completion is used primarily in connection with the Business including the assets described on the list in the Agreed Form AF2;

"Principal Vendor's Bank Account" means:

(i) in respect of payments to be made in Euros, the bank account of Avecia Limited with JP Morgan Chase Bank, Frankfurt, SWIFT code CHASDEFX, account number 6231400604 for account of JP Morgan Chase Bank, London, SWIFT code CHASGB2L, account number 23423205, for account of Avecia Limited;

(ii) in respect of payments to be made in pounds sterling, the bank account of Avecia Limited with JP Morgan Chase Bank, London, SWIFT code CHASGB2L, sort code 60-92-42, account number 23423207; and

(iii) in respect of payments to be made in US dollars, the bank account of Avecia Limited with JP Morgan Chase Bank, New York, SWIFT code CHASUS33, account number 001-0-962009 for account of JP Morgan Chase Bank, London, SWIFT code CHASGB2L, account number 23423211 for account of Avecia Limited, or in each case such other account as the Principal Vendor may have notified to the Purchaser at least 5 Business Days in advance of the relevant payment requiring to be made;

"Products List" means the list of biocides compounds set out in schedule 1 of the Regulatory Data Transfer and Access Agreement in the Agreed Form AF13B;

"Properties" means the Business Properties and the Target Companies
Properties;

"Property List" means the list of properties in the Agreed Form AF5;

"Property Owner" means, in relation to any Property, the relevant Business Vendor or Target Company named as its freehold or leasehold owner in the Property List;

"Purchase Price" mean the aggregate consideration payable for the Shares, the Target Businesses and the Business Assets under Clause 4;

"Purchaser's Counsel" means Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, USA - Attn: Robert I Townsend III;

"Purchaser's Group" means the Purchaser and any holding company of the Purchaser and any subsidiary of such holding company from time to time including after Completion the Target Companies;

"Recipient" bears the meaning given in Clause 8.1;

"Regulatory Data" means, in relation to a molecule used to make a product, or a product, information:

                                  --------------------------------------------
                                  SCHEDULE 10 - Definitions and Interpretation
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                                     113

(i) required to facilitate the making of an application for a regulatory approval (or to facilitate confirmation of legal compliance in order to be able to sell) or to maintain a regulatory approval (or confirmation of legal compliance in order to be able to sell) for that molecule or product; or

(ii) which relates to employee health and safety, hazard prevention and environmental protection and is required for the completion of safety data labelling and classification sheets, as well as such safety data, labelling and classification sheets;

"Relevant Period" means the period from 1st January 2004 to 31st December 2005 (both dates inclusive);

"Reporting Accountants" means a Chartered Accountant or firm of Chartered Accountants to be agreed by the Principal Vendor and the Purchaser within seven days of a notice by one to the other requiring such agreement or failing such agreement to be nominated on the application of either of them by or on behalf of the President for the time being of the Institute of Chartered Accountants in England and Wales;

"Scheduled Completion Date" shall be determined as follows:

(i) if the CP Satisfaction Date occurs before 2nd April 2004, the Scheduled Completion Date shall be 2nd April 2004;

(ii) if the CP Satisfaction Date occurs on 3rd April 2004, the Scheduled Completion Date shall be 5th April 2004;

(iii) if the CP Satisfaction Date occurs from 4th April 2004 to 7th April 2004 (inclusive), the Scheduled Completion Date shall be 8th April 2004;

(iv) if the CP Satisfaction Date occurs on 8th or 9th April 2004, the Scheduled Completion Date shall be 13th April 2004;

(v)       if the CP Satisfaction Date occurs after 9th April 2004 and:

          (a) is any day other than Friday, the Scheduled Completion Date shall be the next Friday that is a Business Day; or

          (b) is a Friday, the Scheduled Completion Date shall be the next Business Day;

"SEC" means the US Securities and Exchange Commission;

"Second Long Stop Date" means 31st October 2004;

"Securities Act" means the US Securities Act 1933, as amended;

"Senior Employee" means an employee of the Vendors' Group classified as being at Grade 33 or above or having an annual basic salary in excess of US$75,000;

"Settlement Date" means the date falling five Business Days after the Cash Determination Date, Completion Working Capital Determination Date, Intra-Group

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                                     114

Indebtedness Determination Date or Third Party Indebtedness Determination Date, whichever is the latest;

"Shares" means the shares in the capital of the Target Companies as specified in Part 1 of Schedule 2;

"Spanish Consideration Shares" means 111,625 shares of common stock of the Purchaser (such number of shares to be appropriately adjusted in the event of any share split, stock combination, stock dividend or similar reclassification or other change applicable to shares of common stock of the Purchaser after the date of this Agreement and before the Delayed Completion Date);

"Spanish Settlement Date" means the date falling five Business Days after the date the Completion Spanish Working Capital Statement is determined;

"Specified Warranties" means the Warranties set out in the following paragraphs of Schedule 4:

(i)       1 (Authority and Capacity);

(ii)      4.5 (Insolvency);

(iii)     8.1 (Title);

(iv)      8.3.4 (Ownership of Properties);

(v)       8.4.1 (Ownership of IP);

(vi)      8.7 (Target Companies' Assets and Activities);

"Spot Rate" means in respect of the conversion of any currency into US dollars, the foreign currency exchange rate notified to the UK Business Vendor by JP Morgan as the spot rate for such currency exchange in respect of the third last Business Day of the calendar month in which the Completion Date falls (being, for illustrative purposes 29th March 2004 in respect of a Completion Date of 31st March 2004);

"Stock" means the raw materials, stock-in-trade, work-in-progress, finished goods, suppliers, parts, spare parts and other inventories owned or agreed to be bought by the Business Vendors primarily in connection with the Business as at the close of business on the Effective Time;

"Target Businesses" means the operations and activities of the Business Vendors in conducting the Business as at and up to the Effective Time;

"Target Companies" means the companies identified in Schedule 2;

"Target Companies Cash" means, in relation to each Target Company, the amount of its Cash as set out in its cash ledger as at the Effective Time;

"Target Companies Creditors" means all trade and non-trade creditors of the Target Companies as at the Effective Time including balances due to the Vendors' Group, but excluding any item which falls to be included in calculating Intra-Group Indebtedness;

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                                     115

"Target Companies Debtors" means all trade and non trade debtors of the Target Companies as at the Effective Time including balances due from the Vendors' Group, but excluding any item which falls to be included in calculating Intra-Group Indebtedness;

"Target Companies Employees" means the persons employed by any of the Target Companies at Completion (being as at 18th February 2004 those identified as such in the Employee List);

"Target Companies Properties" means the freehold and leasehold properties and interests in real property in each case vested in the Target Companies at the date hereof and listed and identified as such in the Property List;

"Taxation" or "Tax" have the meaning given to them in the Tax Deed;

"Taxation Benefits" means any Taxation benefit or advantage or repayment of Taxation, including any loss, relief, allowance, exemption, set-off, deduction or credit available in the computation of any liability to Taxation;

"Tax Authority" has the meaning given to it in the Tax Deed;

"Tax Deed" means the deed of covenant in respect of Taxation in the Agreed Form AF7 to be entered into between the Principal Vendor and the Purchaser at Completion;

"Tax Return" bears the meaning given in the Tax Deed;

"Tax Warranties" means the Warranties set out at paragraph 7 of Schedule 4;

"Third Party Indebtedness" means the aggregate amount (including interest, prepayment penalties and other costs of discharge) as at the Effective Time of
(i) all outstanding loans and finance leases owing by the Target Companies to any third party other than a member of the Vendors' Group (ii) if applicable, finance leases owing by the Business Vendors to the extent that such leases fall within the definition of Contracts for the purposes of this Agreement but, in each case, excluding any item included in respect of such Completion in the calculation of Cash balances or Intra-Group Indebtedness or Completion Working Capital;

"Third Party Indebtedness Determination Date" means the date on which the process described in Part 2 of Schedule 3 for the agreement or determination of a Third Party Indebtedness Statement is complete;

"Third Party Indebtedness Statement" means the statement of Third Party Indebtedness to be prepared pursuant to Clause 4 in accordance with the provisions of Part 2 of Schedule 3 as agreed (or deemed to be agreed) or as finally determined in accordance with the relevant provisions of Schedule 3;

"Transaction Breakdown" means the document bearing that title in the Agreed Form AF6 and identifying in relation to each Transfer of Operations the Base Allocation, the Base Working Capital, the Estimated Cash, the Estimated Third Party Indebtedness, the Estimated Intra-Group Payables and the Estimated Intra-Group Receivables;

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                                     116

"Transfer of Operations" means, separately, each sale by a Vendor and each transfer to the Purchaser or a Local Purchaser of:

(i)       the Shares; and

(ii)      the Target Businesses;

"TUPE" means the Transfer of Undertakings (Protection of Employment) Regulations 1981, as amended;

"UK Business Vendor" means Avecia Limited, one of the Business Vendors;

"UK Employees" means all the persons employed by the UK Business Vendor wholly or mainly in connection with the Target Businesses as at Completion (being as at 18th February 2004 those identified as such in the Employee List);

"UK GAAP" means generally accepted accounting principles in the United Kingdom, consistently applied; "US Business Vendor" means Avecia Inc, one of the Business Vendors;

"US GAAP" means generally accepted accounting principles in the United States, consistently applied;

"US Employees" means all the persons employed by the US Business Vendor wholly or mainly in connection with the Business as at Completion (being as at 18th February 2004 those identified as such in the Employee List);

"VAT" means within the European Community such Tax as may be levied in accordance with (but subject to derogations from) the Directive 77/388/EEC and outside the European Community any Taxation levied by reference to added value or sales of goods or services;

"Vendors" means the Business Vendors, the Share Vendors and the Principal
Vendor;

"Vendors' Group" means the Principal Vendor and any holding company of the Principal Vendor and any subsidiary of such holding company from time to time but excluding for the purposes of the definitions of Intra-Group Payables, Intra-Group Receivables and Third Party Indebtedness, the Target Companies;

"Vendors' Solicitors" means Dickson Minto W.S., Royal London House, 22-25 Finsbury Square, London, EC2A 1DX; and

"Warranties" means the warranties contained in paragraph 8 of Part 5 of
Schedule 3 and in Schedule 4.

2.        INTERPRETATION

In this Agreement:

2.1. the masculine gender shall be deemed to include the feminine and neuter and the singular number shall be deemed to include the plural and vice versa;

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                                  SCHEDULE 10 - Definitions and Interpretation
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

                                     117

2.2. the Clause headings, use of bold or italic type and contents page are for convenience of reference only and shall not affect its construction or interpretation;

2.3. references to Recitals, Clauses, and Schedules are to the recitals and clauses of and the schedules to this Agreement and references to paragraphs are to the paragraphs of a Schedule;

2.4. reference to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute, provided that no such amendment, extension, consolidation replacement, order, regulation, instrument or other subordinate legislation made after the date of this Agreement shall increase the liability of any party;

2.5. references to persons shall include references to firms, corporations or unincorporated associations;

2.6. where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning;

2.7. the expressions "subsidiary", "holding company" and "group undertaking" shall have the same meanings in this Agreement as their respective definitions in the Companies Act 1985;

2.8. references to any English legal term or concept (including, without limitation, those for any action, remedy, method or judicial proceeding, document, statute, court official, governmental authority or agency) shall in respect of any jurisdiction other than England be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction; and

2.9 any reference to the date of this Agreement shall be construed as meaning 4th March 2004.

3.        CURRENCY CONVERSION

Any amount to be converted from one currency into a second currency for the purposes of the following provisions of this Agreement and the Tax Deed shall be converted into an equivalent amount at the Relevant Conversion Date at the Conversion Rate prevailing at the Relevant Conversion Date. The "Relevant Conversion Date" for the purposes of:

3.1. paragraphs 1.1 and 1.2 of Schedule 5 and paragraphs 3.2.1 and 5.8 of the Tax Deed shall be the date on which the relevant claim was made; and

3.2. paragraph 2 of Schedule 5 and paragraph 3.2.2 of the Tax Deed shall be the date(s) on which the Principal Vendor makes payment(s) in respect of the relevant claims.

In relation to the determination of the Cash, Third Party Indebtedness, Intra-Group Indebtedness and the Completion Working Capital, the Spot Rate shall apply as provided for in Part 1 of Schedule 3.

                                  --------------------------------------------
                                  SCHEDULE 10 - Definitions and Interpretation
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

                                     118

In relation to the calculation of Effects Sales and Product Margins, any sales not made in US dollars will be converted to US dollars at the rate adopted by the Purchaser for the purpose of its own audited accounts in respect of the year in question or such other rate as the Purchaser and the Principal Vendor acting reasonably shall agree.

4.        AVOIDANCE OF OVERLAP OF CERTAIN DEFINITIONS

The definitions of each component of the Business Assets stated above shall be deemed to exclude any item which falls within the definition of "Excluded Assets" and which would otherwise be included within such definitions.










                                  --------------------------------------------
                                  SCHEDULE 10 - Definitions and Interpretation
                                  --------------------------------------------

EXECUTED AS FOLLOWS:


Executed on behalf of
AVECIA INVESTMENTS LIMITED
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA HOLDINGS BV
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA UK HOLDINGS LIMITED
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA, INC.
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA KK
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA LIMITED
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA (SCDR) SARL
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA GMBH
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA SPAIN SL
by:
                               -----------------------------------------------
                               -----------------------------------------------
                               Attorney

Executed on behalf of
AVECIA ASIA PACIFIC PTE LIMITED
by:
                                ----------------------------------------------
                                ----------------------------------------------
                                Attorney

Executed on behalf of
AVECIA COMERCIAL E IMPORTADA LIMITADA
by:
                                ----------------------------------------------
                                ----------------------------------------------
                                Attorney

Executed on behalf of
DTBA LIMITED
by:
                                ----------------------------------------------
                                ----------------------------------------------
                                Attorney

Executed on behalf of
ARCH CHEMICALS, INC.
by:
                                ----------------------------------------------
                                ----------------------------------------------
                                Attorney/Duty Authorised Officer